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The Scotts Miracle-Gro Company

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The Scotts Miracle-Gro Company

Proxy Statement for 2012 Annual Meeting of Shareholders

14111 Scottslawn Road

Marysville, Ohio 43041

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held on Thursday, January 19, 2012

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of The Scotts Miracle-Gro Company (the “Company”) will be held at The Berger Learning Center, 14111 Scottslawn Road, Marysville, Ohio 43041, on Thursday, January 19, 2012, at 9:00 A.M. Eastern Time (the “Annual Meeting”), for the following purposes:

1. To elect four directors, each to serve for a three-year term expiring at the 2015 Annual Meeting of Shareholders.

2. To conduct an advisory vote on the compensation of the Company’s named executive officers.

3. To conduct an advisory vote on the frequency with which future advisory votes on executive compensation will occur.

4. To ratify the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2012.

5. To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

The Proxy Statement accompanying this Notice of Annual Meeting of Shareholders describes each of these items in detail. The Company has not received notice of any other matters that may be properly presented at the Annual Meeting.

Only shareholders of record at the close of business on Monday, November 28, 2011, the date established by the Company’s Board of Directors as the record date, are entitled to receive notice of, and to vote at, the Annual Meeting.

On or about December 9, 2011, the Company is first mailing to shareholders either: (1) a copy of the accompanying Proxy Statement, a form of proxy and the Company’s 2011 Annual Report or (2) a Notice of Internet Availability of Proxy Materials, which indicates how to access the Company’s proxy materials on the Internet.

Your vote is very important. Please vote as soon as possible even if you plan to attend the Annual Meeting.

By Order of the Board of Directors,

JAMES HAGEDORN

Chief Executive Officer

and Chairman of the Board

December 9, 2011

Proxy Statement for

Annual Meeting of Shareholders of

THE SCOTTS MIRACLE-GRO COMPANY

To Be Held on Thursday, January 19, 2012

Map/Directions to The Scotts Miracle-Gro Company Annual Meeting	Outside Back Cover

14111 Scottslawn Road

Marysville, Ohio 43041

PROXY STATEMENT

for

Annual Meeting of Shareholders

To Be Held on Thursday, January 19, 2012

GENERAL INFORMATION ABOUT VOTING

This Proxy Statement and the accompanying form of proxy are being furnished in connection with the solicitation of proxies on behalf of the Board of Directors (the “Board”) of The Scotts Miracle-Gro Company (the “Company”) for use at the Annual Meeting of Shareholders of the Company (the “Annual Meeting”) to be held at The Berger Learning Center, 14111 Scottslawn Road, Marysville, Ohio 43041, on Thursday, January 19, 2012, at 9:00 A.M. Eastern Time, and at any adjournment or postponement thereof. Should you wish to obtain directions to our corporate offices in order to attend the Annual Meeting and vote in person, please call us at (937) 644-0011. Directions to our corporate offices can also be found on the outside back cover page of this Proxy Statement.

Only holders of record of the Company’s common shares (the “Common Shares”) at the close of business on Monday, November 28, 2011 (the “Record Date”) are entitled to receive notice of and to vote at the Annual Meeting. As of the Record Date, there were 60,957,452 Common Shares outstanding. Holders of Common Shares as of the Record Date are entitled to one vote for each Common Share held. There are no cumulative voting rights.

Again this year, the Company is furnishing proxy materials over the Internet as permitted under the rules of the Securities and Exchange Commission (the “SEC”). Under these rules, many of the Company’s shareholders will receive a Notice of Internet Availability of Proxy Materials instead of a paper copy of the Notice of Annual Meeting of Shareholders, this Proxy Statement and the Company’s 2011 Annual Report. The Notice of Internet Availability of Proxy Materials contains instructions on how to access the proxy materials over the Internet and how shareholders can receive a paper copy of such materials. Shareholders who do not receive a Notice of Internet Availability of Proxy Materials will receive a paper copy of the proxy materials by mail. The Company believes this process will conserve natural resources and reduce the costs of printing and distributing proxy materials. Shareholders who receive a Notice of Internet Availability of Proxy Materials are reminded that the Notice itself is not a proxy card.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders To Be Held on January 19, 2012: The Notice of Annual Meeting of Shareholders, this Proxy Statement and the Company’s 2011 Annual Report are available at www.proxyvote.com. At www.proxyvote.com, shareholders can view the proxy materials, cast their vote and request to receive proxy materials in printed form by mail or electronically by e-mail on a going-forward basis.

If you received a copy of the proxy materials by mail, a form of proxy for use at the Annual Meeting was included. You may ensure your representation at the Annual Meeting by completing, signing, dating and promptly returning the form of proxy. A return envelope, which requires no postage if mailed in the United States, has been provided for your use. Alternatively, you may transmit your voting instructions electronically at www.proxyvote.com or by using the toll-free telephone number stated on the form of proxy or the Notice of Internet Availability of Proxy Materials. The deadline for transmitting voting instructions electronically or telephonically is 11:59 P.M. Eastern Time on January 18, 2012. The Internet and telephone voting procedures are designed to authenticate shareholders’ identities, allow shareholders to give voting instructions and confirm that such voting instructions have been properly recorded.

If you are a registered shareholder, you may revoke your proxy at any time before it is voted at the Annual Meeting by giving written notice of revocation to the Corporate Secretary of the Company, by revoking via the Internet site, by using the toll-free telephone number stated on the form of proxy or the Notice of Internet Availability of Proxy Materials and electing “revocation” as instructed or by attending the Annual Meeting and giving notice of revocation in person. You may also change your vote by: (1) executing and returning to the Company a later-dated form of proxy; (2) voting in person at the Annual Meeting; (3) submitting a later-dated electronic vote through the Internet site; or (4) voting by telephone at a later date. Attending the Annual Meeting will not, in and of itself, constitute revocation of a previously-appointed proxy.

If you hold your Common Shares in “street name” with a broker/dealer, financial institution or other nominee or holder of record, you are urged to carefully review the information provided to you by the holder of record. This information will describe the procedures you must follow in order to instruct the holder of record how to vote the “street name” Common Shares and how to revoke any previously-given voting instructions. If you do not provide voting instructions to your broker/dealer within the required time frame before the Annual Meeting, your Common Shares will not be voted by the broker/dealer on any matters considered non-routine, including the election of directors and the advisory votes on the compensation of the Company’s named executive officers and the frequency with which future advisory votes on executive compensation will occur. The broker/dealer will have discretion to vote your Common Shares on routine matters, such as the ratification of the selection of the Company’s independent registered public accounting firm.

The Company will bear the costs of soliciting proxies on behalf of the Board and tabulating your votes. The Company has retained Broadridge Financial Solutions, Inc. to assist in distributing the proxy materials. Directors, officers and certain employees of the Company may solicit your votes personally, by telephone, by e-mail or otherwise, in each case without additional compensation. If you provide voting instructions through the Internet, you may incur costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, which the Company will not reimburse. The Company will reimburse its transfer agent, Wells Fargo Shareowner Services, as well as broker/dealers, financial institutions and other custodians, nominees and fiduciaries for forwarding proxy materials to shareholders, according to certain regulatory fee schedules.

If you participate in The Scotts Company LLC Retirement Savings Plan (the “Retirement Savings Plan” or “RSP”) and Common Shares have been allocated to your account in the RSP, you are entitled to instruct the trustee of the RSP how to vote such Common Shares. You may receive your form of proxy with respect to your RSP Common Shares separately. If you do not give the trustee of the RSP voting instructions, the trustee will not vote such Common Shares at the Annual Meeting.

If you participate in The Scotts Miracle-Gro Company Discounted Stock Purchase Plan (the “Discounted Stock Purchase Plan”), you are entitled to vote the number of Common Shares credited to your custodial account. If you do not vote, the custodian under the Discounted Stock Purchase Plan will vote the Common Shares credited to your custodial account in accordance with any stock exchange or other rules governing the custodian in the voting of Common Shares held for customer accounts.

Under the Company’s Code of Regulations, the presence, in person or by proxy, of the holders of a majority of the outstanding Common Shares entitled to vote is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Common Shares represented by properly executed forms of proxy, including proxies reflecting abstentions, which are returned to the Company prior to the Annual Meeting or represented by properly authenticated voting instructions timely recorded through the Internet or by telephone will be counted toward the establishment of a quorum. Broker non-votes, where broker/dealers who hold their customers’ Common Shares in “street name” sign and submit proxies for such Common Shares but fail to vote on non-routine matters because they were not given instructions from their customers, are also counted for the purpose of establishing a quorum.

The results of shareholder voting at the Annual Meeting will be tabulated by or under the direction of the inspector of election appointed by the Board for the Annual Meeting.

Common Shares represented by properly executed forms of proxy returned to the Company prior to the Annual Meeting or represented by properly authenticated voting instructions timely recorded through the Internet or by telephone will be voted as specified by the shareholder. Common Shares represented by valid proxies timely received prior to the Annual Meeting that do not specify how the Common Shares should be voted will, to the extent permitted by applicable law, be voted FOR the election as directors of the Company of each of the four nominees of the Board listed below under the caption “PROPOSAL NUMBER 1 — ELECTION OF DIRECTORS”; FOR approval, on an advisory basis, of the compensation of the Company’s named executive officers as proposed below under the caption “PROPOSAL NUMBER 2 — ADVISORY VOTE ON THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS (“SAY-ON-PAY”)”; for the option of every ONE YEAR as the preferred frequency with which future advisory votes on executive compensation will occur as proposed below under the caption “PROPOSAL NUMBER 3 — ADVISORY VOTE ON THE FREQUENCY WITH WHICH FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION WILL OCCUR”; and FOR the ratification of the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2012 as described below under the caption “PROPOSAL NUMBER 4 —RATIFICATION OF THE SELECTION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.” No appraisal rights exist for any action proposed to be taken at the Annual Meeting.

THE BOARD OF DIRECTORS

Current Composition

There are currently 12 individuals serving on the Board, which is divided into three staggered classes, with each class serving three-year terms. The Class II directors hold office for terms expiring at the Annual Meeting, the Class III directors hold office for terms expiring in 2013 and the Class I directors hold office for terms expiring in 2014.

Diversity

The Board believes that diversity is one of many important considerations in board composition. When considering candidates for the Board, the Governance and Nominating Committee (the “Governance Committee”) evaluates the entirety of each candidate’s credentials, including factors such as diversity of background, experience, skill, age, race and gender, as well as each candidate’s judgment, strength of character and specialized knowledge. Although the Board does not have a specific diversity policy, the Governance Committee evaluates the current composition of the Board to ensure that the directors reflect a diverse mix of skills, experiences, backgrounds and opinions. Depending on the current composition of the Board, the Governance Committee may weigh certain factors, including those relating to diversity, more or less heavily when evaluating a potential candidate.

The Governance Committee believes that the Company’s current directors, as a group, reflect the diverse mix of skills, experiences, backgrounds and opinions necessary to foster an effective decision-making environment and promote the Company’s culture. Board member experiences cover a wide range of industries, including consumer products, manufacturing, technology, financial services, media, insurance, regulatory and consulting. Three of the twelve current directors are women, each of whom chairs one of the Board’s standing committees — the Audit Committee (Stephanie M. Shern), the Finance Committee (Nancy G. Mistretta) and the Innovation & Technology Committee (Katherine Hagedorn Littlefield).

Experiences, Skills and Qualifications

The Governance Committee is responsible for identifying candidates qualified to become directors and recommending director nominees to the Board. As noted above, when considering candidates for the Board, the Governance Committee evaluates the entirety of each candidate’s credentials and does not have any specific eligibility requirements or minimum qualifications that candidates must meet. In general, as the Company’s Corporate Governance Guidelines indicate, directors are expected to have the education, business experience and current insight necessary to contribute to the Board’s performance of its functions, the interest and time available to be adequately involved with the Company over a period of years, and the functional skills, corporate leadership, diversity, international experience and other attributes that the Board believes will contribute to the development and expansion of the Board’s knowledge and capabilities.

Set forth below is a general description of the types of experiences the Board and the Governance Committee believe to be particularly relevant to the Company:

•

Leadership Experience — Directors who have demonstrated significant leadership experience over an extended period of time, especially current and former chief executive officers, provide the Company with valuable insights that can only be gained through years of managing complex organizations. These individuals understand both the day-to-day operational responsibilities facing senior management and the role directors play in overseeing the affairs of large organizations. Eight of the twelve members of the Board are current or former chief executive officers, and nearly every current director has significant leadership experience.

•

Innovation and Technology Experience — Given the Company’s continued focus on driving innovation, directors with innovation and technology experience add significant value to the Board. As one of the few companies with an Innovation & Technology Committee, this is particularly important to the Company’s overall success.

•	International Experience — Directors with experience in markets outside the United States bring valuable knowledge to the Company as it expands its footprint in international markets.

•

Marketing/Consumer Industry Experience — Directors with experience identifying, developing and marketing new and existing consumer products bring valuable skills that can have a positive impact on the Company’s operational results. Directors with experience dealing with consumers understand consumer needs and wants, recognize products and marketing/advertising campaigns that are most likely to resonate with consumers and are able to identify potential changes in consumer trends and buying habits.

•	Retail Experience — Directors with significant retail experience bring valuable insights that can greatly assist the Company in managing its relationships with its largest retail customers.

•

Financial Experience — Directors with an understanding of accounting, finance and financial reporting processes, particularly as they relate to a large, complex business, are critical to the Company. Accurate financial reporting is a cornerstone of the Company’s success, and directors with financial expertise help to provide effective oversight of the Company’s financial measures and processes.

A description of the most relevant experiences, skills, attributes and qualifications that qualify each director to serve as a member of the Board is included in his or her biography.

Leadership Structure

The Company’s governance documents provide the Board with flexibility to select the leadership structure that is most appropriate for the Company and its shareholders. The Board regularly evaluates the Company’s leadership structure and has concluded that the Company and its shareholders are best served by not having a formal policy regarding whether the same individual should serve as both Chairman of the Board and Chief Executive Officer (“CEO”). This approach allows the Board to elect the most qualified director as Chairman of the Board, while maintaining the ability to separate the Chairman of the Board and CEO roles when necessary.

Currently, the Company is led by James Hagedorn, who has served as CEO since May 2001 and as Chairman of the Board since January 2003. The Board believes that combining the roles of Chairman of the Board and CEO is in the best interests of the Company and its shareholders at this time as it takes advantage of the talent and experience of Mr. Hagedorn. The Board’s decision to appoint Mr. Hagedorn to lead the Company is supported by the Company’s success and track record of innovation since the time of Mr. Hagedorn’s appointment.

In addition to Mr. Hagedorn, the Board is comprised of 11 non-employee directors, 10 of whom also qualify as independent. In accordance with the Company’s Corporate Governance Guidelines and applicable sections of the New York Stock Exchange (“NYSE”) Listed Company Manual (the “NYSE Rules”), the non-employee directors of the Company regularly meet in executive session. These meetings allow non-employee directors to discuss issues of importance to the Company, including the business and affairs of the Company as well as matters concerning management, without any member of management present. In addition, the independent directors of the Company meet in executive session at least once a year and more frequently as matters appropriate for their consideration arise.

The directors have elected Carl F. Kohrt, Ph.D. to serve as the Company’s Lead Independent Director each year since 2009. As Lead Independent Director, Dr. Kohrt:

•	has the ability to call meetings of independent and/or non-employee directors;

•	presides at all meetings of non-employee and/or independent directors;

•	consults with the Chairman of the Board and CEO with respect to appropriate agenda items for meetings of the Board;

•	serves as a liaison between the Chairman of the Board and the independent directors;

•	approves the retention of outside advisors and consultants who report directly to the Board on critical issues;

•	can be contacted directly by shareholders; and

•	performs such other duties as the Board may delegate from time to time.

Finally, the Board has established five standing committees to assist with its oversight responsibilities: (1) the Audit Committee; (2) the Compensation and Organization Committee (the “Compensation Committee”); (3) the Finance Committee; (4) the Governance and Nominating Committee; and (5) the Innovation & Technology Committee. Each of the Audit, Compensation and Governance Committees is comprised entirely of independent directors, and all of the Board’s committees, with the exception of the Innovation & Technology Committee, are chaired by independent directors.

The Board believes that its current leadership structure — including combined Chairman of the Board and CEO roles, 10 out of 12 independent directors, a Lead Independent Director, key committees comprised solely of independent directors and committees chaired primarily by independent directors — provides an appropriate balance among strategy development, operational execution and independent oversight and is therefore in the best interests of the Company and its shareholders.

Board Role in Risk Oversight

It is management’s responsibility to develop and implement the Company’s strategic plans and to identify, evaluate, manage and mitigate the risks inherent in those plans. It is the Board’s responsibility to oversee the Company’s strategic plans and to ensure that management is taking appropriate action to identify, manage and mitigate the associated risks. The Board administers its risk oversight responsibilities both through active review and discussion of enterprise-wide risks and by delegating certain risk oversight responsibilities to committees for further consideration and evaluation. The decision to administer the Board’s oversight responsibilities in this manner has a key effect on the Board’s leadership and committee structure.

Because the roles of Chairman of the Board and CEO are currently combined, to ensure proper oversight of management and the potential risks facing the Company, the directors annually elect a Lead Independent Director. In addition, the Board is comprised of predominantly independent directors and all members of the Board’s key committees — the Audit, Compensation and Governance Committees — are independent. This system of checks and balances helps to ensure that key decisions made by the Company’s most senior management, up to and including the CEO, are reviewed and overseen by independent directors of the Board.

In some cases, risk oversight is addressed by the full Board as part of its engagement with the CEO and other members of senior management. For example, the full Board conducts a comprehensive annual review of the Company’s overall strategic plan and the plans for each of the Company’s business units, including associated risks. To that end, management provides the Board with periodic reports regarding the significant risks facing the Company and how the Company is seeking to control or mitigate those risks. The Board also has responsibility for ensuring that the Company maintains appropriate succession plans for its senior officers and conducts an annual review of succession planning.

In other cases, the Board has delegated risk management oversight responsibilities to certain committees, each of which reports regularly to the full Board. The Audit Committee oversees the Company’s compliance with legal and regulatory requirements and its overall risk management process. It also shares oversight responsibility for financial risks with the Finance Committee. As part of its oversight role, the Audit Committee regularly reviews risks relating to the Company’s key accounting policies and receives reports regarding the Company’s most significant internal controls and compliance risks from the Company’s Chief Financial Officer as well as its internal auditors. Representatives of the Company’s independent registered public accounting firm attend each Audit Committee meeting, regularly make presentations to the Audit Committee and comment on management presentations. In addition, the Company’s Chief Financial Officer and internal auditors, as well as representatives of the Company’s independent registered public accounting firm, individually meet in private session with the Audit Committee on a regular basis, affording ample opportunity to raise any concerns with respect to the Company’s risk management practices.

The Compensation Committee oversees risks relating to the Company’s compensation programs and practices. As discussed in more detail in the section captioned “Our Compensation Practices — Role of Outside Consultants” within the Compensation Discussion and Analysis, the Compensation Committee employs an independent compensation consultant to assist it in reviewing the Company’s compensation programs, including the potential risks created by and other impacts of these programs.

Finally, the Governance Committee oversees issues related to the Company’s governance structure and other corporate governance matters and processes, as well as non-financial risks and compliance matters. In addition, the Governance Committee is charged with overseeing compliance with the Company’s Related Person Transaction Policy. The Governance Committee regularly reviews the Company’s key corporate governance documents, including the Corporate Governance Guidelines, the Related Person Transaction Policy and the Insider Trading Policy, to ensure they remain in compliance with the changing legal and regulatory environment and appropriately enable the Board to fulfill its oversight responsibilities.

PROPOSAL NUMBER 1

ELECTION OF DIRECTORS

At the Annual Meeting, four Class II directors will be elected. The four individuals currently serving as Class II directors — Alan H. Barry, Thomas N. Kelly Jr., Carl F. Kohrt, Ph.D. and John S. Shiely — have been nominated by the Board for election as directors at the Annual Meeting. The nomination of each individual was recommended to the Board by the Governance Committee.

The individuals elected as Class II directors at the Annual Meeting will hold office for a three-year term expiring at the 2015 Annual Meeting of Shareholders and until their respective successors are duly elected and qualified, or until their earlier death, resignation or removal. The individuals designated as proxy holders in the form of proxy intend to vote the Common Shares represented by the proxies received under this solicitation for the Board’s nominees, unless otherwise instructed on the form of proxy or through the telephone or Internet voting procedures. The Board has no reason to believe that any of the nominees will be unable or unwilling to serve as a director of the Company if elected. If any nominee becomes unable to serve or for good cause will not serve as a candidate for election as a director, then the individuals designated as proxy holders reserve full discretion to vote the Common Shares represented by the proxies they hold for the election of the remaining nominees and for the election of any substitute nominee designated by the Board following recommendation by the Governance Committee. The individuals designated as proxy holders cannot vote for more than four nominees for election as Class II directors at the Annual Meeting.

The following information, as of November 28, 2011, with respect to the age, principal occupation or employment, other affiliations and business experience of each director or nominee for election as a director, has been furnished to the Company by each such director or nominee.

Nominees Standing for Election to the Board of Directors

Class II — Terms to Expire at the 2015 Annual Meeting

Alan H. Barry, age 68, Director of the Company since 2009

On April 8, 2009, the Board, upon the recommendation of the Governance Committee, appointed Mr. Barry as a member of the Board to fill an existing vacancy in Class II. Mr. Barry was recommended by Mark R. Baker, the Company’s President and Chief Operating Officer at that time. Mr. Barry is the former President and Chief Operating Officer of Masco Corporation (“Masco”), a manufacturer, distributor and installer of home improvement and building products, a position he held from April 2003 until his retirement in December 2007. Mr. Barry began his career at Masco in 1972. Mr. Barry serves as a director of two privately-held companies: IPS Corporation and H.W. Kaufman Financial Group, Inc.

As the former President and Chief Operating Officer of Masco, Mr. Barry brings significant leadership and marketing experience to the Board. His more than 35 years of experience at Masco, which emphasizes brand name products and services holding leadership positions in their markets, enable him to advise the Board on key brand-related strategies and initiatives. His current service as a director of H.W. Kaufman Financial Group, Inc. also provides him with extensive financial experience.

Committee Memberships: Audit; Finance

Thomas N. Kelly Jr., age 64, Director of the Company since 2006

Mr. Kelly served as Executive Vice President, Transition Integration of Sprint Nextel Corporation, a global communications company, from December 2005 until April 2006. He served as the Chief Strategy Officer of Sprint Nextel Corporation from August 2005 until December 2005. He served as the Executive Vice President and Chief Operating Officer of Nextel Communications, Inc., which became Sprint Nextel Corporation, from February 2003 until August 2005, and as Executive Vice President and Chief Marketing Officer of Nextel Communications, Inc. from 1996 until February 2003.

Having served at various times as Chief Strategy Officer, Chief Operating Officer and Chief Marketing Officer of large communications companies, Mr. Kelly brings an extensive skill set to the boardroom. His blend of leadership, innovation and technology, international, marketing/consumer industry and financial experience make him a key advisor to the Board on a full range of consumer and strategy-related matters.

Committee Membership: Compensation (Chair)

Carl F. Kohrt, Ph.D., age 67, Director of the Company since 2008

Dr. Kohrt served as President and Chief Executive Officer of Battelle Memorial Institute (“Battelle”), a non-profit charitable trust headquartered in Columbus, Ohio, from October 15, 2001 until his retirement on December 31, 2008. Battelle is an international science and technology enterprise that explores emerging areas of science, develops and commercializes technology and manages laboratories for customers. Dr. Kohrt served as a director of one other public company, Kinetic Concepts, Inc., until its sale in 2011. He also has served as a director of numerous private and non-profit entities and is currently a Trustee of Furman University and of the Woodrow Wilson National Fellowship Foundation.

Given the Company’s continued focus on driving innovation, Dr. Kohrt’s considerable innovation and technology experience, developed during his tenure as Chief Executive Officer of Battelle, his more than 29 years at Eastman Kodak Company (where he last served as Chief Technical Officer), and as a lifelong research scientist, has proven extremely valuable to the Board. Dr. Kohrt also possesses extensive international experience, having lived in China while serving as the Executive Vice President and General Manager of Greater Asia at Eastman Kodak Company. Dr. Kohrt’s leadership experience has also proven valuable in his role as the Company’s Lead Independent Director.

Committee Memberships: Compensation; Innovation & Technology

John S. Shiely, age 59, Director of the Company since 2007

Mr. Shiely served as Chief Executive Officer of Briggs & Stratton Corporation (“Briggs & Stratton”), a manufacturer of small, air-cooled engines for lawn and garden and other outdoor power equipment and a producer of lawn mowers, generators and pressure washers in the United States, from July 1, 2001 until his retirement on December 31, 2009. He was appointed as a director of Briggs & Stratton in 1994, and served as Chairman of the Board from 2003 through October 20, 2010. Mr. Shiely currently serves as a director of one other public company, Quad/Graphics, Inc., where he is a member of the Audit Committee and chair of the Compensation Committee. He also serves as a director of numerous privately-held and charitable companies, including Cleveland Rock and Roll, Inc. (the corporate board of the Rock and Roll Hall of Fame and Museum) and

Children’s Hospital and Health System Foundation, Inc. Mr. Shiely served as a director of Marshall & Ilsley Corporation from 1999 until its acquisition by BMO Financial Group in July 2011 and currently serves as a director of BMO Financial Corp. (Harris Bank).

As the former Chief Executive Officer and Chairman of the Board of Briggs & Stratton, Mr. Shiely brings substantial leadership, marketing/consumer industry and financial experience to the Board. His extensive experience managing a large manufacturing and marketing company makes him a particularly valuable advisor to the Board in those areas, as well as in the area of corporate governance, which he studied in the graduate program at Harvard Law School in 2010.

Committee Memberships: Compensation; Governance (Chair)

Directors Continuing in Office

Class III — Terms to Expire at the 2013 Annual Meeting

Joseph P. Flannery, age 79, Director of the Company since 1987

Mr. Flannery has served as President, Chief Executive Officer and Chairman of the Board of Directors of Uniroyal Holding, Inc., an investment management company, since 1986. He served as a director of ArvinMeritor, Inc. from 1991 through 2007.

As Chief Executive Officer and Chairman of the Board of Directors at Uniroyal Holding, Inc., Mr. Flannery brings extensive leadership and financial experience to the Board. Having served on the Board for more than 20 years, Mr. Flannery also has significant marketing/consumer industry experience and is able to advise the Board on a variety of strategic and business matters.

Mr. Flannery, who is 79, was last re-elected to the Board at the 2010 Annual Meeting of Shareholders. The Company’s Corporate Governance Guidelines indicate that, in general, a director should not stand for re-election once he or she has reached the age of 72, but provide the Board with flexibility to nominate a director who is age 72 or older based on individual circumstances. The Board determined to nominate Mr. Flannery for re-election to the Board in 2010 based on his significant leadership experience and more than 20-year history with the Company.

Committee Memberships: Compensation; Governance

Adam Hanft, age 61, Director of the Company since 2010

Mr. Hanft is the founder and Chief Executive Officer of Hanft Projects LLC, a strategic consultancy that provides marketing advice and insight to leading consumer and business-to-business companies as well as many leading digital brands. He writes broadly about the consumer culture for numerous publications and is the co-author of “Dictionary of the Future.” He is also a frequent commentator on marketing and branding issues. Prior to starting Hanft Projects LLC, Mr. Hanft served as founder and Chief Executive Officer of Hanft Unlimited, Inc., a marketing organization created in 2004 that included an advertising agency, strategic consultancy and custom-publishing operation.

As the Chief Executive Officer of Hanft Projects LLC, Mr. Hanft brings his extensive leadership, marketing/consumer industry and innovation and technology experience to the Board. His knowledge of the consumer marketplace, media and current branding initiatives has proven particularly valuable.

Committee Memberships: Governance; Innovation & Technology

Stephen L. Johnson, age 60, Director of the Company since 2010

Mr. Johnson is the President and Chief Executive Officer of Stephen L. Johnson and Associates Strategic Consulting, LLC (“Johnson and Associates”), a strategic provider of business, research and financial management and consulting services formed in 2009. Prior to forming Johnson and Associates, Mr. Johnson worked for the U.S. Environmental Protection Agency for 30 years, where he became the first career employee and scientist to serve as Administrator, a position he held from January 2005 through January 2009. Mr. Johnson serves as a director of two privately-held companies: FlexEnergy Inc. and M2 Renewables, Inc., and as a Trustee of Taylor University.

As President and Chief Executive Officer of Johnson and Associates and the former Administrator of the U.S. Environmental Protection Agency, as well as a lifelong scientist, Mr. Johnson brings considerable leadership and innovation and technology experience to the Board. His appointment also filled a need for both regulatory and environmental expertise that was identified by the Governance Committee.

Committee Memberships: Governance; Innovation & Technology

Katherine Hagedorn Littlefield, age 56, Director of the Company since 2000

Ms. Littlefield is the Chair of Hagedorn Partnership, L.P. She also serves on the board for the Hagedorn Family Foundation, Inc., a charitable organization. She is the sister of James Hagedorn, the Company’s CEO and Chairman of the Board.

As the Chair of Hagedorn Partnership, L.P., the Company’s largest shareholder, Ms. Littlefield brings a strong shareholder voice to the boardroom. She also has significant innovation and technology experience, having served on the Company’s Innovation & Technology Committee since its formation in May 2004.

Committee Memberships: Finance; Innovation & Technology (Chair)

Class I — Terms to Expire at the 2014 Annual Meeting

James Hagedorn, age 56, Director of the Company since 1995 and Chairman of the Board since 2003

Mr. Hagedorn has served as CEO of the Company since May 2001 and Chairman of the Board since January 2003. In addition to serving as CEO and Chairman of the Board, he served as President of the Company from November 2006 until October 2008, and from May 2001 until December 2005. Mr. Hagedorn is the brother of Katherine Hagedorn Littlefield, a director of the Company.

Having joined both the Company and the Board in 1995, and having served as CEO for over a decade and Chairman of the Board for nearly as long, Mr. Hagedorn has more working knowledge of the Company and its products than any other individual. During his career at the Company, Mr. Hagedorn has developed extensive leadership, international, and marketing/consumer industry experience that has proven invaluable as he leads the Board through a wide range of issues.

Committee Memberships: None at this time

William G. Jurgensen, age 60, Director of the Company since 2009

Mr. Jurgensen served as a director for and Chief Executive Officer of Nationwide Mutual Insurance Company and Nationwide Financial Services, Inc. (collectively, “Nationwide”), leading providers of diversified insurance and financial services, from May 2000 until February 2009. During that time, he also served as a director for and Chief Executive Officer of several other companies within the Nationwide enterprise, which is comprised of Nationwide Financial Services, Inc., Nationwide Mutual Insurance Company, Nationwide Mutual Fire Insurance Company and all of their respective subsidiaries and affiliates. He currently serves as a member of the Human Resources and Nominating and Governance Committees of ConAgra Foods, Inc., where he has been a director since August 2002.

As the former Chief Executive Officer of Nationwide, Mr. Jurgensen has extensive leadership and financial experience, particularly in the areas of risk assessment and strategic development. His knowledge of Ohio business, civic and government affairs has also proven valuable to the Board.

Committee Memberships: Audit; Governance

Nancy G. Mistretta, age 57, Director of the Company since 2007

Ms. Mistretta is a retired partner of Russell Reynolds Associates (“Russell Reynolds”), an executive search firm, where she served as a partner from February 2005 until June 2009. She was a member of Russell Reynolds’ Not-For-Profit Sector and was responsible for managing executive officer searches for many large philanthropies, with a special focus on educational searches for presidents, deans and financial officers. Based in New York, New York, she was also active in the CEO/Board Services Practice of Russell Reynolds. Prior to joining Russell Reynolds, Ms. Mistretta was with JPMorgan Chase & Co. and its heritage institutions (collectively, “JPMorgan”) for 29 years and served as a Managing Director in Investment Banking from 1991 to 2005. She also serves on the New York Advisory Board of The Posse Foundation, Inc.

Throughout her nearly 30-year career at JPMorgan, Ms. Mistretta has demonstrated a broad base of leadership, international, marketing/consumer industry, retail and financial experience, including through roles as Managing Director responsible for Investment Bank Marketing and Communications, industry head responsible for the Global Diversified Industries group and industry head responsible for the Diversified, Consumer Products and Retail Industries group. Her financial experience is particularly valuable to the Board in her position as Chair of the Finance Committee.

Committee Memberships: Audit; Finance (Chair)

Stephanie M. Shern, age 63, Director of the Company since 2003

Mrs. Shern operated Shern Associates LLC, a retail consulting and business advisory firm, from February 2002 until 2011. From 1995 to April 2001, Mrs. Shern was the Vice Chairman and Global Director of Retail and Consumer Products for Ernst & Young LLP, and prior thereto was a partner at Ernst & Young serving various clients in the retail and consumer sectors. Mrs. Shern is a CPA and a member of the American Institute of CPAs and the New York State Society of CPAs. Mrs. Shern is currently a director and member of the Audit and Remuneration Committees of Koninklijke Ahold N.V. (Royal Ahold) and a director, member of the Compensation Committee and Chair of the Audit Committee of GameStop Corp., where she also serves as the lead independent director. During the past five years, Mrs. Shern has served as a director of CenturyLink, Inc.; Embarq Corporation; Sprint Nextel Corporation; and Nextel Communications, Inc.

Having spent a significant portion of her nearly 40-year career focused on retail and consumer industries in both the United States and abroad, Mrs. Shern has vast leadership, international, marketing/consumer industry and retail experience. In addition, as a CPA and member of the Audit Committee of both GameStop Corp. (where she serves as Chair) and Koninklijke Ahold N.V. (Royal Ahold), Mrs. Shern has extensive financial experience. This experience has proven valuable to the Board, where Mrs. Shern serves as Chair of the Audit Committee and as the “audit committee financial expert,” as that term is defined in the applicable rules and regulations of the SEC.

Committee Membership: Audit (Chair)

Recommendation and Vote

Under Ohio law and the Company’s Code of Regulations, the four nominees for election as Class II directors receiving the greatest number of votes FOR election will be elected as directors of the Company. Common Shares represented by properly executed and returned forms of proxy or properly authenticated voting instructions recorded through the Internet or by telephone will be voted FOR the election of the Board’s nominees, unless authority to vote for one or more of the nominees is withheld. Common Shares as to which the authority to vote is withheld and Common Shares represented by broker non-votes will not be counted toward the election of directors or toward the election of the individual nominees of the Board, as applicable.

YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF ALL OF THE ABOVE-NAMED CLASS II DIRECTOR NOMINEES.

MEETINGS AND COMMITTEES OF THE BOARD

Meetings of the Board and Board Member Attendance at Annual Meeting of Shareholders

The Board held seven meetings during the fiscal year ended September 30, 2011 (the “2011 fiscal year”). Each Board member attended at least 75% of the aggregate number of Board and applicable Board committee meetings during the 2011 fiscal year.

Although the Company does not have a formal policy requiring Board members to attend annual shareholder meetings, the Company encourages all directors to attend each such annual meeting. All of the directors attended the Company’s last Annual Meeting of Shareholders held on January 20, 2011.

Committees of the Board

The Board has established five standing committees to assist with its oversight responsibilities: (1) the Audit Committee; (2) the Compensation and Organization Committee; (3) the Finance Committee; (4) the Governance and Nominating Committee; and (5) the Innovation & Technology Committee. Membership on each of these committees, as of November 28, 2011, is shown in the following chart:

Audit	Compensation and Organization	Finance	Governance and Nominating	Innovation & Technology
Stephanie M. Shern	Thomas N. Kelly Jr.	Nancy G. Mistretta	John S. Shiely	Katherine Hagedorn
(Chair)	(Chair)	(Chair)	(Chair)	Littlefield (Chair)
Alan H. Barry	Joseph P. Flannery	Alan H. Barry	Joseph P. Flannery	Adam Hanft
William G. Jurgensen	Carl F. Kohrt, Ph.D.	Katherine Hagedorn	Adam Hanft	Stephen L. Johnson
Nancy G. Mistretta	John S. Shiely	Littlefield	Stephen L. Johnson	Carl F. Kohrt, Ph.D.
William G. Jurgensen

Audit Committee

The Audit Committee, which was established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), is organized and conducts its business pursuant to a written charter adopted by the Board. A copy of the Audit Committee charter is posted under the “Corporate Governance” link on the Company’s Internet website at http://investor.scotts.com. At least annually, in consultation with the Governance Committee, the Audit Committee evaluates its performance, reviews and assesses the adequacy of its charter and recommends to the Board any proposed changes thereto as may be necessary or desirable.

The Audit Committee is responsible for: (1) overseeing the accounting and financial reporting processes of the Company, including the audits of the Company’s consolidated financial statements; (2) appointing, compensating and overseeing the work of the independent registered public accounting firm employed by the Company; (3) establishing procedures for the receipt, retention and treatment of complaints received by the

Company regarding accounting, internal accounting controls, auditing matters or other compliance matters; (4) assisting the Board in its oversight of: (a) the integrity of the Company’s consolidated financial statements, (b) the Company’s compliance with applicable laws, rules and regulations, including applicable NYSE Rules, (c) the independent registered public accounting firm’s qualifications and independence and (d) the performance of the Company’s internal audit function; and (5) undertaking the other matters required by applicable NYSE Rules as well as the rules and regulations of the SEC (the “SEC Rules”). Pursuant to its charter, the Audit Committee has the authority to engage and compensate such independent counsel and other advisors as the Audit Committee deems necessary to carry out its duties.

The Board has determined that each member of the Audit Committee satisfies the applicable independence requirements set forth in the NYSE Rules and under Rule 10A-3 promulgated by the SEC under the Exchange Act. The Board believes each member of the Audit Committee is qualified to discharge his or her duties on behalf of the Company and its subsidiaries and satisfies the financial literacy requirement of the NYSE Rules. The Board has determined that Stephanie M. Shern qualifies as an “audit committee financial expert” as that term is defined in the applicable SEC Rules. None of the members of the Audit Committee serves on the audit committee of more than two other public companies.

The Audit Committee met 11 times during the 2011 fiscal year.

The Audit Committee report begins on page 59.

Compensation and Organization Committee

The Compensation Committee is organized and conducts its business pursuant to a written charter adopted by the Board. A copy of the Compensation Committee charter is posted under the “Corporate Governance” link on the Company’s Internet website located at http://investor.scotts.com. At least annually, in consultation with the Governance Committee, the Compensation Committee evaluates its performance, reviews and assesses the adequacy of its charter and recommends to the Board any proposed changes thereto as may be necessary or desirable.

The Compensation Committee has responsibility for determining all elements of executive compensation and benefits for our CEO and other key executives of the Company and its subsidiaries, including the executive officers named in the Summary Compensation Table (the “NEOs”). As part of this process, the Compensation Committee determines the general compensation philosophy applicable to these individuals. In addition, the Compensation Committee advises the Board regarding executive officer organizational issues and succession plans. The Compensation Committee also acts upon all matters concerning, and exercises such authority as is delegated to it under the provisions of, any benefit or retirement plan maintained by the Company, and serves as the committee administering The Scotts Miracle-Gro Company Amended and Restated 1996 Stock Option Plan (the “1996 Stock Option Plan”), The Scotts Miracle-Gro Company Amended and Restated 2003 Stock Option and Incentive Equity Plan (the “2003 Equity Plan”), The Scotts Miracle-Gro Company Amended and Restated 2006 Long-Term Incentive Plan (the “2006 Long-Term Plan”), The Scotts Company LLC Amended and Restated Executive Incentive Plan (the “EIP”) and the Discounted Stock Purchase Plan.

Pursuant to its charter, the Compensation Committee has authority to retain special counsel, compensation consultants and other experts or consultants as it deems appropriate to carry out its functions and to approve the fees and other retention terms of any such counsel, consultants or experts. During the 2011 fiscal year, the Compensation Committee engaged an independent consultant from Frederic W. Cook & Co. (“Fred Cook & Co.”) to advise the Compensation Committee with respect to market practices and competitive trends in the area of executive compensation, as well as ongoing legal and regulatory considerations. The consultant provided guidance to assist the Compensation Committee in determining compensation for the CEO, the other NEOs and other key management employees. Fred Cook & Co. did not provide consulting services directly to management. The role of Fred Cook & Co. is further described in the section captioned “Our Compensation Practices — Role of Outside Consultants” within the Compensation Discussion and Analysis.

The Board has determined that each member of the Compensation Committee satisfies the applicable independence requirements set forth in the NYSE Rules and qualifies as an outside director for purposes of § 162(m) of the Internal Revenue Code of 1986, as amended (the “IRC”), and as a non-employee director for purposes of Rule 16b-3 under the Exchange Act.

The Compensation Committee met eight times during the 2011 fiscal year.

The Compensation Discussion and Analysis begins on page 22. The Compensation Committee Report appears on page 36.

Finance Committee

The Finance Committee is organized and conducts its business pursuant to a written charter adopted by the Board. A copy of the Finance Committee charter is posted under the “Corporate Governance” link on the Company’s Internet website located at http://investor.scotts.com. At least annually, in consultation with the Governance Committee, the Finance Committee evaluates its performance, reviews and assesses the adequacy of its charter and recommends to the Board any proposed changes thereto as may be necessary or desirable.

The Finance Committee oversees the financial strategies and policies of the Company and its subsidiaries. In discharging its duties, the Finance Committee: (1) reviews investments, stock repurchase programs and dividend payments; (2) oversees cash management and corporate financing matters; and (3) oversees the Company’s acquisition and divestiture strategies and the financing arrangements related thereto.

The Finance Committee met eight times during the 2011 fiscal year.

Governance and Nominating Committee

The Governance Committee is organized and conducts its business pursuant to a written charter adopted by the Board. A copy of the Governance Committee charter is posted under the “Corporate Governance” link on the Company’s Internet website located at http://investor.scotts.com. At least annually, the Governance Committee evaluates its performance, reviews and assesses the adequacy of its charter and recommends to the Board any proposed changes thereto as may be necessary or desirable.

The Governance Committee recommends nominees for membership on the Board as well as policies regarding the composition of the Board generally. The Governance Committee also makes recommendations to the Board regarding committee selection, including committee chairs and rotation practices, the overall effectiveness of the Board and of management (in the areas of Board relations and corporate governance), director compensation and developments in corporate governance practices. The Governance Committee is responsible for developing a policy regarding the consideration of candidates recommended by shareholders for election or appointment to the Board and procedures to be followed by shareholders in submitting such recommendations, consistent with any shareholder nomination requirements that may be set forth in the Company’s Code of Regulations and applicable laws, rules and regulations. In considering potential nominees for election or appointment to the Board, the Governance Committee conducts its own search for available, qualified nominees and will consider candidates from any reasonable source, including shareholder recommendations. The Governance Committee is also responsible for developing and recommending to the Board corporate governance guidelines applicable to the Company and overseeing the evaluation of the Board and management.

The Board has determined that each member of the Governance Committee satisfies the applicable independence requirements set forth in the NYSE Rules.

The Governance Committee met four times during the 2011 fiscal year.

Innovation & Technology Committee

The Innovation & Technology Committee is organized and conducts its business pursuant to a written charter adopted by the Board. A copy of the Innovation & Technology Committee charter is posted under the “Corporate Governance” link on the Company’s Internet website located at http://investor.scotts.com.

The Innovation & Technology Committee assists the Board by providing counsel to senior management regarding global science, technology and innovation issues and acts as the Board’s liaison to the Company’s Innovation & Technology Advisory Board, a board of experts that assists in carrying out the work of the Innovation & Technology Committee.

The Innovation & Technology Committee met twice during the 2011 fiscal year.

Compensation and Organization Committee Interlocks and Insider Participation

The Compensation Committee is currently comprised of Thomas N. Kelly Jr., Joseph P. Flannery, Carl F. Kohrt, Ph.D. and John S. Shiely. With respect to the 2011 fiscal year and from October 1, 2011 through the date of this Proxy Statement, there were no interlocking relationships between any executive officer of the Company and any entity, one of whose executive officers served on the Company’s Compensation Committee or Board, or any other relationship required to be disclosed in this section under applicable SEC Rules.

CORPORATE GOVERNANCE

Corporate Governance Guidelines

In accordance with applicable sections of the NYSE Rules, the Board has adopted Corporate Governance Guidelines to promote the effective functioning of the Board and its committees. The Board, with the assistance of the Governance Committee, periodically reviews the Corporate Governance Guidelines to ensure they remain in compliance with all applicable requirements and appropriately address evolving corporate governance issues. The Corporate Governance Guidelines were amended in November 2011 to increase the stock ownership guidelines applicable to non-employee directors from two times the annual cash retainer to five times the annual cash retainer. For additional information regarding the non-employee director stock ownership guidelines, see the section captioned “NON-EMPLOYEE DIRECTOR COMPENSATION — Non-Employee Director Stock Ownership Guidelines.”

The amended Corporate Governance Guidelines are posted under the “Corporate Governance” link on the Company’s Internet website located at http://investor.scotts.com.

Director Independence

In consultation with the Governance Committee, the Board has reviewed, considered and discussed the relationships, both direct and indirect, of each current director or nominee for election as a director with the Company and its subsidiaries, including those listed under the section captioned “CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS,” and the compensation and other payments each director and each nominee has, both directly and indirectly, received from or made to the Company and its subsidiaries, in order to determine whether such director or nominee satisfies the applicable independence requirements set forth in the NYSE Rules and the SEC Rules. Based upon the recommendation of the Governance Committee and its own review, consideration and discussion, the Board has determined that the following Board members satisfy such independence requirements and are, therefore, “independent” directors:

(1) Alan H. Barry	(6) Thomas N. Kelly Jr.
(2) Joseph P. Flannery	(7) Carl F. Kohrt, Ph.D.
(3) Adam Hanft	(8) Nancy G. Mistretta
(4) Stephen L. Johnson	(9) Stephanie M. Shern
(5) William G. Jurgensen	(10) John S. Shiely

The Board determined that: (a) James Hagedorn is not independent because he is the Company’s CEO and (b) Katherine Hagedorn Littlefield is not independent because she is the sister of James Hagedorn.

Nominations of Directors

The Board, taking into account the recommendations of the Governance Committee, selects nominees to stand for election to the Board. The Governance Committee considers candidates for the Board from any reasonable source, including current director, management and shareholder recommendations, and does not evaluate candidates differently based on the source of the recommendation. Pursuant to its written charter, the Governance Committee has the authority to retain consultants and search firms to assist in the process of identifying and evaluating director candidates and to approve the fees and other retention terms of any such consultant or search firm.

Shareholders may recommend director candidates for consideration by the Governance Committee by giving written notice of the recommendation to the Corporate Secretary of the Company. The recommendation must include the candidate’s name, age, business address and principal occupation or employment, as well as a description of the candidate’s qualifications, attributes and other skills. A written statement from the candidate consenting to serve as a director, if so elected, must accompany any such recommendation.

The Company’s Corporate Governance Guidelines indicate that, in general, a director should not stand for re-election once he or she has reached the age of 72, but provide the Board with flexibility to nominate a director who is age 72 or older based on individual circumstances.

Communications with the Board

The Board believes it is important for shareholders and other interested persons to have a process pursuant to which they can send communications to the Board and its individual members, including the Lead Independent Director. Accordingly, shareholders and other interested persons who wish to communicate with the Board, the Lead Independent Director, the non-employee directors as a group, the independent directors as a group or any particular director may do so by addressing such correspondence to the name(s) of the specific director(s), to the “Lead Independent Director,” to the “Non-employee Directors” or “Independent Directors” as a group or to the “Board of Directors” as a whole, and sending it in care of the Company to the Company’s principal corporate offices at 14111 Scottslawn Road, Marysville, Ohio 43041. All such correspondence should identify the author as a shareholder or other interested person, explain such person’s interest and clearly indicate to whom the correspondence is directed. Correspondence marked “personal and confidential” will be delivered to the intended recipient(s) without opening. Copies of all correspondence will be circulated to the appropriate director or directors. There is no screening process in respect of communications from shareholders and other interested persons.

Code of Business Conduct and Ethics

In accordance with applicable NYSE Rules and SEC Rules, the Board has adopted The Scotts Miracle-Gro Company Code of Business Conduct and Ethics, which is available under the “Corporate Governance” link on the Company’s Internet website located at http://investor.scotts.com.

All employees of the Company and its subsidiaries, including each NEO, and all directors of the Company are required to comply with the Company’s Code of Business Conduct and Ethics. The Sarbanes-Oxley Act of 2002 and the SEC Rules promulgated thereunder require companies to have procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters and to allow for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters. The procedures for addressing these matters are set forth in the Company’s Code of Business Conduct and Ethics.

Preferred Stock — “Declawing” Preferred Stock

The Company’s Articles of Incorporation, as amended, authorize the Board to issue up to 195,000 preferred shares (the “Preferred Shares”) and to adopt amendments to the Articles of Incorporation in respect of any unissued Preferred Shares in order to fix or change, among other things, the division of the Preferred Shares into series, the dividend or distribution rights associated with the Preferred Shares, the liquidation rights, preferences and price of the Preferred Shares, and the redemption rights, voting rights, pre-emptive rights and conversion rights associated with the Preferred Shares. Although the Articles of Incorporation do not limit the purposes for which the Preferred Shares may be issued or used, the Board represents that it will not, without prior shareholder approval, issue or use the Preferred Shares for any defensive or anti-takeover purpose, for the purpose of implementing any shareholder rights plan, or with features intended to make any attempted acquisition of the Company more difficult or costly. Within these limits, the Board may issue Preferred Shares for capital raising transactions, acquisitions, joint ventures or other corporate purposes that have the effect of making an acquisition of the Company more difficult or costly.

NON-EMPLOYEE DIRECTOR COMPENSATION

Benchmarking Board of Director Compensation

The Board believes that non-employee director compensation should be competitive with similarly situated companies and should encourage high levels of ownership of the Company’s Common Shares. The current non-employee director compensation structure was established in 2008 following an independent study by Towers Watson (the “2008 Study”). For purposes of the 2008 Study, Towers Watson compared each element of non-employee director compensation against two groups of similarly situated companies:

•	18 consumer products-oriented companies with annual revenues ranging from $1.3 billion to $9.0 billion; and

•	100 S&P MidCap companies with annual revenues between $2.0 billion and $4.0 billion.

The survey information for the 2008 Study was compiled from definitive proxy statement filings for the respective companies. Based on the 2008 Study, the average compensation level for the Company’s non-employee directors (including both the cash and equity-based compensation elements) was above the 75th percentile when compared to the above-mentioned groups of companies.

During the summer of 2011, the Board engaged an independent consultant from Fred Cook & Co. to conduct a new benchmark study of non-employee director compensation (the “2011 Study”), which is used as the basis for determining the non-employee director compensation structure. For purposes of the 2011 Study, Fred Cook & Co. compared each element of non-employee director compensation against the same 24 companies that comprise the peer group used to benchmark NEO compensation (the “Compensation Peer Group”). The Board believes that these 24 consumer products-oriented companies, with annual revenues ranging between $0.9 billion and $8.4 billion, appropriately reflect the size and overall complexity of the Company. For further discussion of the Compensation Peer Group, see section captioned “Our Compensation Practices — Compensation Peer Group” within the Compensation Discussion and Analysis.

As with the 2008 Study, the survey information for the 2011 Study was compiled from definitive proxy statement filings for the peer group companies. The 2011 Study produced results similar to those of the 2008 Study, showing average compensation for the Company’s non-employee directors in calendar year 2011 at levels above the 75th percentile when compared to the Compensation Peer Group. The Board believes this level of compensation is competitive and determined that no changes to the overall compensation structure for non-employee directors were necessary at this time.

Structure of Non-Employee Director Compensation

The compensation structure for non-employee directors, which is established by the Board on a calendar-year basis, reflects a combination of annual cash retainers and equity-based compensation granted in the form of deferred stock units (“DSUs”), as follows:

	Annual Retainers Paid in Cash(1)	Value of DSUs Granted
Board Membership	$100,000	$70,000
Lead Independent Director	$15,000	$35,000
Additional Compensation for Committee Chairs:
• Audit	$—	$25,000
• Compensation and Organization	$—	$25,000
• Finance	$—	$25,000
• Governance and Nominating	$—	$25,000
• Innovation & Technology	$—	$25,000
Additional Compensation for Committee Membership:
• Audit	$—	$17,500
• Compensation and Organization	$—	$12,500
• Finance	$—	$12,500
• Governance and Nominating	$—	$12,500
• Innovation & Technology	$—	$12,500

(1)	The annual cash-based retainer is paid in quarterly installments.

In addition to the above compensation elements, non-employee directors also receive reimbursement of all reasonable travel and other expenses for attending Board meetings or other Company-related functions.

Equity-Based Compensation

For the 2011 calendar year, the equity-based compensation for non-employee directors was granted in the form of DSUs. Each whole DSU represents a contingent right to receive one full Common Share.

Dividend Equivalents

Each DSU is granted with a related dividend equivalent, which represents the right to receive additional DSUs in respect of dividends that are declared and paid in cash in respect of the Common Shares underlying the DSUs, during the period beginning on the grant date and ending on the settlement date. Such cash dividends are converted to DSUs based on the fair market value of Common Shares on the date the dividend is paid. Dividends declared and paid in the form of Common Shares are converted to DSUs in proportion to the dividends paid per Common Share.

Vesting and Settlement

DSU grants for non-employee directors are typically approved by the Board at a meeting held on the same date as the annual meeting of shareholders. The grant date is established as the first business day after the Board approves the grant. For the 2011 calendar year, DSUs were granted to the non-employee directors on January 21, 2011. In general, the DSUs granted to non-employee directors in the 2011 calendar year, including dividend equivalents converted to DSUs, vest on the third anniversary of the grant date, but are subject to earlier vesting or forfeiture, as the case may be, in the event of death, disability or retirement. Subject to the terms of the 2006 Long-Term Plan, whole vested DSUs will be settled in Common Shares and fractional DSUs will be settled in cash as soon as administratively practicable, but in no event later than 90 days following the earliest to occur of: (i) termination; (ii) death; (iii) disability; or (iv) the fifth anniversary of the grant date. Upon a change in control of the Company, each non-employee director’s outstanding DSUs will vest on the date of the change in control and settle as described above. Until the DSUs are settled, a non-employee director has none of the rights of a shareholder with respect to the Common Shares underlying the DSUs other than with respect to the dividend equivalents.

Deferral of Cash-Based Retainers

For the 2011 calendar year, the non-employee directors had the option to elect, in advance, to receive up to 100% of their quarterly cash retainers in cash or fully-vested DSUs. If DSUs were elected, the non-employee director received the number of DSUs determined by dividing the deferral amount by the closing price of one Common Share on NYSE on the applicable grant date. DSUs granted in connection with deferral elections will be settled on the same terms as described above. For the 2011 calendar year, Mr. Hanft made an election to receive 50% of his quarterly retainers in fully vested DSUs and Mr. Johnson made an election to receive 25% of his quarterly retainers in fully vested DSUs. None of the other non-employee directors elected to defer any portion of their 2011 calendar year cash retainer.

Non-Employee Director Stock Ownership Guidelines

The Board believes that ownership of Common Shares strengthens directors’ commitment to the long-term future of the Company and further aligns their interests with those of the Company’s shareholders. Accordingly, the Board has adopted stock ownership guidelines applicable to all non-employee directors. Under the stock ownership guidelines, each non-employee director is expected to own Common Shares having a value of at least five times the annual cash retainer. For purposes of determining compliance with the stock ownership guidelines, the value of beneficially-owned shares is determined as follows:

•	100% of the value of Common Shares directly registered to the director and/or held in a brokerage account (i.e., shares held long);

•	60% of the “in-the-money” portion of any non-qualified stock option (“NSO”) or stock appreciation right (“SAR”), whether vested or unvested; and

•	60% of the value of unsettled full value awards (e.g., deferred stock units).

The stock ownership guidelines require each non-employee director to retain 50% of the net shares realized from equity-based awards (after covering any exercise cost and the required tax withholding obligations) until the ownership guideline has been achieved.

Non-Employee Director Compensation Table

The following table sets forth the compensation awarded to, or earned by, each of the non-employee directors of the Company for the 2011 fiscal year. Neither Mr. Hagedorn, the Company’s Chairman of the Board and CEO, nor Mr. Baker, the Company’s President and Chief Operating Officer until his resignation on October 28, 2010, received any additional compensation for their services as a director. Accordingly, Mr. Hagedorn’s and Mr. Baker’s compensation is reported in the section captioned “EXECUTIVE COMPENSATION” and is not included in the table below.

Non-Employee Director Compensation Table

Name	Fees Earned or Paid in Cash ($)(1)		Stock Awards ($)(4)(5)	Option Awards ($)(6)	Total ($)
Alan H. Barry	100,000		100,046	—	200,046
Joseph P. Flannery	100,000		95,028	—	195,028
Adam Hanft	100,000		95,028	—	195,028
Stephen L. Johnson	91,667	(2)	110,874	—	202,541
William G. Jurgensen	100,000		100,046	—	200,046
Thomas N. Kelly Jr.	100,000		107,547	—	207,547
Carl F. Kohrt, Ph.D.	115,000	(3)	130,049	—	245,049
Katherine Hagedorn Littlefield	100,000		120,014	—	220,014
Nancy G. Mistretta	100,000		125,031	—	225,031
Stephanie M. Shern	100,000		112,513	—	212,513
John S. Shiely	100,000		120,014	—	220,014

(1)	Reflects the cash-based retainer earned for services rendered during the 2011 fiscal year, paid at a rate of $25,000 per quarter. With respect to Mr. Hanft, consistent with his election to defer 50% of his cash retainer, the amount reported includes $12,500 in cash fees each quarter (for a total of $50,000) that were deferred and awarded in the form of fully vested DSUs on each of October 1, 2010, January 21, 2011, April 1, 2011 and July 1, 2011. With respect to Mr. Johnson, consistent with his election to defer 25% of his cash retainer, the amount reported includes $6,250 in cash fees each quarter (for a total of $18,750) that were deferred and awarded in the form of fully vested DSUs on each of January 21, 2011, April 1, 2011 and July 1, 2011.

(2)	Reflects prorated fees paid to Mr. Johnson as a result of his joining the Board on November 11, 2010.

(3)	Reflects an additional cash-based retainer of $15,000 for Dr. Kohrt’s service as the Company’s Lead Independent Director.

(4)	Reflects the aggregate grant date fair value of DSUs granted during the 2011 fiscal year. The value of each DSU was determined using the fair market value of the underlying Common Share on January 21, 2011, the date of the grant, and was calculated in accordance with the equity compensation accounting provisions of FASB ASC Topic 718, without respect to forfeiture assumptions. The amount shown for Mr. Johnson also includes the grant date fair value of 320 DSUs that were granted on November 12, 2010 following his appointment to the Board.

(5)	The aggregate number of Common Shares subject to DSUs (including DSUs granted as a result of converting dividend equivalents) outstanding as of September 30, 2011 was as follows:

Name	Aggregate Number of Common Shares Subject to Stock Awards Outstanding as of September 30, 2011*
Alan H. Barry	7,015
Joseph P. Flannery	10,622
Adam Hanft	6,081
Stephen L. Johnson	2,548
William G. Jurgensen	6,620
Thomas N. Kelly Jr.	11,479
Carl F. Kohrt, Ph.D.	13,192
Katherine Hagedorn Littlefield	11,742
Nancy G. Mistretta	12,185
Stephanie M. Shern	12,046
John S. Shiely	11,380

*	All fractional Common Shares have been rounded to the nearest whole Common Share.

(6)	While there were no options granted to non-employee directors during the 2011 fiscal year, the aggregate number of Common Shares subject to option awards outstanding as of September 30, 2011 was as follows:

Name	Aggregate Number of Common Shares Subject to Option Awards Outstanding as of September 30, 2011
Alan H. Barry	—
Joseph P. Flannery	59,512
Adam Hanft	—
Stephen L. Johnson	—
William G. Jurgensen	—
Thomas N. Kelly Jr.	21,442
Carl F. Kohrt, Ph.D.	—
Katherine Hagedorn Littlefield	71,406
Nancy G. Mistretta	—
Stephanie M. Shern	72,599
John S. Shiely	14,300

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

The Compensation Discussion and Analysis (the “CD&A”) is intended to provide insight to our shareholders regarding our executive compensation philosophy, the structure of our executive compensation programs and the factors that are considered in making compensation decisions for the Named Executive Officers (NEOs).

Executive Summary

The Company believes its compensation practices and the overall level of executive pay are competitive when compared with our Compensation Peer Group and reflect our commitment to performance-based pay. Proposal Number 2, found on page 57, provides shareholders an opportunity to vote to approve, on a non-binding, advisory basis, the compensation of our NEOs as set forth in this Proxy Statement.

Our compensation programs are intended to align our NEOs’ interests with those of our shareholders by rewarding performance that meets or exceeds the goals the Compensation Committee establishes with the objective of increasing shareholder value. Where such goals are not achieved, our compensation programs are designed to provide significantly lower payouts to our NEOs. For example, for the 2011 fiscal year, no incentive payouts were awarded to the NEOs since our financial performance fell below the pre-defined goals established by the Compensation Committee. In structuring our compensation programs, the Compensation Committee strives to ensure that our executive compensation levels are competitive with companies of a like nature. The summary below highlights (i) our belief in performance-based pay, (ii) the tie between 2011 executive compensation and our financial performance and (iii) key market practices reflected in the design of our compensation programs.

We Believe in Performance-Based Pay

The design of our compensation programs include the following measures to ensure that the compensation granted to our NEOs is based on the Company’s performance:

•

Our annual incentive compensation program includes funding triggers (namely, the credit facility compliance and corporate net income targets) intended to mitigate the potential risk associated with short-term decisions by our NEOs that may not be in the best interest of the Company or its key stakeholders. Failure to meet such funding triggers jeopardizes the eligibility of our NEOs to receive annual incentive awards.

•

For 2011, 30% of the long-term grant value awarded to our NEOs was specifically allocated to performance units. The performance units are subject to a performance goal and will be forfeited if the Company fails to achieve a pre-determined level of cumulative adjusted earnings per share (“EPS”) over the three-year performance period.

Executive Compensation Reflects Financial Performance

Consistent with our compensation program design, our compensation program results for the 2011 fiscal year appropriately reflected the financial results that we delivered:

•	Our net sales on a consolidated basis decreased by 2.1% compared to the fiscal year ended September 30, 2010 (the “2010 fiscal year”); and

•	Our adjusted EBITDA (earnings before interest, taxes, depreciation and amortization) on a consolidated basis decreased by 10.7% compared to the 2010 fiscal year.

Since the financial results were below the minimum performance level established for the annual incentive plan and the Company failed to achieve the corporate net income funding trigger, no incentive payouts were awarded to the NEOs for the 2011 fiscal year.

Compensation Design Reflects Key Market Practices

We are committed to periodically making adjustments to our compensation practices to further align our executive compensation design with our shareholders’ interests and current market practices, including:

•

Use of performance-based equity: 100% of the long-term grant value awarded to our NEOs is performance-based, with approximately 70% of the value awarded in the form of NSOs and the remaining 30% awarded in the form of performance units. The use of performance-based equity awards is intended to increase the portion of our NEOs’ total compensation opportunity that is directly tied to the performance of the Company, and is reflective of competitive practices.

•	Limited use of employment agreements: The Company has adopted an executive severance plan, which has replaced the individual employment agreements of the NEOs, other than the CEO.

•	Elimination of Gross-Ups: We limit our use of tax gross-up payments to those relating to relocation-related benefits.

•

Double-Trigger Change in Control Provisions: Our plans include “double-trigger” change in control provisions, which preclude acceleration of vesting of outstanding cash and equity-based awards upon a change in control if such awards are assumed or substituted. In these instances, our plans preclude acceleration of vesting unless an employee is terminated.

•

Clawback Provisions: All of our equity-based awards and annual incentive awards contain provisions designed to recoup such awards for violation of non-compete covenants or engaging in conduct that is detrimental to the Company. In addition, the Compensation Committee approved the Executive Compensation Recovery Policy, which allows the Company to recover annual incentive award payments and equity award distributions in the event of a required accounting restatement due to material non-compliance with any financial reporting requirement.

•

Stock Ownership Guidelines: Our stock ownership guidelines are designed to align the interests of each NEO with the long-term interests of the shareholders by ensuring that a material amount of each NEO’s accumulated wealth is maintained in the form of Common Shares. The ownership guidelines, which are competitive with the levels maintained by our Compensation Peer Group, are: 10 times base salary for the CEO, 5 times base salary for the President and 3 times base salary for all other NEOs.

•	No Excess Benefit Retirement Plan: Our excess benefit plan was frozen effective December 31, 1997, and the only NEO who was enrolled in this plan prior to this date is Mr. Hagedorn.

•

Independent Consultants: Our Compensation Committee engages an independent consultant to advise with respect to executive compensation levels and practices. The consultant provides no services to management and had no prior relationship with any of our NEOs.

•

Tally Sheets: Our Compensation Committee uses tally sheets in order to obtain a perspective on the overall level of executive compensation and wealth accumulation, the relationship between short-term and long-term compensation elements, and how each element relates to our compensation philosophy and guiding principles.

Our Compensation Philosophy and Objectives

The culture of our Company is based on a strong bias for action aimed at delivering sustainable results. Our compensation programs are structured to promote an accountability and performance-based culture with significant emphasis on variable pay in the form of both short-term and long-term incentives. Our compensation programs are designed to achieve the following objectives:

•	Attracting and retaining the leadership talent to sustain and expand upon our competencies and capabilities;

•	Driving performance that generates long-term profitable growth;

•	Promoting behaviors that reinforce our business strategy and desired culture;

•	Encouraging teamwork across business units and functional areas; and

•	Connecting rewards to shareholder value creation.

The Company has adopted guiding principles as a framework for making compensation decisions while preserving the flexibility needed to respond to the competitive market for executive talent. Our guiding principles for compensation are as follows:

•

Structure total compensation levels around the 50th percentile of the Compensation Peer Group for achieving target levels of performance, with the ability to achieve higher levels of pay for achieving higher levels of performance;

•	Place greater emphasis on variable pay versus fixed pay;

•	Emphasize pay-for-performance to motivate both short-term and long-term performance for the benefit of shareholders; and

•	Provide the opportunity for meaningful wealth accumulation over time, tied directly to shareholder value creation.

Elements of Executive Compensation

To best promote the objectives of our executive compensation program, the Company relies on a mix of five principal short-term and long-term compensation elements. For the 2011 fiscal year, the elements of executive compensation were as follows:

•	Base salary;

•	Annual cash incentive compensation plan;

•	Long-term equity-based incentive awards;

•	Executive perquisites and other benefits; and

•	Retirement plans and deferred compensation benefits.

The Compensation Committee has responsibility for determining all elements of compensation granted to Mr. Hagedorn, our CEO, and other key management employees, including the other NEOs listed in the Summary Compensation Table. For each NEO, the Compensation Committee reviews each element of compensation, as well as the relative mix or weighting of elements, on an annual basis.

Base Salary (short-term compensation element)

Base salary is the primary fixed element of total compensation and serves as the foundation of the total compensation structure since most of the variable compensation elements are linked directly or indirectly to the base salary level. Base salaries of the NEOs are reviewed on an annual basis and compared against the median salaries of similar positions based on survey data provided by the Company’s compensation consultants. Individual base salaries may be higher or lower than the benchmark compensation data based on a subjective assessment of organizational and individual qualities and characteristics, including the strategic importance of the individual’s job function to the Company as well as an NEO’s experience, competency, skill level, overall contribution to the success of our business and potential to make significant contributions to the Company in the future.

Annual Cash Incentive Compensation Plan (short-term compensation element)

The Scotts Company LLC Amended and Restated Executive Incentive Plan (EIP) provides annual cash incentive compensation opportunities based on various performance metrics related to the financial performance of the Company and its business units. The focus of the EIP is to promote profitable top line growth and quality of earnings and is grounded by the following set of core guiding principles, which are reflective of our compensation philosophy and are intended to support a sustainable plan design:

•	Accountability — plans are heavily weighted to individual business unit performance;

•	Focus — pick a few things and do them well;

•	Alignment — plans are aligned with overall business strategy and growth objectives;

•	Simplicity — plans are easy to understand and communicate; and

•	Differentiation — recognize the unique aspects of regions and business units, as well as individual performance.

EIP Performance Metrics: For the 2011 fiscal year, the incentive awards for all NEOs were based on the following performance measures, each of which is calculated at the consolidated Company level:

•	Invoiced Sales Growth — a measurement of top line sales growth, including Roundup® sales.

Note:

For reporting purposes, in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”), the Company includes the commission relating to the Roundup® Marketing Agreement and associated cost reimbursements in net sales. As a result, there is a difference between the Company’s reported net sales and the sales used for purposes of calculating incentive payouts under the EIP.

•

Adjusted EBTA — earnings before taxes and amortization, adjusted to exclude discontinued operations, charges related to registration and recall matters, as well as impairment, restructuring and other charges.

Note:	The Compensation Committee believes that the performance metrics should not be influenced by currency fluctuations and, therefore, where applicable, the EIP metrics reflect currency translation based on budgeted exchange rates, which is in contrast to actual exchange rates employed for currency conversions used for U.S. GAAP reporting. As a result, there could be a difference between the Company’s reported financial results and the amounts used for purposes of calculating incentive payouts under the EIP.

The Compensation Committee believes that these measures reflect key value drivers of the business and align management with shareholder interests.

As reflected in the table below, the minimum performance goals were established based on the prior year actual results, with pro forma adjustments for discontinued operations, incentive payments in excess of target and certain non-recurring items. The target performance goals required to achieve a payout of 100% reflect sales growth of approximately 5% and profit growth of approximately 8% versus the prior year, plus an adjustment to account for the expected favorability in our year-over-year cost of goods sold.

The maximum performance goals were set at a level thought to reflect aggressive but attainable growth. The consolidated Company-level performance goals and actual performance results for the 2011 fiscal year (with dollars in millions) were:

	Metric Weighting	Payout Level			Performance Results	Calculated Payout %
Metric		50%	100%	200%
Invoiced Sales Growth	25%	$3,470.9	$3,655.0	$3,753.2	$3,363.1	0%
Adjusted EBTA	75%	$351.2	$387.9	$414.4	$289.0	0%

Funding Triggers: The EIP design includes two funding triggers that are intended to ensure alignment between management and key stakeholders.

•	Credit facility compliance — Payouts under the EIP are subject to the Company maintaining compliance with the quarterly debt/EBITDA ratio requirement under its credit facility.

•

Corporate profitability — The Compensation Committee believes it is important to ensure that management delivers growth to the shareholders before incentive payouts are made. Therefore, if the Company fails to achieve a specified level of net income for the full fiscal year, all payouts calculated under the EIP are reduced to zero.

For the 2011 fiscal year, the corporate profitability funding trigger was based on achieving a consolidated Company-level Adjusted Net Income target of $217.1 million (at budgeted foreign exchange rates), which approximated the actual results for the prior year (at budgeted foreign exchange rates) after adjusting for non-recurring items. For this purpose, reported net income (at budgeted foreign exchange rates) is adjusted to exclude discontinued operations, charges related to registration and recall matters, as well as impairment, restructuring and other charges. Since the Company’s Adjusted Net Income (at budgeted foreign exchange rates) of $180.8 million was below the funding trigger for the 2011 fiscal year, no incentive payouts were earned by the NEOs.

Quality of Earnings Governors: The EIP design contains a set of governors intended to reduce the overall payouts otherwise earned under the EIP, if the Company’s “Quality of Earnings” do not meet certain pre-defined financial targets. Since no incentive payouts were earned under the EIP for the 2011 fiscal year, the Quality of Earnings governors were not applicable.

Individual Discretionary Component: The EIP also includes a discretionary component to further distinguish individual performance. For the 2011 fiscal year, 80% of the total weighted payout (the non-discretionary portion) for plan participants would have been determined based directly on achievement of the performance metrics, with the remaining 20% (the discretionary portion) awarded at the discretion of the Compensation Committee based on each NEO’s performance during the fiscal year. No discretionary incentives were awarded to any of the NEOs for the 2011 fiscal year.

Tax Deductibility: The Compensation Committee oversees the operation of the EIP, including approval of the plan design, performance objectives and payout targets for each fiscal year, to attempt to qualify the underlying payouts as performance-based compensation for purposes of IRC § 162(m) in order to maximize the tax deductibility of such compensation for the Company.

Long-Term Equity-Based Incentive Awards (long-term compensation element)

Long-term incentive compensation is an integral part of total compensation for Company executives and directly ties rewards to performance that is intended to create and enhance shareholder value. Consistent with the Company’s performance-based pay philosophy, 100% of the value of long-term equity-based awards are either granted as performance units (“PUs”) or NSOs. The Compensation Committee targets the grant value (equity award value) of long-term equity-based incentive awards at the 50th percentile of the benchmark compensation data. Consistent with the Company’s performance-based pay philosophy, the targeted grant value of individual equity-based incentive awards may be adjusted upward or downward from the 50th percentile based on factors such as the overall performance level of the individual, the overall contribution of the individual to the success of the business, years of service and the potential of the individual to make significant contributions to the Company in the future.

For the 2011 fiscal year, approximately 70% of the equity award value granted to NEOs was in the form of NSOs, with the remaining 30% granted in the form of PUs. The decision to grant performance-based equity awards was intended to increase the portion of our NEOs’ total compensation opportunity that is directly tied to the performance of the Company, is reflective of competitive practices and further increases the alignment of the NEOs with the long-term interests of the Company’s shareholders.

All NSOs and PUs awarded to the NEOs in the 2011 fiscal year are subject to a three-year, time-based cliff vesting provision. The PUs are also subject to the achievement of a three-year performance goal, which provides that the Company must achieve a cumulative adjusted EPS of $9.92 for the 2011 to 2013 fiscal year performance period. For purposes of determining whether the performance goal has been achieved, the Compensation Committee defined adjusted EPS as reported EPS, excluding the impact of non-recurring items, extraordinary items, discontinued operations and the cumulative effect of accounting changes. Failure to achieve this level of profitability will result in forfeiture of the PUs. Since the PUs are intended to qualify as performance-based compensation for purposes of IRC § 162(m), the full value of these awards at the time of vesting will be deductible. Information regarding our equity grant practices, including the determination of exercise price, can be found in the section captioned “Other Executive Compensation Policies, Practices and Guidelines — Practices Regarding Equity-Based Awards” below.

Executive Perquisites and Other Benefits (short-term compensation element)

The Company maintains traditional health and welfare benefit plans and the Retirement Savings Plan, a qualified 401(k) plan, which are generally offered to all employees (subject to basic plan eligibility requirements) and are consistent with the types of benefits offered by other similar corporations. In addition to these traditional benefits, the Company offers certain executive level perquisites to key executives, including all NEOs, which are designed to be competitive with the compensation practices of corporations in the Compensation Peer Group, including comprehensive annual physical examinations, a car allowance of $1,000 per month and annual financial planning services valued at approximately $4,000 per year.

For safety and security reasons, the Board previously approved CEO/COO Travel Guidelines (the “Travel Guidelines”) which provide that Mr. Hagedorn may use either personal aircraft or Company aircraft for commuting purposes. In recognition of his prior Company-paid commuting benefit and to offset the annual costs associated with his compliance with the Travel Guidelines, Mr. Hagedorn received a compensatory monthly commuting allowance of $20,000 during the 2011 fiscal year.

Mr. Hagedorn is also entitled to limited personal use of Company aircraft at his own expense. Specifically, Mr. Hagedorn has an option to purchase up to 100 flight hours per year for personal use at the Company’s incremental direct operating cost per flight hour, so there is no incremental cost to the Company associated with providing this perquisite other than the partial loss of a tax deduction of certain aircraft-related costs as a result of any personal use of Company aircraft. Since Company aircraft are used primarily for business travel, the determination of the direct operating cost per flight hour excludes the fixed costs that do not change based on usage, such as pilots’ salaries, the purchase cost of Company aircraft and the cost of maintenance not related to personal trips. As an additional perquisite, Mr. Hagedorn has access to the services of the Company’s aviation mechanics and pilots in circumstances involving commuting flights on personal aircraft. Since the Company’s aviation mechanics and pilots are paid on a salary basis, there is no incremental cost to the Company for providing this perquisite. For further discussion, see section captioned “CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.”

Retirement Plans and Deferred Compensation Benefits (long-term compensation element)

Executive Retirement Plan

The Scotts Company LLC Executive Retirement Plan (the “ERP”) is a non-qualified deferred compensation plan that provides executives the opportunity to: (1) defer compensation above the specified statutory limits applicable to the Retirement Savings Plan and (2) defer compensation with respect to any Performance Award (as defined in the ERP). During the 2011 fiscal year, the ERP consisted of the following five parts:

•	Compensation Deferral, which allows continued deferral of salary and amounts received in lieu of salary;

•	Performance Award Deferral, which allows the deferral of up to 100% of any cash incentive compensation earned under the EIP;

•	Retention Awards, which reflect the Company’s contribution to the ERP in respect of the retention awards described below;

•	Crediting of Company Matching Contributions on qualifying deferrals that could not be made to the RSP due to certain statutory limits; and

•

Retirement contributions (referred to as “Base Retirement Contributions”), which were made by the Company to the ERP once the statutory compensation cap was reached in the RSP and with respect to any qualifying deferrals to the ERP. The Company discontinued the Base Retirement Contribution as of January 1, 2011 and replaced it with a higher Company Matching Contribution, as described below.

The Company Matching Contributions to the ERP were based on the same contribution formulae as those used for the RSP. Prior to 2011, the Company matched participant contributions at a rate of 100% for the first 3% of eligible earnings contributed to the ERP and 50% for the next 2% of eligible earnings contributed to the ERP. Effective January 1, 2011, the Company began matching participant contributions at a rate of 150% for the first 4% of eligible earnings contributed to the ERP and 50% for the next 2% of eligible earnings contributed to the

ERP. Company Matching Contributions to the ERP are not funded until the first quarter of the subsequent calendar year.

All accounts under the ERP are bookkeeping accounts and do not represent claims against specific assets of the Company. Each participant may select one or more investment funds, including a Company stock fund, against which to benchmark such participant’s ERP accounts. The investment options under the ERP are substantially consistent with the investment options permitted under the RSP. Accordingly, there were no above-market or preferential earnings on investments associated with the ERP for any of the NEOs for the 2011 fiscal year.

Other Retirement and Deferred Compensation Plans

The Scotts Company LLC Excess Benefit Plan for Non Grandfathered Associates (the “Excess Pension Plan”) is an unfunded plan that provides benefits that cannot be provided under The Scotts Company LLC Associates’ Pension Plan (the “Associates’ Pension Plan”) due to specified statutory limits. The Associates’ Pension Plan and related Excess Pension Plan were frozen effective December 31, 1997 and, therefore, no additional benefits have accrued after that date under either plan. However, continued service taken into account for vesting purposes under the Associates’ Pension Plan is recognized with respect to the entitlement to, and the calculation of, subsidized early retirement benefits under the Excess Pension Plan. Based on his tenure, Mr. Hagedorn is the only NEO who participates in the Excess Pension Plan. For further details regarding the Excess Pension Plan, see section captioned “EXECUTIVE COMPENSATION TABLES — Pension Benefits Table.”

Executive Retention Awards (non-recurring compensation element)

In the fiscal year ended September 30, 2008, the Company was facing a number of challenging circumstances, including rising commodity costs and a sharp decline in the market value of its Common Shares. As a result, the majority of the Company’s outstanding NSOs decreased significantly in value. In response to these circumstances, the Company commenced a strategy to retain key executive talent. In furtherance of this strategy, the Compensation Committee authorized grants of discretionary retention awards to Mr. Brockman, Mr. Evans, Mr. Sanders and Ms. Stump on November 4, 2008, each of which had a grant date value of $1.0 million, in the form of deferred compensation under the ERP.

Each of the retention award recipients had the right to elect an investment fund, including a Company stock fund, against which the retention award is benchmarked, and each recipient elected the Company stock fund. The retention awards were subject to cliff vesting on November 4, 2011, and each recipient became fully vested in the retention award on that date. Per the terms of the retention award agreement, the Company distributed one-fourth of the vested retention award account balance on November 4, 2011 and will distribute one-third of the remaining account balance on November 4, 2012 and the final remaining account balance on November 4, 2013.

Since the retention awards are benchmarked against the Company stock fund, distributions are made in whole Common Shares, plus cash for any fractional share. Although now fully vested, each retention award remains subject to forfeiture, or repayment, if the retention award recipient is terminated for cause at any time or if such individual engages in certain actions prohibited by the retention award agreement within 180 days before or 730 days after the individual’s employment is terminated for any reason.

The value of the retention awards, which were not vested as of the end of the 2011 fiscal year, is reflected in the Non-Qualified Deferred Compensation for 2011 Fiscal Year table.

Our Compensation Practices

Determining Executive Officer Compensation

The Compensation Committee has responsibility for evaluating the CEO’s performance and determining all elements of compensation for our CEO and other key executives. In determining the CEO’s compensation, the Compensation Committee considers:

•	The specific performance of the CEO;

•	The performance of the Company against pre-determined performance goals; and

•	The competitive level of the CEO’s compensation when compared to similar positions based on the relevant market data.

The Compensation Committee is also responsible for administering or overseeing all equity-based incentive plans. Under the terms of these plans, the Compensation Committee has sole discretion and authority to determine the size and type of all equity-based awards, as well as the period of vesting and all other key terms and conditions of the awards.

With respect to the annual incentive compensation plans, the Compensation Committee has responsibility for approving the overall plan design as well as the performance metrics, performance goals and payout levels.

Role of Outside Consultants

During the 2011 fiscal year, the Compensation Committee engaged an independent consultant from Fred Cook & Co. to advise the Compensation Committee with respect to best practices and competitive trends in the area of executive compensation, as well as ongoing regulatory considerations. The consultant provided guidance to assist the Compensation Committee in determining compensation for the CEO, the other NEOs and other key management employees. Fred Cook & Co. did not provide any consulting services directly to management.

During the 2011 fiscal year, the Company engaged consultants from Towers Watson and Aon Hewitt (formerly Hewitt Associates, Inc.). These firms worked directly with management to advise the Company on best practices and competitive trends, as well as ongoing regulatory considerations with respect to executive compensation. Neither firm provided consulting services directly to the Compensation Committee.

Compensation Peer Group

For the purpose of enabling the Company to benchmark our compensation practices, as well as the total compensation packages of the CEO and other key executives, the Company uses a customized Compensation Peer Group, developed in cooperation with Fred Cook & Co. The Compensation Committee believes that the companies chosen for the Compensation Peer Group (listed below) reflect the types of highly regarded consumer products-oriented companies with which the Company typically competes to attract and retain executive talent.

ACCO Brands Corporation	Alberto-Culver Company	American Greetings Corporation	Beam Inc.
Blyth, Inc.	Central Garden & Pet Company	Church & Dwight Co., Inc.	The Clorox Company
Elizabeth Arden, Inc.	Energizer Holdings, Inc.	FMC Corporation	The Hershey Company
Jarden Corporation	The Estée Lauder Companies Inc.	Masco Corporation	McCormick & Company, Incorporated
Newell Rubbermaid Inc.	Nu Skin Enterprises, Inc.	Revlon, Inc.	The J. M. Smucker Company
Spectrum Brands Holdings, Inc.	Stanley Black & Decker, Inc.	The Toro Company	Tupperware Brands Corporation

The Compensation Committee believes this Compensation Peer Group reflects the pay practices of the broader consumer products industry and is reflective of the size and complexity of the Company. In general, the Compensation Peer Group reflects companies that range between $0.9 billion and $8.4 billion of annual revenues, with a median annual revenue slightly above the Company’s revenue for the 2011 fiscal year.

Use of Tally Sheets

On an annual basis, management prepares and furnishes to the Compensation Committee a comprehensive statement, known as a “Tally Sheet,” reflecting the value of each element of compensation for the current fiscal year as well as executive perquisites and other benefits provided to the NEOs. The Tally Sheets provide perspective to the Compensation Committee on the overall level of executive compensation and wealth accumulation, as well as the relationship between short-term and long-term compensation elements and how each element relates to our compensation philosophy and guiding principles. The Tally Sheets are instructive for the Compensation Committee when compensation decisions are being evaluated, particularly as it relates to compensation decisions made in connection with promotions, special retention issues and separations from the Company.

Role of Management in Compensation Decisions

The CEO is responsible for establishing performance objectives and conducting annual performance reviews for all of the other NEOs. The Compensation Committee is responsible for establishing performance objectives for the

CEO and completing an annual assessment of his performance. The Compensation Committee believes that the performance evaluation and goal-setting process is critical to the overall compensation-setting process because the personal performance level of each NEO is one of the most heavily weighted factors considered by the Compensation Committee when making compensation decisions.

In conjunction with the Company’s outside consultants from Towers Watson and Aon Hewitt, management conducts annual market surveys of the base salary levels, short-term incentives and long-term incentives for the CEO and each of the other NEOs. The benchmark compensation data provided by Towers Watson and Aon Hewitt reflects approximately 200 survey participants representing general industry companies ranging between $1.0 and $9.0 billion of annual revenue who voluntarily participate in the surveys and are not selected by the Company. To account for the wide range of companies included in the surveys, the data is statistically adjusted by the Company’s compensation consultants to more closely reflect the relative size of the Company based on revenue. The goal in conducting these surveys is to help ensure that executive compensation levels remain competitive with the benchmark compensation data, which facilitates our ability to retain and motivate key executive talent.

Based on their assessment of the competitive market trends and the individual performance level of each NEO, the CEO and the Executive Vice President, Global Human Resources make specific recommendations to the Compensation Committee with respect to each element of executive compensation for each of the other NEOs.

Setting Compensation Levels for CEO

Consistent with our performance-oriented pay philosophy, the compensation structure for the CEO is designed to deliver approximately 17% of the annual compensation opportunity in the form of fixed pay (i.e., base salary) and the remaining 83% in the form of variable pay (i.e., annual incentive compensation and long-term equity-based compensation). Once a year, the Compensation Committee completes an evaluation of the CEO’s performance with respect to the Company’s goals and objectives and makes its report to the Board. Based on this assessment, the Compensation Committee set the CEO’s annual compensation for the 2011 fiscal year, including base salary, annual incentive compensation, long-term equity-based compensation and perquisites and other benefits. When evaluating Mr. Hagedorn’s total level of compensation for the 2011 fiscal year, the Compensation Committee considered information including:

•	Mr. Hagedorn’s personal performance against pre-established goals and objectives;

•	The Company’s performance and relative shareholder return; and

•	The compensation of CEOs at comparable companies, as reflected in the benchmark compensation data.

Base Salary

Mr. Hagedorn receives an annual base salary of $1.0 million, which is reviewed annually by the Compensation Committee. In light of recent economic conditions, the Compensation Committee did not award a base salary increase to Mr. Hagedorn for the 2011 fiscal year. Mr. Hagedorn’s base salary for the 2011 fiscal year was at the median of his peers as reflected in the benchmark compensation data.

Short-Term Cash-Based Incentive Compensation

For purposes of his participation in the EIP, Mr. Hagedorn’s target incentive opportunity was equal to 100% of his base salary for the 2011 fiscal year, which remained unchanged from the prior year. Based on the benchmark compensation data, Mr. Hagedorn’s target incentive opportunity, expressed as a percentage of base salary, was slightly below the market median of his peers, but at a level that is viewed by the Compensation Committee as “competitive.”

A description of the specific performance goals and the payout levels associated with each performance measure is included above in the section captioned “Elements of Executive Compensation — Annual Cash Incentive Compensation Plan.”

Equity-Based Compensation

For the 2011 fiscal year, the Compensation Committee increased the grant value for Mr. Hagedorn’s equity-based compensation to approximately $3.8 million, representing 66% of his total direct compensation (salary, annual cash-based incentive compensation and long-term equity-based compensation) based on target levels of performance. The increase in grant value was reflective of the overall competitive market for similar roles, and positions his long-term compensation at the market median when compared to the benchmark compensation data, a level that is viewed by the Compensation Committee as “competitive” and reflects Mr. Hagedorn’s personal performance as well as the overall performance of the Company in the prior year.

Of the long-term compensation value, approximately 70% of the grant value of Mr. Hagedorn’s long-term equity-based compensation was awarded in the form of NSOs and the remaining 30% was awarded in the form of PUs. Both the NSOs and the PUs are subject to three-year, time-based cliff vesting. The PUs are also subject to the achievement of a three-year performance goal, which provides that the Company must achieve a cumulative adjusted EPS of $9.92 for the 2011 to 2013 fiscal year performance period. The use of a performance-based equity award is intended to increase the portion of Mr. Hagedorn’s total compensation opportunity that is directly tied to the performance of the Company, is reflective of competitive practice and further aligns Mr. Hagedorn’s interests with the long-term interests of the Company’s shareholders.

Total Direct Compensation

Mr. Hagedorn’s total direct compensation, based on target levels of performance, was slightly below the market median of his peers, but at a level that is viewed by the Compensation Committee as “competitive.”

Setting Compensation Levels for Other NEOs

The Compensation Committee strives to deliver a competitive level of total compensation to each of the NEOs by evaluating and balancing the following objectives:

•	The strategic importance of the position within our executive ranks;

•	The overall performance level of the individual and the potential to make significant contributions to the Company in the future;

•	The value of the job in the marketplace;

•	Internal pay equity; and

•	Our executive compensation structure and philosophy.

Consistent with our performance-oriented pay philosophy, the compensation structure for Mr. Sanders was designed to deliver approximately 25% of the annual compensation opportunity in the form of fixed pay (i.e., base salary) and the remaining 75% in the form of variable pay (i.e., annual incentive compensation and long-term equity-based compensation). With respect to the other NEOs, the compensation structure is designed to deliver approximately one-third of the annual compensation opportunity in the form of fixed pay and the remaining two-thirds in the form of variable pay. The Compensation Committee believes that this pay mix is generally in line with the pay mix for similar positions within our Compensation Peer Group.

Based on their assessment of the individual performance of each NEO, the CEO and the Executive Vice President, Global Human Resources submit compensation recommendations to the Compensation Committee for each NEO. These recommendations address all elements of compensation, including base salary, annual incentive compensation, long-term equity-based compensation and perquisites and other benefits. In evaluating these compensation recommendations, the Compensation Committee considers information such as the Company’s financial performance as well as the compensation of similarly situated executive officers as determined by reference to the benchmark compensation data.

Base Salary

During the 2011 fiscal year, the Compensation Committee awarded base pay increases to the following NEOs based on changes in their overall level of responsibility or to reflect the competitive market range for their role:

•

Mr. Sanders received an increase from $475,000 to $600,000 in connection with his promotion to President. After the increase, his base pay is slightly below the 50th percentile when compared to the benchmark compensation data.

•

Mr. Evans received an increase from $475,000 to $525,000 in connection with expanding his duties to include responsibility for global strategy. After the increase, his base salary is slightly above the 50th percentile when compared to the benchmark compensation data.

•

Mr. Brockman received an increase from $312,000 to $400,000 based on the assessment of the Compensation Committee that his base salary level was not competitive. After the increase, his base salary is at the 50th percentile when compared to the benchmark compensation data.

Ms. Stump’s base salary, which remained unchanged from the prior year, is at the 50th percentile when compared to the benchmark compensation data.

Short-Term Cash-Based Incentive Compensation

For purposes of the EIP, the target incentive opportunity for Mr. Sanders was equal to 70% of base salary for the 2011 fiscal year, which was below the 25th percentile of the benchmark compensation data. The target incentive for Mr. Evans was equal to 60% of base salary, and the target incentive for the other NEOs was equal to 55% of base salary for the 2011 fiscal year, which put less of their total pay at risk than that of Mr. Hagedorn and Mr. Sanders, and was within the competitive range of short-term cash-based incentives offered to similarly situated executive officers as reflected in the benchmark compensation data.

A description of the specific performance goals and the payout levels associated with each performance measure is included above in the section captioned “Elements of Executive Compensation — Annual Cash Incentive Compensation Plan.”

Equity-Based Compensation

The Company supports a compensation philosophy of strongly linking rewards to shareholder value creation and to motivating long-term performance. For the 2011 fiscal year, the target value of the equity-based compensation for each of the NEOs (determined based on a Black-Scholes valuation for NSOs and the grant date share price for any full-value awards) as a percentage of base salary was as follows: Mr. Sanders (250%), Mr. Evans (171%), Mr. Brockman (125%) and Ms. Stump (127%). The specific equity-based award granted to each NEO was determined based on a subjective assessment of their overall performance level as well as the expected contributions to the business. The grant value of the equity-based compensation awarded to the NEOs for the 2011 fiscal year reflected competitive grant levels, ranging from 9% below to 15% above the market median of the benchmark compensation data. The Compensation Committee believes the grant values are reflective of competitive practice and recognize the personal performance of each of the NEOs.

Approximately 70% of the grant value of the long-term equity-based compensation awarded to the NEOs was in the form of NSOs and the remaining 30% in the form of PUs. Both the NSOs and the PUs are subject to three-year, time-based cliff vesting. The PUs are also subject to the achievement of a three-year performance goal, which provides that the Company must achieve a cumulative adjusted EPS of $9.92 for the 2011 to 2013 fiscal year performance period. The use of a performance-based equity award is intended to increase the portion of each NEO’s total compensation opportunity that is directly tied to the performance of the Company, is reflective of competitive practice and further increases the alignment of the NEOs with the long-term interests of the Company’s shareholders.

Total Direct Compensation

The total direct compensation (based upon target levels of performance) for each of the NEOs, other than the CEO, is reflective of competitive practice, ranging between 6% below and 6% above the market median of the benchmark compensation data, and appropriately recognizes the personal performance of each of the NEOs.

Other Executive Compensation Policies, Practices and Guidelines

Practices Regarding Equity-Based Awards

In general, all employees are eligible to receive grants of equity-based awards; however, the Compensation Committee typically limits participation to the CEO, the NEOs and other key management employees. The decision to grant equity-based awards to certain key management employees reflects competitive market practice and serves to reward those individuals for their past and anticipated future positive impact on our business results.

The Company typically grants equity-based awards at the Compensation Committee meeting in January, with the effective date of grant established as the day following the annual meeting of shareholders. Other than this practice, the Company does not have any program, plan or practice to coordinate the timing of annual equity-based awards to our executive officers with the release of material, non-public information.

The exercise price for each NSO is equal to the closing price of one Common Share on NYSE on the grant date. If the grant date is not a trading day on NYSE, the exercise price is equal to the closing price on the next succeeding trading day.

Stock Ownership Guidelines

The Compensation Committee has established stock ownership guidelines for each of the NEOs. The purpose of these guidelines is to align the interests of each NEO with the long-term interests of the shareholders by ensuring that a material amount of each NEO’s accumulated wealth is maintained in the form of Common Shares. The minimum target levels of stock ownership are as follows:

CEO	10 times base salary
President	5 times base salary
Other NEOs	3 times base salary

The Compensation Committee believes that these stock ownership guidelines reflect the practices of our Compensation Peer Group, and are even more stringent for our CEO. For purposes of determining compliance with the stock ownership guidelines, the value of beneficially-owned shares is determined as follows:

•	100% of the value of Common Shares directly registered to the NEO and/or held in a brokerage account (i.e., shares held long);

•	100% of the value of shares or stock-settled units held in retirement plans such as the RSP, the Discounted Stock Purchase Plan or the ERP;

•	60% of the “in-the-money” portion of an NSO or SAR, whether vested or unvested; and

•	60% of the value of unsettled full value awards (e.g., RSUs, restricted stock, performance shares/units, etc.).

The stock ownership guidelines require each NEO to retain 50% of the net shares realized from equity-based awards (after covering any exercise cost and the required tax withholding obligations) until the applicable ownership guideline has been achieved.

Recoupment/Clawback Policies

To protect the interests of the Company and its shareholders, subject to applicable law, all equity-based awards and all amounts paid under the EIP contain recoupment provisions (known as clawback provisions)

designed to enable the Company to recoup amounts earned or received under such awards or the EIP based on subsequent events, such as violation of non-compete covenants or engaging in conduct that is deemed to be detrimental to the Company (as outlined in the underlying plan and/or award agreement).

Consistent with the terms of the Dodd-Frank Wall Street Reform and Consumer Protection Act, the Compensation Committee approved an Executive Compensation Recovery Policy (the “Recovery Policy”) on September 22, 2010, which is intended to supplement the existing recoupment provisions contained within the equity award agreements and the EIP. The Recovery Policy allows the Company to recover incentive award payments and equity award distributions made to covered executives in the event of a required accounting restatement due to material non-compliance with any financial reporting requirement under U.S. securities laws. The Recovery Policy provides for the mandatory recovery of incentive amounts in excess of what would have been paid under the restated financial statements.

The Recovery Policy is applicable to all current and former incentive-eligible executive officers, within a qualifying three-year look-back period, and applies to all incentive awards paid or distributed in 2010 or thereafter, except to the extent required by regulations to be issued by the SEC.

Guidelines with Respect to Tax Deductibility and Accounting Treatment

The Company’s ability to deduct certain elements of compensation paid to each of the NEOs is generally limited to $1.0 million annually under IRC § 162(m). Non-deductibility is generally limited to amounts that do not meet certain requirements to be classified as “performance-based” compensation. To ensure the maximum tax deduction allowable, the Company attempts to structure its cash-based incentive program and its long-term incentive program to qualify as performance-based compensation under IRC § 162(m). For the 2011 fiscal year, Mr. Hagedorn had non-performance-based compensation in excess of $1.0 million, attributed to his base salary level, the value of his commuting allowance and the income associated with the vesting of restricted stock awards that were granted in prior years. Due to the lump sum payment that Mr. Baker received in connection with his Separation Agreement, he also had non-performance-based compensation in excess of $1.0 million for the 2011 fiscal year. None of the other NEOs had non-performance-based compensation in excess of $1.0 million.

The Company accounts for equity-based compensation, including option awards and stock awards, in accordance with U.S. GAAP. Prior to making decisions to grant equity-based awards, the Compensation Committee reviews pro forma expense estimates for the awards as well as an analysis of the potential dilutive effect such awards could have on existing shareholders. Where appropriate, the proposed level of the equity-based awards may be adjusted to balance these objectives.

Decisions regarding the design, structure and operation of the Company’s incentive plans, including the EIP and the equity-based incentive plans, contemplate an appropriate balance between the underlying objectives of each plan and the resulting accounting and tax implications to the Company. While we view preserving the tax deductibility of executive compensation as an important objective, there are instances where the Compensation Committee has approved design elements that may not be fully tax-deductible, but are accepted as trade-offs that support the achievement of other compensation objectives.

Risk Assessment in Compensation Programs

Consistent with SEC disclosure requirements, management has assessed the Company’s compensation programs and has concluded that the Company’s compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company. In reaching its conclusion, the Company has based its assessment on an evaluation of the compensation plans and arrangements that represent material sources of variable pay. In particular:

•

Annual cash incentive compensation plans — The Company’s annual incentive compensation program incorporates funding triggers designed to mitigate the potential risk associated with plan participants making short-term decisions that may not be in the best interest of the Company or its key stakeholders; and

•

Equity-based compensation plans — The Company utilizes a mix of NSOs and full-value equity awards, which helps ensure that management maintains a responsible level of sensitivity to the impact of decision making on share price. Since the equity-based awards are subject to either three-year, time-based cliff vesting or three-year, performance-based vesting criteria, the Company believes the risks of focusing on short-term share price increases rather than long-term value creation are mitigated.

Based on the foregoing, we believe that our compensation policies and practices do not create inappropriate or unintended significant risk to the Company as a whole and are supported by the oversight and administration of the Compensation Committee with regard to executive compensation programs.

Recent Developments

On May 4, 2011, the Compensation Committee approved an executive severance plan (the “Executive Severance Plan”) and designated each of Mr. Evans, Mr. Sanders, Mr. Brockman and Ms. Stump as eligible participants, effective as of November 5, 2011. The Executive Severance Plan provides for the payment of certain severance benefits in the event a participant’s employment is terminated involuntarily without Cause or the participant resigns for Good Reason, as such terms are defined in the Executive Severance Plan or the related participation agreement. The severance benefits provided under the Executive Severance Plan are substantially similar to those previously provided to each of Mr. Evans, Mr. Sanders, Mr. Brockman and Ms. Stump under the employment agreements that The Scotts Company LLC (“Scotts LLC”) maintained with such individuals prior to the effective date of the Executive Severance Plan. The employment agreement with Mr. Brockman expired on May 31, 2011, and the employment agreements with each of Mr. Evans, Mr. Sanders and Ms. Stump (each as amended) expired on November 4, 2011. For additional information regarding the benefits provided by the Executive Severance Plan, see section captioned “EMPLOYMENT AGREEMENTS AND TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL (CIC) ARRANGEMENTS — Executive Severance Plan.”

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of SEC Regulation S-K with management and, based on such review and discussion, the Compensation Committee recommended to the Board of Directors (and the Board of Directors approved) that the Compensation Discussion and Analysis be included in this Proxy Statement.

Submitted by the Compensation Committee of the Board of Directors of the Company:

Thomas N. Kelly Jr., Chair

Joseph P. Flannery

Carl F. Kohrt, Ph.D.

John S. Shiely

EXECUTIVE COMPENSATION TABLES

The Company’s NEOs for the 2011 fiscal year are as follows:

•	James Hagedorn, the Company’s Chief Executive Officer and Chairman of the Board;

•	David C. Evans, the Company’s Chief Financial Officer and Executive Vice President, Strategy and Business Development;

•	Barry W. Sanders, the Company’s President;

•	Vincent C. Brockman, the Company’s Executive Vice President, General Counsel and Corporate Secretary;

•	Denise S. Stump, the Company’s Executive Vice President, Global Human Resources; and

•

Mark R. Baker, who resigned as the Company’s President and Chief Operating Officer effective October 28, 2010, but who would have been one of the three most highly compensated executive officers (other than the Chief Executive Officer and Chief Financial Officer) at the end of the 2011 fiscal year.

Summary Compensation Table

The following table summarizes the total compensation paid to, awarded to or earned by each of the NEOs for the fiscal years shown. For Mr. Brockman and Ms. Stump, the table includes information for the 2011 fiscal year only, as that is the only year during the applicable three-year period that each qualified as a named executive officer.

The amounts shown include all forms of compensation provided to the NEOs, including amounts that may have been deferred. Since the table includes equity-based compensation costs and changes in the actuarial present value of the NEOs’ accumulated pension benefits, the total compensation amounts may be greater than the compensation that was actually paid to the NEOs during each of the fiscal years.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)		Stock Awards ($)(4)	Option Awards ($)(5)		Non-Equity Incentive Plan Compensation ($)		Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)(10)		All Other Compensation ($)(13)	Total ($)
James Hagedorn Chief Executive Officer and Chairman of the Board	2011 2010 2009	1,000,000 1,000,000 1,000,000	— 350,000 —	(2)	1,169,098 1,560,750 1,379,105	1,656,842 1,042,589 1,570,000		— 1,302,400 2,338,000	(7) (8) (9)	20,827 25,251 37,811	(11) (11) (11)	362,893 766,420 409,186	4,209,660 6,047,410 6,734,102

David C. Evans Chief Financial Officer and Executive Vice President, Strategy and Business Development	2011 2010 2009	512,500 475,000 475,000	— 85,063 —	(2)	274,169 362,094 129,900	391,003 243,956 274,750		— 340,252 666,330	(7) (8) (9)	2,333 2,810 4,096	(12) (12) (12)	61,206 139,666 92,871	1,241,211 1,648,841 1,642,947

Barry W. Sanders President	2011 2010 2009	589,583 475,000 475,000	— 104,627 —	(2)	460,397 362,094 980,125	652,610 243,956 219,800		— 340,252 694,545	(7) (8) (9)	— — —		67,392 147,419 119,190	1,769,982 1,673,348 2,488,660

Vincent C. Brockman Executive Vice President, General Counsel and Corporate Secretary	2011	400,000	—		155,190	218,005		—	(7)	—		45,780	818,975

Denise S. Stump Executive Vice President, Global Human Resources	2011	335,000	—		129,325	184,250		—	(7)	—		51,195	699,770

Mark R. Baker Former President and Chief Operating Officer	2011 2010 2009	71,429 900,000 900,000	— 134,066 850,000	(2) (3)	— 1,281,896 1,194,950	2,541,687 855,129 814,045	(6)	— 879,120 1,572,075	(7) (8) (9)	— — —		5,065,125 574,682 738,615	7,678,241 4,624,893 6,069,685

(1)	Reflects the amount of base salary received by each NEO for the applicable fiscal years. Due to the timing of pay changes, the amount reported may be less than the base salary rate as of the end of each fiscal year.

(2)	Reflects the “discretionary” portion of the EIP payout, based on an assessment of their individual performance for the 2010 fiscal year. For Mr. Hagedorn, this amount was awarded at the discretion of the Compensation Committee. For Mr. Evans, Mr. Sanders and Mr. Baker, this amount was awarded at the discretion of Mr. Hagedorn, in his capacity as CEO, subject to approval by the Compensation Committee. For the 2010 fiscal year, 80% of the total weighted payout for the key management team that reported to the CEO was determined based directly on achievement of the performance metrics under the EIP, with the remaining 20% placed into a pool to be awarded as described above. Each NEO could earn more or less than 20% of the total weighted payout based on the NEO’s individual performance for the 2010 fiscal year. The maximum discretionary amount that could be awarded to the NEOs in the aggregate, however, was limited by the size of the discretionary pool.

(3)	Reflects the one-time transition bonus that was paid to Mr. Baker per the terms of his employment agreement.

(4)	Reflects the aggregate grant date value of PUs granted in the 2011 fiscal year (assuming the underlying performance criteria will be satisfied). For the 2010 fiscal year and the fiscal year ended September 30, 2009 (the “2009 fiscal year”), reflects the aggregate grant date value of restricted stock awards or RSUs granted to each NEO. The value of the PUs, restricted stock awards or RSUs is determined using the fair market value of the underlying Common Shares on the date of the grant, computed in accordance with the equity compensation accounting provisions of FASB ASC Topic 718. Pursuant to applicable SEC Rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. The amounts shown for Mr. Sanders also reflect the value of a performance share award with respect to the 2009 and 2010 fiscal year performance periods (10,000 and 20,000 shares, respectively). The value of the performance shares was determined using the fair market value of the underlying Common Shares on December 22, 2008, the date the Compensation Committee approved the performance criteria with respect to the 2009 and 2010 fiscal year performance periods.

(5)	Reflects the aggregate grant date value of NSOs granted to each NEO. The value of the NSO awards is determined using a binomial option valuation on the date of the grant, computed in accordance with the equity compensation accounting provisions of FASB ASC Topic 718. Pursuant to applicable SEC Rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. Assumptions used in the calculation of the amounts shown are included in Note 12 to the Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the 2011, 2010 and 2009 fiscal years, as applicable.

(6)	Mr. Baker was originally awarded 103,700 NSOs on October 8, 2008, which were scheduled to vest on September 30, 2011. Pursuant to the Baker Separation Agreement, the Company agreed to accelerate the vesting of the 103,700 NSOs to October 28, 2010, the effective date of Mr. Baker’s resignation. Pursuant to applicable SEC Rules, the amount shown reflects the incremental fair value of the NSOs, computed in accordance with FASB ASC Topic 718. For additional information regarding the Baker Separation Agreement, see section captioned “EMPLOYMENT AGREEMENTS AND TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL (CIC) ARRANGEMENTS — Baker Separation Agreement.”

(7)	No incentive payouts were made for the 2011 fiscal year since the Company failed to achieve the minimum performance targets.

(8)	Reflects the “non-discretionary” portion of the EIP payout for the 2010 fiscal year. This amount represents 80% of the total weighted payout calculated based on achievement of the performance metrics under the EIP.

(9)	Reflects the EIP payout for the 2009 fiscal year.

(10)	Participant account balances in the ERP, a non-qualified deferred compensation plan, are credited to one or more benchmarked funds that are substantially consistent with the investment options available under the RSP. Accordingly, there are no above-market or preferential earnings on amounts deferred under the ERP.

(11)	For Mr. Hagedorn, the actuarial present value of the accumulated benefit under both the Associates’ Pension Plan and the Excess Pension Plan increased by $20,827 with respect to the 2011 fiscal year, $25,251 with respect to the 2010 fiscal year and $37,811 with respect to the 2009 fiscal year. Both plans were frozen as of December 31, 1997; therefore, no service credits have been earned since that date by Mr. Hagedorn.

(12)	For Mr. Evans, the actuarial present value of the accumulated benefit under the Associates’ Pension Plan increased by $2,333 with respect to the 2011 fiscal year, $2,810 with respect to the 2010 fiscal year and $4,096 with respect to the 2009 fiscal year. The Associates’ Pension Plan was frozen as of December 31, 1997; therefore, no service credits have been earned since that date by Mr. Evans.

(13)	Please see the table below captioned “All Other Compensation” for information regarding the components of the All Other Compensation column.

All Other Compensation Table

The following table shows the detail for the column captioned “All Other Compensation” of the Summary Compensation Table:

All Other Compensation

Name	Year	Auto Perquisites ($)(1)	Defined Contribution Plans ($)(2)	Deferred Compensation Plans ($)(3)		Tax Gross-up Payments ($)		Other ($)		Total ($)
James Hagedorn	2011	12,000	17,150	86,097		—		247,646	(6)	362,893
	2010	12,000	18,532	153,650		—		582,238	(7)	766,420
	2009	12,000	18,532	72,134		4,696	(5)	301,824	(8)	409,186

David C. Evans	2011	12,000	16,956	26,513		—		5,737	(9)	61,206
	2010	12,000	16,500	45,353		—		65,813	(10)	139,666
	2009	12,000	18,232	23,927	(4)	—		38,712	(11)	92,871

Barry W. Sanders	2011	12,000	12,750	28,962		—		13,680	(12)	67,392
	2010	12,000	16,649	48,065		—		70,705	(13)	147,419
	2009	12,000	15,732	30,308	(4)	1,540	(5)	59,610	(14)	119,190

Vincent C. Brockman	2011	12,000	11,313	14,369		—		8,098	(15)	45,780

Denise S. Stump	2011	12,000	15,633	19,250		—		4,312	(16)	51,195

Mark R. Baker	2011	1,167	—	5,625		—		5,058,333	(17)	5,065,125
(former officer)	2010	14,000	18,532	104,133		—		438,017	(18)	574,682
	2009	14,000	26,712	51,000		18,060	(5)	628,843	(19)	738,615

(1)	Reflects the monthly automobile allowance provided to each NEO.

(2)	Reflects Company matching and base retirement contributions made under the RSP. The RSP provides eligible associates, including the NEOs, the opportunity to contribute up to 75% of eligible earnings on a before-tax and/or after-tax basis through payroll deductions up to the specified statutory limits under the IRC. Effective January 1, 2011, the Company began matching participant contributions at a rate of 150% for the first 4% of eligible earnings contributed and 50% for the next 2% of eligible earnings contributed (within the specified statutory limitations). Prior to 2011, the Company matched participant contributions at a rate of 100% for the first 3% of eligible earnings contributed and 50% for the next 2% of eligible earnings contributed (within the specified statutory limitations). The matching contributions, and any earnings on them, are immediately 100% vested.

Prior to 2011, the Company also made a base retirement contribution to the RSP in an amount equal to 2% of eligible earnings for all eligible associates, whether or not they chose to contribute to the RSP. This amount increased to 4% once an associate’s eligible earnings reached 50% of the Social Security wage base. The base retirement contributions, and any earnings on them, vest once an associate has reached three years of service with the Company.

To ensure that the total Company matching contribution is based on a participant’s total deferrals during the year and total eligible compensation for the year, the RSP includes a “true-up” matching contribution. The “true-up” matching contributions to the RSP for a particular calendar year are not funded until the first quarter of the subsequent calendar year. As a result, amounts reflected in this column do not include the following estimated “true-up” matching contributions with respect to NEO contributions that were made to the RSP between January 1, 2011 and September 30, 2011: Mr. Hagedorn, $0; Mr. Evans, $194; Mr. Sanders, $4,400; Mr. Brockman, $6,277; and Ms. Stump, $0.

(3)	Reflects Company contributions into the ERP, a non-qualified deferred compensation plan.

Company Matching Contributions to the ERP for a particular calendar year are not allocated until the first quarter of the subsequent calendar year. As a result, amounts reflected in this column do not include the following estimated Company Matching Contributions with respect to NEO contributions that were made to the ERP between January 1, 2011 and September 30, 2011: Mr. Hagedorn, $35,350; Mr. Evans, $10,413; Mr. Sanders, $13,325; Mr. Brockman; $0; and Ms. Stump, $438. Additional details with respect to non-qualified deferred compensation provided for under the ERP are shown in the table captioned “Non-Qualified Deferred Compensation for 2011 Fiscal Year” and the accompanying narrative.

(4)	Does not include the $1.0 million Company contribution made to the ERP in respect of a retention award granted on November 4, 2008. As contemplated by applicable SEC Rules, since the retention awards were subject to a three-year vesting period, the Company’s contribution to the ERP in respect of each retention award will not be included in the Summary Compensation Table or the table captioned “All Other Compensation” until the year in which the retention award is earned (i.e., until the award vests).

(5)	For Mr. Hagedorn, reflects a tax gross-up with respect to aircraft usage and commuting expenses for the 2009 fiscal year. For Mr. Baker, reflects a tax gross-up of $17,048 associated with the Company-paid commuting perquisite that was provided in connection with his relocation during the 2009 fiscal year. Also reflects tax gross-ups for Mr. Baker and Mr. Sanders of $1,012 and $1,540, respectively, in connection with a Company-sponsored promotional activity during the 2009 fiscal year. The Company no longer provides gross-up payments to the NEOs with respect to perquisites.

(6)	Mr. Hagedorn realized additional compensation for the 2011 fiscal year of $4,000 in lieu of receiving Company-paid financial planning services and $2,667 as a result of purchasing Common Shares at a 10% discount through his participation in the Discounted Stock Purchase Plan. Mr. Hagedorn also received $979 in interest related to a deferred dividend payment that vested on November 8, 2010.

Amount also reflects the compensatory commuting allowance of $240,000 that was provided to Mr. Hagedorn during the 2011 fiscal year. During the 2011 fiscal year, certain members of Mr. Hagedorn’s family were passengers on a business-related flight on Company aircraft. There was no incremental cost to the Company associated with this perquisite. Accordingly, there was no reportable perquisite amount.

(7)	Mr. Hagedorn realized additional compensation for the 2010 fiscal year of $4,000 in lieu of receiving Company-paid financial planning services; $1,560 associated with the value of a Company-paid physical examination; and $2,665 as a result of purchasing Common Shares at a 10% discount through his participation in the Discounted Stock Purchase Plan. Mr. Hagedorn also received a deferred dividend of $334,013 (including $19,563 in interest) related to 33,100 shares of restricted stock granted on October 11, 2006, which vested on October 11, 2009. Of the deferred dividend amount reported, $264,800 related to the payment of the special cash dividend of $8.00 per Common Share approved by the Board on February 16, 2007 and paid on March 5, 2007 (the “Special Dividend”). Amount also reflects the compensatory commuting allowance of $240,000 that was provided to Mr. Hagedorn during the 2010 fiscal year.

(8)	Mr. Hagedorn realized additional compensation for the 2009 fiscal year of $8,000 in lieu of receiving Company-paid financial planning services for each of the 2008 and 2009 calendar years and $2,665 as a result of purchasing Common Shares at a 10% discount through his participation in the Discounted Stock Purchase Plan. Mr. Hagedorn also received a deferred dividend of $284,166 (including $12,466 in interest) related to 28,600 shares of restricted stock granted on October 12, 2005, which vested on October 12, 2008. Of the deferred dividend amount reported, $228,800 related to the payment of the Special Dividend.

Amount also includes $2,268 representing the cost of Mr. Hagedorn’s personal use of Company aircraft, excluding the cost of commuting, as well as $4,725 for the cost of commuting on Company aircraft. Amounts were calculated according to applicable SEC guidance that measures the aggregate incremental cost to the Company of personal use.

(9)	Mr. Evans realized additional compensation for the 2011 fiscal year of $4,000 in lieu of receiving Company-paid financial planning services and $1,560 associated with the value of a Company-paid physical examination. Mr. Evans also received $177 in interest related to a deferred dividend payment that vested on November 7, 2010.

(10)

Mr. Evans realized additional compensation for the 2010 fiscal year of $4,000 in lieu of receiving Company-paid financial planning services for the 2010 calendar year; $4,179 associated with the value of Company-paid financial planning services for the 2009 calendar year; and $1,125 associated with the value of a Company-paid physical examination. Mr. Evans also received a deferred dividend of $56,509

(including $3,309 in interest) related to 5,600 shares of restricted stock granted on October 11, 2006, which vested on October 11, 2009. Of the deferred dividend amount reported, $44,800 related to the payment of the Special Dividend.

(11)	Mr. Evans realized additional compensation for the 2009 fiscal year of $8,904 associated with the value of Company-paid financial planning services. Mr. Evans also received a deferred dividend of $29,808 (including $1,308 in interest) related to 3,000 shares of restricted stock granted on October 12, 2005, which vested on October 12, 2008. Of the deferred dividend amount reported, $24,000 related to the payment of the Special Dividend.

(12)	Mr. Sanders realized additional compensation for the 2011 fiscal year of $4,000 in lieu of receiving Company-paid financial planning services and $333 as a result of purchasing Common Shares at a 10% discount through his participation in the Discounted Stock Purchase Plan. Mr. Sanders also received $148 in interest related to a deferred dividend payment that vested on November 7, 2010.

The amount shown also includes $9,199 representing the cost of Mr. Sanders’ personal use of Company aircraft related to a family emergency. The value reported for his personal usage does not include the cost of ferry legs, i.e., “deadhead flights” ($6,100). The reported aggregate incremental cost of personal flights on Company aircraft is based on the direct operating costs associated with operating a flight from origination to destination, such as fuel, oil, landing fees, crew hotels and meals, on-board catering, trip-related maintenance and trip-related hangar/parking costs. Since Company aircraft are used primarily for business travel, the calculation method excludes the fixed costs that do not change based on usage, such as pilots’ salaries, the purchase cost of Company aircraft and the cost of maintenance not related to trips. The aggregate incremental cost reported does not include the minimal incremental tax cost to the Company associated with the partial loss of a tax deduction of aircraft-related costs as a result of Mr. Sanders’ personal use of Company aircraft. During the 2011 fiscal year, certain members of Mr. Sanders’ family were passengers on a business-related flight on Company aircraft. There was no incremental cost to the Company associated with this perquisite. Accordingly, there was no reportable perquisite amount.

(13)	Mr. Sanders realized additional compensation for the 2010 fiscal year of $4,000 in lieu of receiving Company-paid financial planning services and $333 as a result of purchasing Common Shares at a 10% discount through his participation in the Discounted Stock Purchase Plan. Mr. Sanders also received a deferred dividend of $33,300 (including $1,950 in interest) related to 3,300 shares of restricted stock granted on October 11, 2006, which vested on October 11, 2009, and a deferred dividend of $33,072 (including $572 in interest) related to 20,000 performance shares granted on October 30, 2007, which vested on September 30, 2010. Of the deferred dividend amounts reported, $26,400 related to the payment of the Special Dividend.

(14)	Mr. Sanders realized additional compensation for the 2009 fiscal year of $4,000 in lieu of receiving Company-paid financial planning services and $333 as a result of purchasing Common Shares at a 10% discount through his participation in the Discounted Stock Purchase Plan. Mr. Sanders also received a deferred dividend of $41,731 (including $1,831 in interest) related to 4,200 shares of restricted stock granted on October 12, 2005, which vested on October 12, 2008, and a deferred dividend of $10,190 (including $190 in interest) related to 10,000 performance shares granted on October 30, 2007, which vested on September 30, 2009. Of the deferred dividend amounts reported, $33,600 related to the payment of the Special Dividend. Amount also reflects $3,356 in connection with the cost of a Company-sponsored promotional activity.

(15)	Mr. Brockman realized additional compensation for the 2011 fiscal year of $8,000 in lieu of receiving Company-paid financial planning services for each of the 2011 and 2010 calendar years. Mr. Brockman also received $98 in interest related to a deferred dividend payment that vested on November 7, 2010.

(16)	Ms. Stump realized additional compensation for the 2011 fiscal year of $3,500 associated with the value of Company-paid financial planning services and $667 as a result of purchasing Common Shares at a 10% discount through her participation in the Discounted Stock Purchase Plan. Ms. Stump also received $145 in interest related to a deferred dividend payment that vested on November 7, 2010.

(17)	Mr. Baker realized additional compensation during the 2011 fiscal year of $5,025,000 in connection with the lump sum severance payment provided pursuant to the Separation Agreement and Release of All Claims between Mr. Baker and Scotts LLC (the “Baker Separation Agreement”), executed by Scotts LLC on November 3, 2010. For additional information regarding the Baker Separation Agreement, see section captioned “EMPLOYMENT AGREEMENTS AND TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL (CIC) ARRANGEMENTS — Baker Separation Agreement.”

Mr. Baker also received a compensatory commuting allowance of $33,333.

(18)	Mr. Baker realized additional compensation for the 2010 fiscal year of $4,000 in lieu of receiving Company-paid financial planning services and $404 associated with the value of a Company-paid physical examination. Mr. Baker also received a deferred dividend of $13,613 (including $113 in interest) related to 12,000 shares of restricted stock granted on October 1, 2008, which vested on September 30, 2010.

Amount also reflects the compensatory commuting allowance of $420,000 that was provided to Mr. Baker during the 2010 fiscal year.

(19)	Mr. Baker realized additional compensation for the 2009 fiscal year of $8,000 in lieu of receiving Company-paid financial planning services for each of the 2008 and 2009 calendar years and $500,000 in the form of a one-time lump-sum relocation bonus in connection with his relocation to the Central Ohio area as contemplated by his employment agreement. Mr. Baker also received a deferred dividend of $6,038 (including $38 in interest) related to 12,000 shares of restricted stock granted on October 1, 2008, which vested on September 30, 2009.

Amount also reflects $114,805 for the costs of commuting on Company aircraft, calculated according to applicable SEC guidance that measures the aggregate incremental cost to the Company of personal use. The limited commuting perquisite was approved by the Compensation Committee for the 2009 fiscal year as part of the terms of Mr. Baker’s employment agreement.

Grants of Plan-Based Awards Table

The following table sets forth information concerning equity-based awards made during the 2011 fiscal year as well as the range of potential payouts under the EIP, a non-equity incentive plan, with respect to performance goals for the 2011 fiscal year.

Grants of Plan-Based Awards for 2011 Fiscal Year

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)		All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)(3)		Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(5)
		Threshold ($)	Target ($)	Maximum ($)	Threshold common shares (#)	Maximum common shares (#)

James Hagedorn	1/21/2011				22,600	22,600	—				1,169,098
	1/21/2011							117,800		51.73	1,656,268
		500,000	1,000,000	2,000,000

David C. Evans	1/21/2011				5,300	5,300	—				274,169
	1/21/2011							27,800		51.73	390,868
		150,781	301,563	603,125

Barry W. Sanders	1/21/2011				8,900	8,900	—				460,397
	1/21/2011							46,400		51.73	652,384
		203,385	406,771	813,542
Vincent C. Brockman	1/21/2011				3,000	3,000	—				155,190
	1/21/2011							15,500		51.73	217,930
		110,000	220,000	440,000

Denise S. Stump	1/21/2011				2,500	2,500	—				129,325
	1/21/2011							13,100		51.73	184,186
		92,125	184,250	368,500

Mark R. Baker	10/28/2010				—	—	—	103,700	(4)	21.65	2,541,647	(4)
(former officer)		—	—	—

(1)

These amounts are the estimated potential threshold (minimum), target and maximum incentive award payouts that each NEO was eligible to receive based on performance goals set pursuant to the EIP for the 2011 fiscal year. Since Mr. Baker resigned on October 28, 2010, he was not eligible to receive an incentive award payout for the 2011 fiscal year. A detailed description of the performance goals and potential incentive award payouts under the EIP is provided in the section captioned “Elements of Executive Compensation — Annual Cash Incentive Compensation Plan” within the CD&A.

(2)	Reflects the number of PUs awarded under the 2006 Long-Term Plan. In general, the PUs, as well as the cash-based dividend equivalents associated therewith, vest on the third anniversary of the grant date, subject to achievement of a three-year performance goal, which provides that the Company must achieve a cumulative adjusted EPS of $9.92 for the 2011 to 2013 fiscal year performance period. Failure to achieve this level of profitability will result in forfeiture of the PUs. No additional shares will be awarded for exceeding the performance goal. The PUs are subject to earlier vesting in the event of retirement, death or disability of the NEO or a change in control of the Company in certain circumstances, but otherwise will be forfeited in the event of termination prior to the third anniversary of the grant. As of September 30, 2011, both Mr. Hagedorn and Ms. Stump were retirement eligible and therefore qualify for accelerated vesting should they retire prior to the normal vesting date. No other NEOs are retirement eligible.

Subject to the terms of the 2006 Long-Term Plan, whole vested PUs will be settled in Common Shares and fractional PUs will be settled in cash as soon as administratively practicable, but in no event later than 90 days following the earliest to occur of: (i) termination; (ii) death; (iii) disability; or (iv) the third anniversary of the grant date. Until the PUs are settled, the NEO has none of the rights of a shareholder with respect to the Common Shares underlying the PUs other than with respect to the dividend equivalents.

(3)	Reflects the number of NSOs granted under the 2006 Long-Term Plan. The NSOs, which have a 10-year term, vest on the third anniversary of the grant date, subject to earlier vesting in the event of retirement, death or disability of the NEO or a change in control of the Company in certain circumstances. As of September 30, 2011, both Mr. Hagedorn and Ms. Stump were retirement eligible and therefore qualify for accelerated vesting should they retire prior to the normal vesting date. No other NEOs are retirement eligible. The 2006 Long-Term Plan provides that the exercise price of the NSOs will be the closing price of one Common Share on NYSE on the date of the grant.

(4)	Mr. Baker was originally awarded 103,700 NSOs on October 8, 2008, which were scheduled to vest on September 30, 2011. Pursuant to the Baker Separation Agreement, the Company agreed to accelerate the vesting of the 103,700 NSOs to October 28, 2010, the effective date of Mr. Baker’s resignation. Pursuant to applicable SEC Rules, the amount shown in the “Grant Date Fair Value” column reflects the incremental fair value of the NSOs, computed in accordance with FASB ASC Topic 718. For additional information regarding the Baker Separation Agreement, see section captioned “EMPLOYMENT AGREEMENTS AND TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL (CIC) ARRANGEMENTS — Baker Separation Agreement.”

(5)	Reflects the grant date fair value for the PU grants (assuming the underlying performance criteria will be satisfied) and NSO grants identified in this table, computed in accordance with FASB ASC Topic 718.

Outstanding Equity Awards Table

The following table provides information regarding outstanding equity-based awards as of September 30, 2011.

Outstanding Equity Awards at 2011 Fiscal Year-End

		Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options/SARs Exercisable (#)(1)		Number of Securities Underlying Unexercised Options/SARs Unexercisable (#)(1)	Option Exercise Price ($)(2)	Option Expiration Date	Number of Shares or Units That Have Not Vested (#)		Market Value of Shares or Units That Have Not Vested ($)(8)	Equity Incentive Plan Awards: Number of Unearned Shares or Units That Have Not Vested (#)(9)	Equity Incentive Plan Awards: Market or Payout Value Of Unearned Shares or Units That Have Not Vested ($)(8)
James Hagedorn	10/23/2001	148,715		—	16.80	10/21/2011
	1/30/2003	297,386	*	—	21.23	1/29/2013
	11/19/2003	214,120	*	—	24.45	11/18/2013
	12/1/2004	196,553		—	29.01	12/1/2014
	10/12/2005	182,067		—	35.74	10/12/2015
	10/11/2006	153,690		—	38.58	10/11/2016
	11/8/2007	129,100		—	38.25	11/7/2017
	10/8/2008	—		200,000	21.65	10/5/2018
	1/20/2010	—		81,200	41.62	1/17/2020
	1/21/2011	—		117,800	51.73	1/20/2021
							101,200	(3)	4,513,520	22,600	1,007,960

David C. Evans	11/7/2007	25,000		—	38.76	11/6/2017
	10/8/2008	—		35,000	21.65	10/5/2018
	1/20/2010	—		19,000	41.62	1/17/2020
	1/21/2011	—		27,800	51.73	1/20/2021
							14,700	(4)	655,620	5,300	236,380

Barry W. Sanders	10/11/2006	15,476		—	38.58	10/11/2016
	11/7/2007	20,000		—	38.76	11/6/2017
	10/8/2008	—		28,000	21.65	10/5/2018
	1/20/2010	—		19,000	41.62	1/17/2020
	1/21/2011	—		46,400	51.73	1/20/2021
							15,200	(5)	677,920	8,900	396,940

Vincent C. Brockman	10/8/2008	—		20,000	21.65	10/5/2018
	1/20/2010	—		11,000	41.62	1/17/2020
	1/21/2011	—		15,500	51.73	1/20/2021
							9,000	(6)	401,400	3,000	133,800

Denise S. Stump	10/12/2005	26,893		—	35.74	10/12/2015
	10/11/2006	22,738		—	38.58	10/11/2016
	11/7/2007	19,100		—	38.76	11/6/2017
	10/8/2008	—		25,000	21.65	10/5/2018
	1/20/2010	—		11,000	41.62	1/17/2020
	1/21/2011	—		13,100	51.73	1/20/2021
							10,000	(7)	446,000	2,500	111,500

(1)	Those awards shown with an asterisk (*) are SARs. All of the NSOs/SARs shown in these two columns have a vesting date that is the third anniversary of the grant date shown in the column captioned “Grant Date.”

(2)	Each NSO or SAR was granted with an exercise price equal to the closing price of one Common Share on NYSE on the date of grant.

(3)	Reflects 63,700 RSUs granted on October 8, 2008 that vested on October 8, 2011 and 37,500 RSUs granted on January 20, 2010 that are scheduled to vest on January 20, 2013.

(4)	Reflects 6,000 shares of restricted stock granted on October 8, 2008 that vested on October 8, 2011 and 8,700 RSUs granted on January 20, 2010 that are scheduled to vest on January 20, 2013.

(5)	Reflects 6,500 shares of restricted stock granted on October 8, 2008 that vested on October 8, 2011 and 8,700 RSUs granted on January 20, 2010 that are scheduled to vest on January 20, 2013.

(6)	Reflects 4,000 shares of restricted stock granted on October 8, 2008 that vested on October 8, 2011 and 5,000 RSUs granted on January 20, 2010 that are scheduled to vest on January 20, 2013.

(7)	Reflects 5,000 RSUs granted on October 8, 2008 that vested on October 8, 2011 and 5,000 RSUs granted on January 20, 2010 that are scheduled to vest on January 20, 2013.

(8)	Reflects the market value of shares of restricted stock, RSUs or PUs that had not vested as of September 30, 2011. The market value is calculated by multiplying the number of unvested shares of restricted stock, RSUs or PUs by $44.60, which was the closing price of one Common Share on NYSE on September 30, 2011, the last trading day of the 2011 fiscal year.

(9)	Reflects the aggregate number of PUs that had not vested as of September 30, 2011. All such units are scheduled to vest on January 21, 2014, provided the underlying performance criteria are met.

Option Exercises and Stock Vested Table

The following table provides information concerning the aggregate amounts realized or received in connection with the exercise or vesting of equity-based awards for each NEO during the 2011 fiscal year.

Option Exercises and Stock Vested for 2011 Fiscal Year

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)(2)	Value Realized on Vesting ($)(3)
James Hagedorn	—	—	33,100	1,703,657

David C. Evans	44,991	900,602	6,000	308,820

Barry W. Sanders	26,893	491,066	5,000	257,350

Vincent C. Brockman	18,281	338,052	3,300	169,851

Denise S. Stump	23,795	618,698	4,900	252,203

Mark R. Baker (former officer)	120,383	3,340,277	3,217	173,750

(1)	The value realized on exercise of NSOs/SARs is calculated based on the excess of the closing price of one Common Share on NYSE on the date of exercise over the exercise price of the NSO/SAR, multiplied by the number of Common Shares acquired upon exercise. The amount reported for Mr. Baker includes 16,683 NSOs granted on January 27, 2006 when Mr. Baker served as a non-employee director and 103,700 NSOs granted on October 8, 2008, which subsequently vested on October 28, 2010 pursuant to the Baker Separation Agreement.

(2)	The entire amount reported for Mr. Baker reflects deferred stock units granted on February 4, 2008 when Mr. Baker served as a non-employee director.

(3)	The value realized upon the vesting of shares of restricted stock or RSUs is calculated by multiplying the number of Common Shares underlying the vested shares or units by the closing price of one Common Share on NYSE on the vesting date.

Pension Benefits Table

Scotts LLC maintains the Associates’ Pension Plan, a tax-qualified, non-contributory defined benefit pension plan. Eligibility for and accruals under the Associates’ Pension Plan were frozen as of December 31, 1997. Monthly benefits under the Associates’ Pension Plan upon normal retirement (age 65) are determined under the following formula:

(a)(i) 1.5% of the individual’s highest average annual compensation for 60 consecutive months during           the 10-year period ending December 31, 1997; times

   (ii) years of benefit service through December 31, 1997; reduced by

(b)(i) 1.25% of the individual’s primary Social Security benefit (as of December 31, 1997); times

   (ii) years of benefit service through December 31, 1997.

Compensation includes all gross earnings plus 401(k) contributions and salary reduction contributions for welfare benefits (such as medical, dental, vision and flexible spending accounts), but does not include earnings in connection with foreign service, the value of a Company car or separation or other special allowances. An individual’s primary Social Security benefit is based on the Social Security Act as in effect on December 31, 1997, and assumes constant compensation through age 65 and that the individual will not retire earlier than age 65. No more than 40 years of benefit service are taken into account.

For Mr. Hagedorn, benefits under the Associates’ Pension Plan are supplemented by benefits under the Excess Pension Plan. The Excess Pension Plan was established October 1, 1993 and was frozen as of December 31, 1997. The Excess Pension Plan provides additional benefits to participants in the Associates’ Pension Plan whose benefits are reduced by limitations imposed under IRC § 415 and § 401(a)(17). Executive officers and certain key employees participating in the Excess Pension Plan will receive, at the time and in the same form as benefits are paid under the Associates’ Pension Plan, additional monthly benefits in an amount which, when added to the benefits paid to each participant under the Associates’ Pension Plan, will equal the benefit amount such participant would have earned but for the limitations imposed by the IRC.

The following table shows information related to the Associates’ Pension Plan and the Excess Pension Plan for James Hagedorn and David C. Evans, the only two NEOs who participate in either plan. Since both the Associates’ Pension Plan and the Excess Pension Plan were frozen as of December 31, 1997, no further years of credited service have been or may be earned after that date.

Pension Benefits at 2011 Fiscal Year-End

Name	Plan Name	Number of Years Credited Service (#)(1)	Present Value of Accumulated Benefit ($)(2)

James Hagedorn	The Scotts Company LLC Associates’ Pension Plan	9.9167	166,059
	The Scotts Company LLC Excess Benefit Plan For Non Grandfathered Associates	2.0000	31,697
	Total		197,756

David C. Evans	The Scotts Company LLC Associates’ Pension Plan	3.0833	18,260

(1)	The number of years of credited service shown for each participant is the service earned under the respective plan.

(2)	Assumptions used in the calculation of these amounts are included in Note 9 to the Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the 2011 fiscal year.

Non-Qualified Deferred Compensation Table

The ERP is a non-qualified deferred compensation plan that provides executives, including the NEOs, the opportunity to: (1) defer compensation above the specified statutory limits applicable to the RSP and (2) defer compensation with respect to any Performance Award (as defined in the ERP) or other bonus awarded to such executives. The ERP is an unfunded plan and is subject to the claims of the Company’s general creditors.

During the 2011 fiscal year, the ERP consisted of five parts:

•

Compensation Deferral, which allows continued deferral of salary and amounts received in lieu of salary (including, but not limited to, paid time off, vacation pay, salary continuation and short-term disability benefits);

•

Performance Award Deferral, which allows the deferral of up to 100% of any cash incentive compensation earned under the EIP or any other compensation plan or arrangement that constitutes performance-based compensation for purposes of IRC § 409A;

•

Retention Awards, which reflect the Company’s contribution to the ERP in respect of the retention awards described in the section captioned “Elements of Executive Compensation — Executive Retention Awards” within the CD&A;

•	Crediting of Company Matching Contributions on qualifying deferrals that could not be made to the RSP due to certain statutory limits; and

•

Prior to January 2011, Base Retirement Contributions that were made by the Company to the ERP once the statutory compensation cap was reached in the RSP and with respect to any qualifying deferrals to the ERP. A Base Retirement Contribution was made to the ERP regardless of whether Compensation Deferral or Performance Award Deferral elections were made under the ERP. Base Retirement Contributions were discontinued effective January 1, 2011 and were replaced with a higher Company Matching Contribution, as described in the section captioned “Elements of Executive Compensation — Retirement Plans and Deferred Compensation Benefits” within the CD&A.

Distributions of vested account balances generally begin after six months have elapsed from the earliest to occur of: (i) a participant’s separation from service; (ii) death; (iii) disability; or (iv) a specific date selected by the participant, and are normally paid in either a lump sum or in annual installments over 5, 10 or 15 years, whichever the participant has elected. With respect to the retention awards, the Company distributed one-fourth of the vested account balance on November 4, 2011, and will distribute one-third of the remaining account balance on November 4, 2012 and the final remaining account balance on November 4, 2013. Distributions from the Company stock fund are made in the form of whole Common Shares, with the value of fractional Common Shares distributed in cash. Distributions from one of the mutual fund investments are made in cash in an amount equal to the number of mutual fund shares credited to the participant multiplied by the market value of those mutual fund shares.

Non-Qualified Deferred Compensation for 2011 Fiscal Year

Name	Executive Contributions in Last Fiscal Year ($)(1)	Company Contributions in Last Fiscal Year ($)(2)	Aggregate Earnings in Last Fiscal Year ($)(3)		Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)(5)(6)
James Hagedorn	47,017	86,097	(176,561)		—	1,284,863
David C. Evans	12,238	26,513	(245,141	)(4)	—	1,946,743
Barry W. Sanders	14,729	28,962	(231,257	)(4)	—	1,988,007
Vincent C. Brockman	—	14,369	(233,165	)(4)	—	1,758,490
Denise S. Stump	4,187	19,250	(240,223	)(4)	—	1,895,827
Mark R. Baker (former officer)	3,000	5,625	21,267		165,140	60,792

(1)	These amounts are also included in the Salary column numbers reported in the Summary Compensation Table.

(2)	These contributions are also included in the Deferred Compensation Plans column numbers reported in the table captioned “All Other Compensation.” Company Matching Contributions to the ERP for a particular calendar year are not allocated until the first quarter of the subsequent calendar year. As a result, amounts reflected in this column do not include the following estimated Company Matching Contributions with respect to NEO contributions that were made to the ERP between January 1, 2011 and September 30, 2011: Mr. Hagedorn, $35,350; Mr. Evans, $10,413; Mr. Sanders, $13,325; Mr. Brockman, $0; and Ms. Stump, $438.

(3)	Represents aggregate earnings (losses) for the 2011 fiscal year allocated to each NEO’s account in accordance with the ERP. Under the terms of the ERP, each participant has the right to elect investment funds against which amounts allocated to such participant’s account under the ERP will be benchmarked. The investment funds include a Company stock fund and mutual funds that are substantially consistent with the investment options available under the RSP. Because there are no preferential earnings, these amounts are not reflected in the Summary Compensation Table.

(4)	Includes aggregate losses of $233,171 attributed to the change in the value of the Company stock fund, which Mr. Evans, Mr. Sanders, Mr. Brockman and Ms. Stump each elected as the applicable benchmark fund for his or her retention award.

(5)	The account balances for Mr. Evans, Mr. Sanders, Mr. Brockman and Ms. Stump each include $1,709,763 in respect of the retention awards that were subject to a three-year vesting period. The retention awards vested on November 4, 2011.

(6)	Includes amounts reported as compensation in the Summary Compensation Table for the 2010 and 2009 fiscal years as follows: (a) Mr. Hagedorn, $225,784; (b) Mr. Evans, $69,280; (c) Mr. Sanders, $78,373; (d) Mr. Brockman, $0; (e) Ms. Stump, $0; and (f) Mr. Baker, $155,133.

EMPLOYMENT AGREEMENTS AND TERMINATION OF EMPLOYMENT AND

CHANGE IN CONTROL (CIC) ARRANGEMENTS

Employment Agreements

In connection with the transactions contemplated by the Miracle-Gro Merger Agreement described on page 72, The Scotts Company entered into an employment agreement with Mr. Hagedorn (as amended effective October 1, 2008, the “Hagedorn Agreement”), which was subsequently assumed by Scotts LLC. The Hagedorn Agreement provides a rolling two-year term, unless either party notifies the other of its desire not to renew at least 30 days prior to the end of the first year of such two-year term. The Hagedorn Agreement provides for a minimum annual base salary of $200,000 (Mr. Hagedorn’s annual base salary was $1,000,000 for the 2011 fiscal year) and participation in the various benefit plans available to senior executive officers of the Company. Upon termination of employment by Mr. Hagedorn for “good reason” or by the Company for any reason other than “cause” (as such terms are defined in the Hagedorn Agreement), Mr. Hagedorn will be entitled to receive certain severance benefits, including a payment equal to three times the sum of his base salary then in effect plus his highest annual bonus in any of the three preceding years (which would have been three times the sum of: (a) $1,000,000 and (b) $2,338,000 based on his annual base salary as of September 30, 2011 and his annual bonuses for the fiscal years ended September 30, 2011, 2010 and 2009). Mr. Hagedorn will also be entitled to receive certain health and welfare benefits for a period of three years following such termination. Upon termination of employment for any other reason, Mr. Hagedorn or his beneficiary will be entitled to receive all unpaid amounts of base salary and benefits under the executive benefit plans in which he participated.

In addition to the Hagedorn Agreement, Scotts LLC maintained employment agreements with each of Mr. Evans, Mr. Sanders and Ms. Stump throughout the 2011 fiscal year, and with Mr. Brockman for most of the 2011 fiscal year. The employment agreements reflected the terms and conditions of each executive’s employment with Scotts LLC, including the separation benefits each executive would have been entitled to receive in the event his or her employment was terminated by Scotts LLC without cause or if such executive voluntarily terminated his or her employment with good reason. The employment agreement with Mr. Brockman expired on May 31, 2011, and the employment agreements with each of Mr. Evans, Mr. Sanders and Ms. Stump (each as amended) expired on November 4, 2011. Effective November 5, 2011, each of the NEOs other than Mr. Hagedorn and Mr. Baker (who resigned effective October 28, 2010) became a participant in the Company’s Executive Severance Plan, the terms of which are described more fully below.

Executive Severance Plan

On May 4, 2011, the Compensation Committee approved the Executive Severance Plan and designated each of Mr. Evans, Mr. Sanders, Mr. Brockman and Ms. Stump (each a “Participant” and collectively the “Participants”) as eligible participants, effective November 5, 2011. Under the terms of the Executive Severance Plan, each Participant will be eligible to receive severance benefits in the event his or her employment is terminated involuntarily without “Cause,” provided certain conditions are satisfied. The term “Cause” is defined in the Executive Severance Plan by reference to the 2006 Long-Term Plan (or any successor plan thereto), which currently defines “Cause” as: (a) the willful failure to substantially perform one’s duties as an employee (for reasons other than physical or mental illness) after reasonable notice of that failure; (b) misconduct that materially injures the Company or any subsidiary or affiliate; (c) conviction of, or entering into a plea of nolo contendere to, a felony; or (d) breach of any written covenant or agreement with the Company or any subsidiary or affiliate.

In order to receive benefits under the Executive Severance Plan, each Participant must execute a participation agreement (the “Participation Agreement”), the form of which was approved by the Compensation Committee, and, upon termination, must execute a release agreement in favor of the Company. The Participation Agreement provides for the following severance benefits in the event a Participant’s employment is terminated involuntarily without Cause or the Participant resigns for “Good Reason”:

•	a continuation of base salary, in accordance with the Company’s normal payroll practices, for a period of 24 months after the date of termination (the “Severance Period”);

•	a prorated bonus for the plan year in which the termination occurs, to be paid if earned at the time the Company pays annual bonus awards generally; and

•

each month during the Severance Period that the Participant is eligible for COBRA, an amount equal to the excess of the then COBRA premium charged by the Company to terminated employees over the premium charged to active employees (the “Benefits Offset Payment”).

All other benefits to which the Participant has a vested right as of the effective date of termination will be paid or provided according to the provisions of the plans or programs governing such benefits. In addition to the foregoing, in the event termination occurs within two years following a “Change in Control” (as defined in the Executive Severance Plan), the Participant will also receive a payment equal to twice the Participant’s target bonus opportunity.

The Participation Agreement defines “Good Reason” as the existence of one or more of the following conditions without the Participant’s consent: (a) a material diminution in total direct compensation at target (meaning the sum of base salary, target bonus opportunity and the grant date value of long-term awards), other than as a result of (i) an across-the-board reduction for executives at the Participant’s level or (ii) a reduction in total direct compensation at target as a result of the Participant being in a performance improvement or disciplinary plan; or (b) a material diminution in authority, duties or responsibilities. Under the terms of the Participation Agreement, Good Reason exists only if the Company fails to cure the event giving rise to Good Reason within 30 days after receiving notice thereof from the Participant.

Each Participant has executed a Participation Agreement and, therefore, is eligible to receive benefits under the Executive Severance Plan.

Baker Separation Agreement

Mr. Baker served as the Company’s President and Chief Operating Officer from October 1, 2008 until his resignation effective October 28, 2010. Prior to his resignation, Mr. Baker served pursuant to the terms of an employment agreement that was executed on September 10, 2008 and amended on December 10, 2009 (as amended, the “Baker Agreement”). On November 3, 2010, Scotts LLC executed a Separation Agreement and Release of All Claims (Baker Separation Agreement) with Mr. Baker. The Baker Separation Agreement, which superseded the Baker Agreement, addressed the payments and benefits to which Mr. Baker was entitled in connection with his resignation.

Pursuant to the terms of the Baker Separation Agreement, Scotts LLC provided Mr. Baker with a lump sum payment of $5,025,000 (less applicable taxes) on November 24, 2010. In addition, the vesting date for the 103,700 NSOs granted to Mr. Baker on October 8, 2008, which were scheduled to vest on September 30, 2011, was changed to October 28, 2010. All other equity awards that had not vested as of October 28, 2010 were forfeited. The Baker Separation Agreement did not supersede or nullify the Employee Confidentiality, Noncompetition, Nonsolicitation Agreement previously executed by Mr. Baker on September 29, 2008, which remains in full force and effect as modified by the Baker Separation Agreement.

PAYMENTS ON TERMINATION OF EMPLOYMENT AND/OR CHANGE IN CONTROL

The Company and its subsidiaries have entered into certain agreements and maintain certain plans that may provide compensation to the NEOs employed by Scotts LLC at fiscal year-end in the event of a termination of employment and/or a change in control of the Company.

Employment and Severance Agreements: As described above in the section captioned “EMPLOYMENT AGREEMENTS AND TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL (CIC) ARRANGEMENTS,” Scotts LLC maintains an employment agreement with Mr. Hagedorn. None of the other NEOs are currently covered by employment agreements; however, Mr. Evans, Mr. Sanders, Mr. Brockman and Ms. Stump each participate in the Executive Severance Plan. The Hagedorn Agreement and the Executive Severance Plan provide for severance and continued compensation and benefit eligibility as summarized in the table below. All other benefits to which the Participant has a vested right as of the effective date of termination will be paid or provided according to the provisions of the plans or programs governing such benefits.

	Prior to CIC		Within 2 Years Following CIC
	Involuntary Without Cause or Voluntary With Good Reason	Due to Death or Disability	Involuntary Without Cause or Voluntary With Good Reason
Salary Continuation:
CEO	3x base salary	None	3x base salary
All Other NEOs	2x base salary	None	2x base salary
Annual Incentive:
CEO	3x highest bonus paid in prior three years	Prorated target bonus	3x highest bonus paid in prior three years
All Other NEOs	Prorated annual bonus	Prorated target bonus	Prorated annual bonus, plus 2x target bonus
Welfare Benefits:
CEO	Coverage continues for 3 years	None	Coverage continues for 3 years
All Other NEOs	Coverage ends and NEO receives Benefits Offset Payment for 18 months	None	Coverage ends and NEO receives Benefits Offset Payment for 18 months

If an NEO terminates his or her employment voluntarily without good reason, other than for retirement, or such NEO’s employment is terminated for cause, the NEO is not entitled to receive any additional base salary, annual incentive payment or welfare benefits. The specific obligations to each of the NEOs are detailed in the separate tables that follow.

Equity-Based Compensation Plans: As previously mentioned, grants of NSOs, SARs, restricted stock, RSUs and PUs are typically subject to three-year, time-based vesting. However, our equity-based compensation plans generally provide for accelerated vesting or forfeiture in certain situations, as indicated in the following table. These acceleration and forfeiture provisions apply to all participants under the equity-based compensation plans.

Termination Due to:	Unvested NSOs, SARs, Restricted Stock, RSUs and PUs
Retirement	Restricted stock is forfeited on date of termination; all other awards vest on date of termination

Death or Disability	Vest on date of termination

For Cause	Forfeited on date of termination

Any Other Reason	Forfeited on date of termination

Subsequent to Change in Control	Generally vest on date of termination, as described below

Retirement: A voluntary termination after a participant reaches age 62, or reaches age 55 with 10 years of service.

Disability: A participant’s inability to perform his or her normal duties for a period of at least six months due to a physical or mental infirmity.

Treatment of Equity Awards Following a Change in Control: Upon a change in control of the Company, outstanding NSOs and SARs will be cancelled and the applicable NEO will receive cash in the amount of, or Common Shares having a fair market value equal to, the difference between the change in control price per Common Share and the exercise price per Common Share associated with the cancelled NSO or SAR; provided, however, such cancellation may not take affect if either: (a) the Compensation Committee determines prior to the change in control that immediately after the change in control, the NSOs and SARs will be honored or assumed, or new awards with substantially equivalent value substituted, or (b) the NEO exercises, with the permission of the Compensation Committee, the NEO’s outstanding NSOs and SARs within 15 days of the date of the change in control.

Following a change in control, unvested restricted stock and RSUs will vest in full and all restrictions relating to such awards will lapse. The vested awards will be distributed, if not already held by a participant and to the extent applicable: (i) in a single lump-sum cash payment within 30 days following such change in control based on the change in control price or (ii) at the Compensation Committee’s discretion, in the form of whole Common Shares of the Company or shares of any successor company.

With respect to PUs, all performance goals associated with outstanding awards will be deemed to have been met on the date of the change in control, all performance periods will be accelerated to the date of the change in control and all outstanding awards will be distributed in a single lump sum cash payment within 30 days following such change in control based on the change in control price.

Termination of Employment and Change in Control — James Hagedorn

The following table describes the approximate payments that would be made to Mr. Hagedorn pursuant to his employment agreement or other plans or individual award agreements in the event of his termination of employment under the circumstances described below or in the event of a change in control of the Company, assuming such termination of employment or change in control took place on September 30, 2011, the last day of the 2011 fiscal year. For further information concerning the outstanding equity-based awards held by Mr. Hagedorn as of September 30, 2011, see the table captioned “Outstanding Equity Awards at 2011 Fiscal Year-End.”

	Prior to CIC		Following CIC
Executive Benefits and Payments Upon Termination	Involuntary Without Cause or Voluntary With Good Reason	Due to Death or Disability	Involuntary Without Cause or Voluntary With Good Reason	CIC Only
Compensation:
Base Salary (3x annual base salary)	$3,000,000	$—	$3,000,000	$—
EIP(1)	7,014,000	—	7,014,000	—
Equity-Based Compensation	—	—	—	—
Stock Options:
Unvested and accelerated(2)	4,831,976	4,831,976	4,831,976	4,831,976
RSUs/Performance Units:
Unvested and Accelerated(3)	5,521,480	5,521,480	5,521,480	5,521,480
Dividend Equivalents(4)	196,672	196,672	196,672	196,672
Benefits and Perquisites:
Health & Welfare Benefits(5)	47,736	—	47,736	—
Accrued Retirement Benefits:
Assoc. Pension Plan(6)	166,059	166,059	166,059	—
Excess Benefit Plan(7)	31,697	31,697	31,697	—
RSP(8)	1,429,040	1,429,040	1,429,040	—
ERP(8)	1,284,863	1,284,863	1,284,863	—
Total:	$23,523,523	$13,461,787	$23,523,523	$10,550,128

(1)	Lump-sum payment of cash severance benefit in an amount equal to three times the EIP payout for the 2009 fiscal year, the highest annual bonus paid in the three years preceding September 30, 2011.

(2)	Immediate vesting of all outstanding and unvested stock options, valued based on the difference between $44.60, the Common Share price as of September 30, 2011, and the respective exercise prices. Since Mr. Hagedorn is retirement eligible, all NSOs are subject to accelerated vesting upon termination for any reason other than for cause.

(3)	Immediate vesting of all unvested RSUs and PUs, valued based on the Common Share price of $44.60 as of September 30, 2011. Since Mr. Hagedorn is retirement eligible, all RSUs and PUs are subject to accelerated vesting upon termination for any reason other than for cause.

(4)	Immediate vesting of all deferred cash dividends and dividend equivalents associated with unvested RSUs and PUs. Since Mr. Hagedorn is retirement eligible, all deferred cash dividends are subject to accelerated vesting upon termination for any reason other than for cause.

(5)	Continuation of certain medical and dental benefits for a period of three years following the date of termination.

(6)	Accrued benefits under the Associates’ Pension Plan.

(7)	Accrued benefits under the Excess Pension Plan.

(8)	Reflects respective account balances as of September 30, 2011.

Termination of Employment and Change in Control — Mr. Evans, Mr. Sanders, Mr. Brockman and Ms. Stump

The following tables describe the approximate payments that would be made to each of the above-named NEOs pursuant to the Executive Severance Plan or other plans or individual award agreements in the event of termination of employment under the circumstances described below or in the event of a change in control of the Company, assuming such termination of employment or change in control took place on September 30, 2011, the last day of the 2011 fiscal year (and further assuming that the Executive Severance Plan, which was not in effect until November 5, 2011, was in effect as of September 30, 2011). For further information concerning the outstanding equity-based awards held by each of the above-named NEOs as of September 30, 2011, see the table captioned “Outstanding Equity Awards at 2011 Fiscal Year-End.”

Involuntary Termination Without Cause, or Voluntary Termination by NEO With Good Reason:

Executive Benefits and Payments Upon Termination	Mr. Evans	Mr. Sanders	Mr. Brockman	Ms. Stump
Compensation:
Base Salary (2x annual base salary)	$1,050,000	$1,200,000	$800,000	$670,000
EIP — Pro Rata Actual Payout(1)	315,000	420,000	220,000	184,250
EIP — Target Payout (1x target amount)	—	—	—	—
Equity-Based Compensation	—	—	—	—
Stock Options:
Unvested and Accelerated(2)	—	—	—	606,530
Restricted Stock:
Unvested and Accelerated	—	—	—	—
Accrued Dividends	—	—	—	—
RSUs/Performance Units:
Unvested and Accelerated(3)	—	—	—	557,500
Dividend Equivalents(4)	—	—	—	18,625
Benefits and Perquisites:
Benefits Offset Payment(5)	17,496	17,496	17,496	12,906
Accrued Retirement Benefits:
Assoc. Pension Plan(6)	18,260	—	—	—
RSP(7)	498,439	356,192	295,737	372,552
ERP(7)	236,981	278,245	48,728	186,065
ERP — Retention Award(8)	1,662,269	1,662,269	1,662,269	1,662,269
Total:	$3,798,445	$3,934,202	$3,044,230	$4,270,697

(1)	Lump-sum payment in an amount equal to a prorated annual bonus award, assuming the EIP paid out at 100% of target, and further assuming each NEO was employed throughout the entire fiscal year.

(2)	Immediate vesting of all outstanding and unvested stock options, valued based on the difference between $44.60, the Common Share price as of September 30, 2011, and the respective exercise prices. Since Ms. Stump is retirement eligible, all NSOs are subject to accelerated vesting upon termination for any reason other than for cause.

(3)	Immediate vesting of all unvested RSUs and PUs, valued based on the Common Share price of $44.60 as of September 30, 2011. Since Ms. Stump is retirement eligible, all RSUs and PUs are subject to accelerated vesting upon termination for any reason other than for cause.

(4)	Immediate vesting of all deferred cash dividends and dividend equivalents associated with unvested RSUs and PUs. Since Ms. Stump is retirement eligible, all deferred cash dividends are subject to accelerated vesting upon termination for any reason other than for cause.

(5)	An amount equal to the excess of the current COBRA premium charged by the Company to terminated employees over the premium charged to active employees as of September 30, 2011; calculated for a period of 18 months.

(6)	Accrued benefits under the Associates’ Pension Plan.

(7)	Reflects respective account balances as of September 30, 2011.

(8)	Reflects the fair market value of the retention award account in the ERP as of September 30, 2011, prorated by 35/36. The numerator reflects the number of months between the award date and September 30, 2011 and the denominator reflects the vesting period of the retention award.

Termination Due to Death or Disability:

Executive Benefits and Payments Upon Termination	Mr. Evans	Mr. Sanders	Mr. Brockman	Ms. Stump
Compensation:
Base Salary	$—	$—	$—	$—
EIP — Pro Rata Actual Payout(1)	315,000	420,000	220,000	184,250
EIP — Target Payout	—	—	—	—
Equity-Based Compensation	—	—	—	—
Stock Options:
Unvested and Accelerated(2)	859,870	699,220	491,780	606,530
Restricted Stock:
Unvested and Accelerated(3)	388,020	289,900	178,400	—
Accrued Dividends(4)	13,050	14,137	8,700	—
RSUs/Performance Units:
Unvested and Accelerated(3)	624,400	784,960	356,800	557,500
Dividend Equivalents(4)	13,485	13,485	7,750	18,625
Benefits and Perquisites:
Benefits Offset Payment	—	—	—	—
Accrued Retirement Benefits:
Assoc. Pension Plan(5)	18,260	—	—	—
RSP(6)	498,439	356,192	295,737	372,552
ERP(6)	236,981	278,245	48,728	186,065
ERP — Retention Award(7)	1,662,269	1,662,269	1,662,269	1,662,269
Total:	$4,629,774	$4,518,408	$3,270,164	$3,587,791

(1)	Lump-sum payment in an amount equal to a prorated annual bonus award, assuming the EIP paid out at 100% of target, and further assuming each NEO was employed throughout the entire fiscal year.

(2)	Immediate vesting of all outstanding and unvested stock options, valued based on the difference between $44.60, the Common Share price as of September 30, 2011, and the respective exercise prices.

(3)	Immediate vesting of all unvested shares of restricted stock, RSUs and PUs, valued based on the Common Share price of $44.60 as of September 30, 2011.

(4)	Immediate vesting of all deferred cash dividends and dividend equivalents associated with unvested shares of restricted stock, RSUs and PUs.

(5)	Accrued benefits under the Associates’ Pension Plan.

(6)	Reflects respective account balances as of September 30, 2011.

(7)	Reflects the fair market value of the retention award account in the ERP as of September 30, 2011, prorated by 35/36. The numerator reflects the number of months between the award date and September 30, 2011 and the denominator reflects the vesting period of the retention award.

Involuntary Termination Without Cause, or Voluntary Termination by NEO With Good Reason (within 2 years following CIC):

Executive Benefits and Payments Upon Termination	Mr. Evans	Mr. Sanders	Mr. Brockman	Ms. Stump
Compensation:
Base Salary (2x annual base salary)	$1,050,000	$1,200,000	$800,000	$670,000
EIP — Pro Rata Actual Payout(1)	315,000	420,000	220,000	184,250
EIP — Target Payout (2x target amount)	630,000	840,000	440,000	368,500
Equity-Based Compensation	—	—	—	—
Stock Options:
Unvested and Accelerated(2)	859,870	699,220	491,780	606,530
Restricted Stock:
Unvested and Accelerated(3)	388,020	289,900	178,400	—
Accrued Dividends(4)	13,050	14,137	8,700	—
RSUs/Performance Units:
Unvested and Accelerated(3)	624,400	784,960	356,800	557,500
Dividend Equivalents(4)	13,485	13,485	7,750	18,625
Benefits and Perquisites:
Benefits Offset Payment(5)	17,496	17,496	17,496	12,906
Accrued Retirement Benefits:
Assoc. Pension Plan(6)	18,260	—	—	—
RSP(7)	498,439	356,192	295,737	372,552
ERP(7)	236,981	278,245	48,728	186,065
ERP — Retention Award(8)	1,709,762	1,709,762	1,709,762	1,709,762
Total:	$6,374,763	$6,623,397	$4,575,153	$4,686,690

(1)	Lump-sum payment in an amount equal to a prorated annual bonus award, assuming the EIP paid out at 100% of target, and further assuming each NEO was employed throughout the entire fiscal year.

(2)	Immediate vesting of all outstanding and unvested stock options, valued based on the difference between $44.60, the Common Share price as of September 30, 2011, and the respective exercise prices.

(3)	Immediate vesting of all unvested shares of restricted stock, RSUs and PUs, valued based on the Common Share price of $44.60 as of September 30, 2011.

(4)	Immediate vesting of all deferred cash dividends and dividend equivalents associated with unvested shares of restricted stock, RSUs and PUs.

(5)	An amount equal to the excess of the current COBRA premium charged by the Company to terminated employees over the premium charged to active employees as of September 30, 2011; calculated for a period of 18 months.

(6)	Accrued benefits under the Associates’ Pension Plan.

(7)	Reflects respective account balances as of September 30, 2011.

(8)	Immediate vesting in full of retention award account in ERP, valued as of September 30, 2011.

Change in Control Only (no termination):

Executive Benefits and Payments Upon Termination	Mr. Evans	Mr. Sanders	Mr. Brockman	Ms. Stump
Compensation:
Base Salary (2x annual base salary)	$—	$—	$—	$—
EIP — Pro Rata Actual Payout	—	—	—	—
EIP — Target Payout (1x or 2x target)	—	—	—	—
Equity-Based Compensation	—	—	—	—
Stock Options:
Unvested and Accelerated(1)	859,870	699,220	491,780	606,530
Restricted Stock:
Unvested and Accelerated(2)	388,020	289,900	178,400	—
Accrued Dividends(3)	13,050	14,137	8,700	—
RSUs/Performance Units:
Unvested and Accelerated(2)	624,400	784,960	356,800	557,500
Dividend Equivalents(3)	13,485	13,485	7,750	18,625
Benefits and Perquisites:
Benefits Offset Payment	—	—	—	—
Accrued Retirement Benefits:
Assoc. Pension Plan	—	—	—	—
RSP	—	—	—	—
ERP	—	—	—	—
ERP — Retention Award	—	—	—	—
Total:	$1,898,825	$1,801,702	$1,043,430	$1,182,655

(1)	Immediate vesting of all outstanding and unvested stock options, valued based on the difference between $44.60, the Common Share price as of September 30, 2011, and the respective exercise prices.

(2)	Immediate vesting of all unvested shares of restricted stock, RSUs and PUs, valued based on the Common Share price of $44.60 as of September 30, 2011.

(3)	Immediate vesting of all deferred cash dividends and dividend equivalents associated with unvested shares of restricted stock, RSUs and PUs.

Employee Confidentiality, Noncompetition, Nonsolicitation Agreements

Mr. Evans, Mr. Sanders, Mr. Brockman, Ms. Stump and Mr. Baker are each parties to an employee confidentiality, noncompetition, nonsolicitation agreement with Scotts LLC (the “Non-Compete Agreement”), pursuant to which each executive officer (or former executive officer) has agreed to maintain the confidentiality of any “confidential information” (as that term is defined in the Non-Compete Agreement) of Scotts LLC and its affiliates and not to directly or indirectly disclose or reveal confidential information to any person or use confidential information for the individual’s own personal benefit or for the benefit of any person other than Scotts LLC and its affiliates. The Non-Compete Agreement also contains provisions that prevent the individual party to it from engaging in specified competitive and solicitation activities during his or her employment with Scotts LLC and its affiliates, and for an additional two years thereafter. Failure to abide by the terms of the Non-Compete Agreement will result in forfeiture of any future payment under the EIP and will oblige the individual to return to Scotts LLC any monies paid to him or her under the EIP within the three years prior to breach.

Mr. Hagedorn’s employment agreement with Scotts LLC subjects him to confidentiality, noncompetition and nonsolicitation obligations that are similar to those set forth in the Non-Compete Agreements.

PROPOSAL NUMBER 2

ADVISORY VOTE ON THE COMPENSATION OF

THE COMPANY’S NAMED EXECUTIVE OFFICERS (“SAY-ON-PAY”)

The Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), enacted in July 2010, requires us to provide our shareholders with the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of our NEOs as set forth in this Proxy Statement. This proposal is commonly referred to as the “Say-on-Pay” vote.

Our compensation programs are intended to align our NEOs’ interests with those of our shareholders by rewarding performance that meets or exceeds the goals the Compensation Committee establishes with the objective of increasing shareholder value. Our Compensation Discussion and Analysis (CD&A), which begins on page 22 of this Proxy Statement, provides extensive detail regarding our compensation philosophy and objectives, the elements of executive compensation and our compensation practices. We encourage you to review the CD&A before voting on this proposal.

Highlights of our compensation philosophy and program for the 2011 fiscal year include the following:

•

Performance-Based Pay: Consistent with our pay-for-performance philosophy, approximately two-thirds of the annual compensation opportunity for our NEOs (over 80% for our CEO) was delivered in the form of variable pay tied to financial performance. For the 2011 fiscal year, 100% of the long-term equity-based compensation awarded to our NEOs was performance-based, with approximately 70% coming in the form of non-qualified stock options and the remaining 30% in the form of performance units that will only be earned if both performance goals and time-based vesting requirements are satisfied. In addition, we paid no annual incentive compensation to our NEOs for the 2011 fiscal year as the funding triggers in our annual incentive compensation program were not met.

•	No Gross-Ups: We do not provide gross-up payments, other than those relating to relocation-related benefits. We paid no gross-up payments to our NEOs during the 2011 fiscal year.

•

Clawback Provisions: Our Executive Compensation Recovery Policy allows the Company to recover annual incentive award payments and equity award distributions in the event of a required accounting restatement due to material non-compliance with any financial reporting requirements.

•

Significant Stock Ownership: Each of our NEOs is expected to maintain a significant amount of his or her accumulated wealth in the form of Common Shares. The ownership guidelines for our NEOs range from 3 to 10 times base salary.

•	Independent Consultants: Our Compensation Committee engages an independent consultant to advise with respect to executive compensation levels and practices.

•

Use of Tally Sheets: Our Compensation Committee uses tally sheets in order to obtain a perspective on the overall level of executive compensation and wealth accumulation, the relationship between short-term and long-term compensation elements and how each element relates to our compensation philosophy and guiding principles.

•

Compensation Risk Assessment: The Company conducted an annual review of its compensation programs for the 2011 fiscal year and concluded that the compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company.

•

Independent Compensation Committee: Each member of our Compensation Committee satisfies the applicable independence requirements set forth in the NYSE Rules and qualifies as an outside director for purposes of IRC § 162(m) and as a non-employee director for purposes of Rule 16b-3 under the Exchange Act.

The Say-on-Pay vote is not intended to address any specific element of compensation, but rather provides shareholders an opportunity to express their views regarding the overall compensation of our NEOs and our executive compensation philosophy and objectives, guiding principles, policies and practices.

Recommendation and Vote

For the reasons set forth above, the Company is asking its shareholders to support the compensation of the NEOs as set forth in this Proxy Statement by approving the following resolution:

“RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of the Company’s Named Executive Officers as disclosed in the Company’s Proxy Statement for the 2012 Annual Meeting of Shareholders, including the Compensation Discussion and Analysis, the executive compensation tables and the related footnote and narrative disclosures accompanying the tables.”

To be approved, this proposal requires the affirmative vote of holders of a majority of the Company’s Common Shares that are voted on the proposal, which means the votes cast “For” the proposal must exceed the votes cast “Against” the proposal. Abstentions and broker non-votes will be treated as votes cast “Against” the proposal.

YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS.

We highly value the opinions of our shareholders. Accordingly, although the vote is advisory only and not binding on the Company or the Board, the Compensation Committee will consider the outcome of the Say-on-Pay vote in connection with future executive compensation decisions.

PROPOSAL NUMBER 3

ADVISORY VOTE ON THE FREQUENCY WITH WHICH FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION WILL OCCUR

In addition to providing shareholders with the opportunity to cast an advisory vote on executive compensation, in accordance with the requirements of the Dodd-Frank Act and Section 14A(a)(2) of the Exchange Act, we are providing shareholders the opportunity to recommend, on an advisory, non-binding basis, whether the Say-on-Pay vote, as discussed in Proposal Number 2, should occur every one, two or three years.

After careful consideration, the Board believes that the advisory vote on executive compensation should be held every year. The Board considered the following factors in arriving at its decision:

•

Our compensation programs are intended to align our NEOs’ interests with those of our shareholders — an annual advisory vote will afford shareholders an opportunity to provide regular feedback regarding those programs, thus helping to ensure proper alignment.

•	An annual vote will allow the Compensation Committee to consider shareholder sentiment as it evaluates and approves NEO compensation each year.

•	An annual advisory vote is consistent with our policy of seeking input from, and engaging in discussions with, our shareholders on corporate governance matters on a regular basis.

Recommendation and Vote

Shareholders have the option to choose whether the Say-on-Pay advisory vote should occur every one, two or three years, or they may abstain from voting on this proposal. The option that receives the highest number of votes cast by shareholders will be considered the frequency with which shareholders recommend the Say-on-Pay vote occur.

YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE OPTION OF EVERY ONE YEAR AS THE PREFERRED FREQUENCY WITH WHICH FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION WILL OCCUR.

Although the vote is advisory only and not binding on the Company or the Board, the Compensation Committee and the Board intend to give meaningful consideration to the preference expressed by shareholders.

PROPOSAL NUMBER 4

RATIFICATION OF THE SELECTION OF THE

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Deloitte & Touche LLP (“Deloitte”) has served as the Company’s independent registered public accounting firm since 2005 and audited the Company’s consolidated financial statements as of and for the fiscal year ended September 30, 2011, and the Company’s internal control over financial reporting as of September 30, 2011. The Audit Committee is directly responsible for the selection of the Company’s independent registered public accounting firm and has selected Deloitte to audit the Company’s consolidated financial statements for the fiscal year ending September 30, 2012. Although it is not required to do so, the Board has determined to submit the Audit Committee’s selection of the independent registered public accounting firm to the Company’s shareholders for ratification as a matter of good corporate governance. In the event that the Audit Committee’s selection of Deloitte as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2012 is not ratified by the holders of a majority of the Common Shares represented at the Annual Meeting (with an abstention being treated the same as a vote “Against”), the Audit Committee will evaluate such shareholder vote when considering the selection of an independent registered public accounting firm for the fiscal year ending September 30, 2013. Even if the selection of Deloitte is ratified, the Audit Committee, in its discretion, could decide to terminate the engagement of Deloitte and to engage another independent registered public accounting firm if the Audit Committee determines such action is necessary or desirable.

Representatives of Deloitte are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

YOUR BOARD OF DIRECTORS AND THE AUDIT COMMITTEE RECOMMEND THAT YOU VOTE FOR RATIFICATION OF THE AUDIT COMMITTEE’S SELECTION OF DELOITTE & TOUCHE LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 2012.

AUDIT COMMITTEE MATTERS

In accordance with applicable SEC Rules, the Audit Committee has issued the following report:

Report of the Audit Committee for the 2011 Fiscal Year

Role of the Audit Committee, Independent Registered Public Accounting Firm and Management

The Audit Committee consists of four directors, each of whom satisfies the applicable independence requirements set forth in the NYSE Rules and under SEC Rule 10A-3, and operates under a written charter adopted by the Board. A copy of the Audit Committee charter is posted under the “Corporate Governance” link on the Company’s Internet website at http://investor.scotts.com. The Audit Committee is responsible for the appointment, compensation and oversight of the work of the Company’s independent registered public accounting firm. Deloitte was appointed to serve as the Company’s independent registered public accounting firm for the 2011 fiscal year.

Management has primary responsibility for the preparation, presentation and integrity of the Company’s consolidated financial statements, for the appropriateness of the accounting principles and reporting policies that are used by the Company and its subsidiaries, for the accounting and financial reporting processes of the

Company, including the establishment and maintenance of adequate systems of disclosure controls and procedures and internal control over financial reporting, and for the preparation of the annual report on management’s assessment of the effectiveness of the Company’s internal control over financial reporting. The Company’s independent registered public accounting firm is responsible for performing an audit of the Company’s annual consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and issuing its report thereon based on such audit, for issuing an attestation report on the Company’s internal control over financial reporting and for reviewing the Company’s unaudited interim consolidated financial statements. The Audit Committee’s responsibility is to provide independent, objective oversight of these processes.

In discharging its oversight responsibilities, the Audit Committee regularly met with management of the Company, Deloitte and the Company’s internal auditors. The Audit Committee often met with each of these groups in executive sessions. Throughout the relevant period, the Audit Committee had full access to management, Deloitte and the internal auditors for the Company. To fulfill its responsibilities, the Audit Committee did, among other things, the following:

•	reviewed the internal audit plan and the work performed by the Company’s internal auditors;

•

monitored the progress and results of the testing of internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, reviewed a report from management and the Company’s internal auditors regarding the design, operation and effectiveness of internal control over financial reporting and reviewed an attestation report from Deloitte regarding the Company’s internal control over financial reporting;

•

reviewed the audit plan and scope of the audit with Deloitte and discussed with Deloitte the matters required to be discussed by auditing standards generally accepted in the United States, including those described in Statement on Auditing Standards No. 114, The Auditor’s Communication With Those Charged With Governance, as amended;

•	reviewed and discussed with management and Deloitte the Company’s consolidated financial statements for the 2011 fiscal year;

•

reviewed management’s representations that those consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States and fairly present the consolidated results of operations and financial position of the Company and its subsidiaries;

•

received the written disclosures and the letter from Deloitte required by applicable requirements of the Public Company Accounting Oversight Board regarding Deloitte’s communications with the Audit Committee concerning independence, and discussed with Deloitte its independence;

•

reviewed all audit and non-audit services performed for the Company and its subsidiaries by Deloitte and considered whether the provision of non-audit services was compatible with maintaining Deloitte’s independence from the Company and its subsidiaries;

•

received reports from management with respect to the Company’s policies, processes and procedures regarding compliance with applicable laws and regulations and the Company’s Code of Business Conduct and Ethics; and

•	reviewed the Company’s progress on its enterprise risk management assessment.

Management’s Representation and Audit Committee Recommendation

Management represented to the Audit Committee that the Company’s audited consolidated financial statements as of and for the fiscal year ended September 30, 2011 were prepared in accordance with accounting principles generally accepted in the United States, and the Audit Committee reviewed and discussed the audited consolidated financial statements with management and Deloitte.

Based on its discussions with management and Deloitte and its review of Deloitte’s report to the Audit Committee, the Audit Committee recommended to the Board that the audited consolidated financial statements be included (and the Board approved such inclusion) in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2011 for filing with the SEC.

Submitted by the Audit Committee of the Board of Directors of the Company:

Stephanie M. Shern, Chair

Alan H. Barry

William G. Jurgensen

Nancy G. Mistretta

Fees of the Independent Registered Public Accounting Firm

Audit Fees

The aggregate audit fees billed by Deloitte, including expenses, for the 2011 fiscal year and the 2010 fiscal year were approximately $2,733,000 and $2,750,000, respectively. These amounts included fees for professional services rendered by Deloitte in connection with: (1) its audit of the Company’s consolidated financial statements, (2) its audit of the effectiveness of the Company’s internal control over financial reporting and (3) its review of the unaudited consolidated interim financial statements included in the Company’s Quarterly Reports on Form 10-Q, as well as fees for services performed in connection with consents related to SEC registration statements and reports related to statutory audits.

Audit-Related Fees

The aggregate fees for audit-related services rendered by Deloitte, including expenses, for the 2011 fiscal year and the 2010 fiscal year were approximately $1,100,000 and $930,000, respectively. The fees under this category related to: (1) internal control review projects, (2) audits of employee benefit plans, (3) assistance regarding Section 404 of the Sarbanes-Oxley Act of 2002 and (4) due diligence services related to potential dispositions and similar activities.

Tax Fees

The aggregate fees for tax services rendered by Deloitte, including expenses, for the 2011 fiscal year and the 2010 fiscal year were approximately $25,000 and $160,000, respectively. Tax fees related to tax compliance and advisory services and assistance with tax audits.

All Other Fees

The aggregate fees for non-audit services rendered by Deloitte for the 2011 fiscal year were approximately $171,000. The fees under this category related to assistance with a significant technology-related project. No other services were rendered by Deloitte for the 2010 fiscal year.

Pre-Approval of Services Performed by the Independent Registered Public Accounting Firm

None of the services described under the headings “Audit-Related Fees,” “Tax Fees” or “All Other Fees” above were approved by the Audit Committee pursuant to the waiver procedure set forth in 17 C.F.R. § 210.2-01(c)(7)(i).

The Audit Committee’s “Policies and Procedures Regarding Approval of Services Provided by the Independent Registered Public Accounting Firm” are set forth below.

THE SCOTTS MIRACLE-GRO COMPANY

THE AUDIT COMMITTEE

POLICIES AND PROCEDURES REGARDING APPROVAL OF SERVICES

PROVIDED BY THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Purpose and Applicability

We recognize the importance of maintaining the independent and objective viewpoint of our independent registered public accounting firm. We believe that maintaining independence, both in fact and in appearance, is a shared responsibility involving management, the Audit Committee and the independent registered public accounting firm.

The Scotts Miracle-Gro Company (together with its consolidated subsidiaries, “the Company”) recognizes that the independent registered public accounting firm possesses a unique knowledge of the Company and can provide necessary and valuable services to the Company in addition to the annual audit. Consequently, this policy sets forth policies, guidelines and procedures to be followed by the Company when retaining the independent registered public accounting firm to perform audit and non-audit services.

Policy Statement

All services provided by the independent registered public accounting firm, both audit and non-audit, must be pre-approved by the Audit Committee or a designated member of the Audit Committee (“Designated Member”). Pre-approval may be of classes of permitted services, such as “audit services,” “merger and acquisition due diligence services” or similar broadly defined predictable or recurring services. Such classes of services could include the following illustrative examples:

•	Audits of the Company’s financial statements required by law, the SEC, lenders, statutory requirements, regulators and others.

•	Consents, comfort letters, reviews of registration statements and similar services that incorporate or include financial statements of the Company.

•	Employee benefit plan audits.

•	Tax compliance and related support for any tax returns filed by the Company.

•	Tax planning and support.

•	Merger and acquisition due diligence services.

•	Internal control reviews.

The Audit Committee may choose to establish fee thresholds for pre-approved services (for example: “merger and acquisition due diligence services with fees not to exceed $100,000 without additional pre-approval from the Audit Committee”).

The Audit Committee may delegate to a Designated Member, who must satisfy the applicable independence requirements set forth in the NYSE Rules, the authority to grant pre-approvals of permitted services, or classes of permitted services, to be provided by the independent registered public accounting firm. Any decision by a Designated Member to pre-approve a permitted service shall be reported to the Audit Committee at its next regularly scheduled meeting.

All fees (audit, audit-related, tax and other) paid to the independent registered public accounting firm are disclosed in accordance with applicable SEC Rules.

Prohibited Services

The Company may not engage the independent registered public accounting firm to provide the non-audit services described below:

1. Bookkeeping or other services related to the accounting records or financial statements of the Company. The independent registered public accounting firm cannot maintain or prepare the Company’s accounting records, prepare the Company’s financial statements that are filed with the SEC or prepare or originate source data underlying the Company’s financial statements, unless it is reasonable to conclude that the results of these services will not be subject to audit procedures during an audit of the Company’s financial statements.

2. Financial information systems design and implementation. The independent registered public accounting firm cannot directly or indirectly operate, or supervise the operation of, the Company’s information system or manage the Company’s local area network, or design or implement a hardware or software system that aggregates source data underlying the Company’s financial statements or generates information that is significant to the Company’s financial statements or other financial information systems taken as a whole, unless it is reasonable to conclude that the results of these services will not be subject to audit procedures during an audit of the Company’s financial statements.

3. Appraisal or valuation services, fairness opinions or contribution-in-kind reports. The independent registered public accounting firm cannot provide any appraisal service, valuation service or any service involving a fairness opinion or contribution-in-kind report for the Company, unless it is reasonable to conclude that the results of these services will not be subject to audit procedures during an audit of the Company’s financial statements.

4. Actuarial services. The independent registered public accounting firm cannot provide any actuarially-oriented advisory service involving the determination of amounts recorded in the financial statements and related accounts for the Company other than assisting the Company in understanding the methods, models, assumptions and inputs used in computing an amount, unless it is reasonable to conclude that the results of these services will not be subject to audit procedures during an audit of the Company’s financial statements.

5. Internal audit outsourcing services. The independent registered public accounting firm cannot provide any internal audit service to the Company that relates to the Company’s internal accounting controls, financial systems or financial statements, unless it is reasonable to conclude that the results of these services will not be subject to audit procedures during an audit of the Company’s financial statements.

6. Management functions. Neither the independent registered public accounting firm, nor any of its partners or employees, can act, temporarily or permanently, as a director, officer or employee of the Company, or perform any decision-making, supervisory or ongoing monitoring function for the Company.

7. Human resources. The independent registered public accounting firm cannot (A) search for or seek out prospective candidates for the Company’s managerial, executive or director positions; (B) engage in psychological testing, or other formal testing or evaluation programs, for the Company; (C) undertake reference checks of prospective candidates for executive or director positions with the Company; (D) act as a negotiator on the Company’s behalf, such as determining position, status or title, compensation, fringe benefits or other conditions of employment; or (E) recommend or advise the Company to hire a specific candidate for a specific job (except that the independent registered public accounting firm may, upon request by the Company, interview candidates and advise the Company on the candidate’s competence for financial accounting, administrative or control positions).

8. Broker-dealer, investment advisor or investment banking services. The independent registered public accounting firm cannot act as a broker-dealer, promoter or underwriter on behalf of the Company, make investment decisions on behalf of the Company or otherwise have discretionary authority over the Company’s investments, execute a transaction to buy or sell the Company’s investment, or have custody of assets of the Company, such as taking temporary possession of securities purchased by the Company.

9. Legal Services. The independent registered public accounting firm cannot provide any service to the Company that, under the circumstances in which the service is provided, could be provided only by someone licensed, admitted or otherwise qualified to practice law in the jurisdiction in which the service is provided.

10. Expert services unrelated to the audit. The independent registered public accounting firm cannot provide an expert opinion or other expert service for the Company, or the Company’s legal representative, for the purpose of advocating the Company’s interests in litigation or in a regulatory or administrative proceeding or investigation. In any litigation or regulatory or administrative proceeding or investigation, the independent registered public accounting firm may provide factual accounts, including in testimony, of work performed or explain the positions taken or conclusions reached during the performance of any service provided by the independent registered public accounting firm to the Company.

Non-prohibited services shall be deemed to be permitted services and may be provided to the Company with the pre-approval of a Designated Member or the full Audit Committee, as described herein.

Audit Committee Review of Services

At each regularly scheduled Audit Committee meeting, the Audit Committee shall review the following:

•	A report summarizing the services, or group of related services, provided by the independent registered public accounting firm to the Company, and any fees associated therewith.

•	A listing of newly pre-approved services since the Audit Committee’s last regularly scheduled meeting.

•

An updated projection for the current fiscal year, presented in a manner consistent with required proxy disclosure requirements, of the estimated fees to be paid to the independent registered public accounting firm.

CERTAIN RELATIONSHIPS A ND RELATED TRANSACTIONS

In addition to the $240,000 commuting allowance provided to James Hagedorn, the Company’s CEO and Chairman of the Board, during the 2011 fiscal year (see note 6 to the table captioned “All Other Compensation”), Scotts LLC maintains a “time sharing agreement,” as that term is defined in the provisions of 14 C.F.R. § 91.501(b)(6) and (c)(1), as amended, with Mr. Hagedorn. The agreement permits Mr. Hagedorn to purchase up to 100 flight hours on Company aircraft for personal use at a cost that is calculated as the lesser of the Company’s incremental direct operating cost per flight hour or the maximum charge allowed for such flight as set forth in 14 C.F.R. § 91.501(d), as amended. During the 2011 fiscal year, Mr. Hagedorn purchased 83.7 flight hours under his time sharing agreement at a cost of $243,212, plus applicable federal excise taxes. Under the terms of the time sharing agreement, which is governed by the rules of the Federal Aviation Administration, the Company remains responsible for providing licensed and qualified pilots, maintaining the aircraft in airworthy operating condition, and carrying in full force and effect public liability, property damage, “all-risk” hull and any other necessary policies of insurance in respect of the aircraft, naming Mr. Hagedorn as an additional insured.

From time to time, Scotts LLC leases aircraft for business use from Hagedorn Aviation, Inc. (“Hagedorn Aviation”), an aircraft operating company of which James Hagedorn is the majority shareholder. During the 2011 fiscal year, the Company leased Hagedorn Aviation aircraft at a cost of $90,366. Because fuel that has been purchased on a Company account is sometimes used in Hagedorn Aviation aircraft, Hagedorn Aviation is obligated to reimburse the Company for fuel used during the 2011 fiscal year in the amount of $462,533. The Company also has agreements with Hagedorn Aviation pursuant to which the Company, for a fee, provides Hagedorn Aviation with access to the services of the Company’s aviation mechanics and/or pilots in circumstances involving non-business, non-commuting flights on personal aircraft. The agreements were approved by the Governance Committee based on the Company’s interest in insuring the safety and security of Mr. Hagedorn and provide that if Hagedorn Aviation uses the Company’s aviation mechanics and/or pilots from time to time, Hagedorn Aviation must reimburse the Company at annually established rates reflecting the costs to the Company of employing the aviation mechanics or pilots, as appropriate. During the 2011 fiscal year, Hagedorn Aviation accessed the services of pilots and mechanics in the amount of $10,399 and $40,654, respectively.

Scotts LLC subleases a portion of one of the Company’s regional offices to the Hagedorn Partnership, L.P. at a rate of $1,437 per month, plus a $2,373 monthly payment for communication services. Under this arrangement, the Hagedorn Partnership, L.P. paid Scotts LLC $45,725 during the 2011 fiscal year.

Policies and Procedures with Respect to Related Person Transactions

The Board has adopted a written Related Person Transaction Policy (the “Related Person Policy”) to assist it in reviewing and approving or ratifying transactions with persons who are deemed “related persons” for purposes of Item 404(a) of SEC Regulation S-K (collectively, “related persons”), and to assist the Company in the preparation of the related person transaction disclosures required by the SEC. The Related Person Policy supplements the Company’s other policies that may apply to transactions with related persons, such as the Corporate Governance Guidelines and the Code of Business Conduct and Ethics. Any transaction, arrangement or relationship or series of similar transactions, arrangements or relationships (including any indebtedness or guarantee of indebtedness) in which: (i) the aggregate amount involved will or may be expected to exceed $120,000 in any calendar year, (ii) the Company or one of its subsidiaries is a participant and (iii) any related person has or will have a direct or indirect interest, is within the scope of the Related Person Policy.

The Company’s directors and executive officers are required to provide prompt and detailed notice of any potential Related Person Transaction (as defined in the Related Person Policy) to the Chair of the Governance Committee so that the Chair can analyze the particular transaction and determine whether the transaction constitutes a Related Person Transaction requiring compliance with the Related Person Policy. If the Chair determines that the transaction constitutes a Related Person Transaction, then the analysis and the Chair’s recommendation regarding the Related Person Transaction are presented to the Governance Committee for consideration at its next regularly scheduled meeting. If advance approval of a Related Person Transaction by the Governance Committee is not feasible, then the Related Person Transaction is to be considered, and if the Governance Committee determines it to be appropriate, ratified, at the Governance Committee’s next regularly scheduled meeting. In addition, the Chair of the Governance Committee has the authority to pre-approve or ratify (as applicable) any Related Person Transaction in which the aggregate amount expected to be involved is less than $1.0 million.

In reviewing a Related Person Transaction for approval or ratification, the Governance Committee will take into account, among other factors it deems appropriate, whether the Related Person Transaction is on terms no less favorable to the Company or the applicable subsidiary than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transaction.

No director may participate in the discussion or approval of any Related Person Transaction in which such director has a direct or indirect interest, other than to provide material information about the Related Person Transaction to the Governance Committee.

The Governance Committee will not approve or ratify a Related Person Transaction unless, after considering all relevant information, it has determined that the transaction is in, or is not inconsistent with, the Company’s or the applicable subsidiary’s best interests and the best interests of the Company’s shareholders. If a Related Person Transaction is ongoing, the Governance Committee may establish guidelines for the Company’s management to follow in the ongoing dealings of the Company or the applicable subsidiary with the related person. Further, on at least an annual basis, the Governance Committee will review and assess each ongoing Related Person Transaction to ensure that such Related Person Transaction remains appropriate and any established guidelines for the Related Person Transaction are being complied with.

The following transactions have been deemed to be pre-approved for purposes of the Related Person Policy:

•	ordinary course transactions not exceeding $120,000;

•

executive officer compensation arrangements, provided that: (a) the related compensation is required to be reported in the Company’s proxy statement pursuant to the compensation disclosure requirements of the SEC or (b) the executive officer is not an immediate family member of another executive officer or director of the Company, the related compensation would have been reported in the Company’s proxy statement pursuant to the compensation disclosure requirements of the SEC if the executive officer was a “NEO,” and the Compensation Committee approved the compensation;

•

director compensation arrangements approved by the Board, provided that the related compensation is required to be reported in the Company’s proxy statement pursuant to the compensation disclosure requirements of the SEC;

•

transactions with other companies where the related person’s interest is solely as an employee (other than an executive officer), a director or less than 10% owner of the other company, if the aggregate amount is less than $1.0 million or 2% of the other company’s total annual revenues;

•

charitable contributions where the related person’s only relationship to the charitable organization, foundation or university is as an employee (other than an executive officer) or a director, if the aggregate amount is less than $1.0 million or 2% of the charitable organization’s total annual receipts;

•	transactions where the related person’s interest arises solely from the ownership of Common Shares and all shareholders receive a proportional benefit (e.g., dividends);

•	transactions involving competitive bids;

•	regulated transactions; and

•	certain banking-related services.

The Governance Committee reviewed each of the Related Person Transactions discussed above and, after considering all of their relevant facts and circumstances, approved or ratified them for the 2011 fiscal year.

EQUITY COMPENSATION PLAN INFORMATION

There are five equity compensation plans under which the Common Shares are authorized for issuance to eligible directors, officers, employees or third-party service providers:

•	the 1996 Stock Option Plan;

•	the 2003 Equity Plan;

•	the 2006 Long-Term Plan;

•	the Discounted Stock Purchase Plan; and

•	the ERP.

The following table summarizes equity compensation plan information for the 1996 Stock Option Plan, the 2003 Equity Plan, the 2006 Long-Term Plan and the Discounted Stock Purchase Plan, all of which are shareholder approved, as a group and for the ERP, which is not subject to shareholder approval, in each case as of September 30, 2011. No disclosure is included in respect of the RSP as it is intended to meet the qualification requirements of IRC § 401(a). The information is shown with adjustments for: (i) the 2-for-1 stock split of the Common Shares distributed on November 9, 2005 to shareholders of record at the close of business on November 2, 2005 and (ii) the Special Dividend paid on March 5, 2007.

Plan Category	(a) Number of Common Shares to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		(b) Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights		(c) Number of Common Shares Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Common Shares Reflected In Column(a))
Equity compensation plans approved by shareholders	4,578,249	(1)	$35.28	(2)	890,036	(3)
Equity compensation plans not approved by shareholders	234,560	(4)	n/a	(5)	n/a	(5)
Total	4,812,809		$35.28	(2)	890,036

(1)	Includes 374,068 Common Shares issuable upon exercise of NSOs granted under the 1996 Stock Option Plan, 1,156,359 Common Shares issuable upon exercise of NSOs and SARs granted under the 2003 Equity Plan, 2,304,416 Common Shares issuable upon exercise of NSOs granted under the 2006 Long-Term Plan, 161,600 Common Shares issuable upon vesting of restricted stock granted under the 2006 Long-Term Plan, 430,396 Common Shares issuable upon vesting of RSUs granted under the 2006 Long-Term Plan, 104,910 Common Shares issuable upon vesting of DSUs granted under the 2006 Long-Term Plan and 46,500 Common Shares representing the maximum number of PUs granted under the 2006 Long-Term Plan that may be earned if the applicable performance goals are satisfied (which includes 4,200 Performance Units that were earned as of September 30, 2011 and issued on October 18, 2011).

(2)	Represents the weighted-average exercise price of outstanding NSOs granted under the 1996 Stock Option Plan, of outstanding NSOs and SARs granted under the 2003 Equity Plan and of outstanding NSOs granted under the 2006 Long-Term Plan, together with the weighted-average price of outstanding stock units held in the accounts of non-employee directors under the 2003 Equity Plan. Also see the discussion in note (1) above with respect to DSUs and PUs granted under the 2006 Long-Term Plan. The weighted-average exercise price does not take the DSUs and PUs into account.

(3)	Includes 777,467 Common Shares authorized and remaining available for issuance under the 2006 Long-Term Plan, as well as 112,569 Common Shares remaining available for issuance under the Discounted Stock Purchase Plan. Of these 112,569 Common Shares, 1,937 Common Shares were subject to purchase rights as of September 30, 2011 and were purchased on October 5, 2011.

(4)	Includes Common Shares credited to the benchmark Company stock fund within the respective bookkeeping accounts of participants in the ERP. This number has been rounded to the nearest whole Common Share.

(5)	The terms of the ERP do not provide for a specified limit on the number of Common Shares that may be credited to participants’ bookkeeping accounts. Please see the description of the ERP in the section captioned “Elements of Executive Compensation — Retirement Plans and Deferred Compensation Benefits” within the CD&A. Participant account balances in the ERP may be credited to one or more benchmarked investment funds, including a Company stock fund and mutual fund investments, which are substantially consistent with the investment options permitted under the RSP. The amount credited to the benchmark Company stock fund is recorded as Common Shares. The weighted-average price of amounts credited to the benchmark Company stock fund within participants’ bookkeeping accounts under the ERP is not readily calculable. The amount credited to one of the benchmark mutual fund investments is recorded as mutual fund shares.

Discounted Stock Purchase Plan

The Company currently maintains a Discounted Stock Purchase Plan, which provides a means for eligible associates to purchase Common Shares at a price (the “DSPP Purchase Price”) equal to at least 90% of the fair market value of the Common Shares at the end of the applicable offering period, which generally consists of one calendar month. Participants in the Discounted Stock Purchase Plan may elect to purchase Common Shares at a rate of not less than $10 per offering period or more than $24,000 per plan year.

Any U.S.-based full-time or permanent part-time employee of the Company (or a designated subsidiary of the Company) who has reached age 18 and has been an employee for at least 15 days before the first day of the applicable offering period is eligible to participate in the Discounted Stock Purchase Plan. Any non-U.S.-based employee of the Company (or a designated subsidiary of the Company) who meets certain eligibility criteria is also eligible to participate in the Discounted Stock Purchase Plan.

Common Shares acquired through the Discounted Stock Purchase Plan are held in a custodial account maintained on the participant’s behalf, and may not be sold until the earliest of: (1) the beginning of the offering period following the date the participant terminates employment; (2) 12 months after the end of the offering period in which the Common Shares were purchased; or (3) the date on which a change in control affecting the Company occurs. Upon any such event, all whole Common Shares and cash held in a participant’s custodial account will be made available to the participant under procedures developed by the custodian for the Discounted Stock Purchase Plan and the committee appointed by the Board to administer the Discounted Stock Purchase Plan. Any fractional Common Shares that are to be withdrawn from a custodial account will be distributed in cash equal to the fair market value of the fractional Common Share on the termination date.

Participants are entitled to vote the number of whole and fractional Common Shares credited to their respective custodial accounts.

BENEFICIAL OWNERSHIP OF SECURITIES OF THE COMPANY

The Common Shares are the only outstanding class of voting securities of the Company. The following table furnishes certain information regarding the beneficial ownership of the Common Shares as of November 28, 2011 by each of the current directors of the Company, by each nominee for election as a director, by each NEO listed in the Summary Compensation Table and by all current directors and executive officers as a group, as well as by persons known to the Company to beneficially own more than 5% of the outstanding Common Shares.

	Amount and Nature of Beneficial Ownership(1)(2)
Name of Beneficial Owner	Common Shares Presently Held		Common Share Equivalents Presently Held(3)		Options/ SARs(4)		Total	Percent of Class
Mark R. Baker(5)	—		—		—		—	(6)
Alan H. Barry(7)	—		—		—		—	(6)
Vincent C. Brockman(5)	14	(8)	28,553	(9)	10,000		38,567	(6)
David C. Evans(5)	13,172		28,553	(10)	60,000		101,725	(6)
Joseph P. Flannery	4,000		10,622	(11)	59,512		74,134	(6)
James Hagedorn(5)	18,987,902	(12)	89,297	(13)	1,571,916	(14)	20,649,115	32.98%
Adam Hanft	—		2,113	(15)	—		2,113	(6)
Stephen L. Johnson	—		498	(16)	—		498	(6)
William G. Jurgensen	12,500		—		—		12,500	(6)
Thomas N. Kelly Jr.(7)	—		6,664	(17)	21,442		28,106	(6)
Carl F. Kohrt, Ph.D.(7)	2,000		7,368	(18)	—		9,368	(6)
Katherine Hagedorn Littlefield	18,876,525	(19)	11,742	(20)	71,406		18,959,673	31.06%
Nancy G. Mistretta	—		6,712	(21)	—		6,712	(6)
Barry W. Sanders(5)	376	(22)	28,553	(23)	63,476		92,405	(6)
Stephanie M. Shern	2,000		12,046	(24)	67,244		81,290	(6)
John S. Shiely(7)	2,000		5,880	(25)	14,300		22,180	(6)
Denise S. Stump(5)	1,152	(26)	36,487	(27)	117,831	(28)	155,470	(6)
All current directors and executive officers as a group (17 individuals)	19,025,116		275,178		2,057,127		21,357,421	33.75%
Hagedorn Partnership, L.P.	18,876,525	(29)	—		—		18,876,525	30.97%
800 Port Washington Blvd., Port Washington, NY 11050
Prudential plc(30)	4,990,380	(31)	—		—		4,990,380	8.19%
M&G Investment Management Limited Laurence Pountney Hill, London, England, EC4R OHH
Independent Franchise Partners, LLP(32)	4,843,370	(33)	—		—		4,843,370	7.95%
Level 5 20 Balderton Street London, UK W1K 6TL
Morgan Stanley and affiliated institutional investment managers(34)	3,680,668	(35)	—		—		3,680,668	6.04%
1585 Broadway New York, NY 10036

(1)	Unless otherwise indicated, the beneficial owner has sole voting and dispositive power as to all Common Shares reflected in the table. All fractional Common Shares have been rounded to the nearest whole Common Share. The mailing address of each of the current executive officers and directors of the Company is 14111 Scottslawn Road, Marysville, Ohio 43041.

(2)	All Common Share amounts have been adjusted to account for the Special Dividend paid on March 5, 2007.

(3)	Common Share Equivalents Presently Held figures include: (a) Common Shares represented by amounts credited to the benchmark Company stock fund within the named executive’s bookkeeping account under the ERP; (b) Common Shares subject to RSUs and/or PUs granted to executive officers under the 2006 Long-Term Plan; and (c) Common Shares subject to DSUs granted to directors (together with related dividend equivalents) under the 2006 Long-Term Plan, in each case to the extent such Common Shares may be acquired within 60 days of November 28, 2011. The individual has no voting or dispositive power with respect to the Common Shares attributable to the individual’s bookkeeping account under the ERP or the Common Shares subject to RSUs, PUs or DSUs.

Amounts credited to the benchmark Company stock fund under the ERP are to be distributed in Common Shares. The vesting and settlement schedule associated with the retention awards granted under the ERP is discussed in the section captioned “Elements of Executive Compensation — Executive Retention Awards” within the CD&A.

Each whole RSU or PU represents a contingent right to receive one Common Share. In general, both RSUs and PUs vest on the third anniversary of the grant date. PUs are also subject to the achievement of a three-year performance goal. Both RSUs and PUs are subject to earlier vesting in the event of retirement, death or disability of the individual or a change in control of the Company in certain circumstances, but otherwise will be forfeited in the event of termination prior to the third anniversary of the grant date. Subject to the terms of the 2006 Long-Term Plan, whole vested RSUs and PUs will be settled in a lump sum as soon as administratively practicable, but in no event later than 90 days following the earliest to occur of: (i) termination; (ii) death; (iii) disability; or (iv) the third anniversary of the grant date.

Each whole DSU represents a contingent right to receive one Common Share. Each dividend equivalent represents the right to receive additional DSUs in respect of dividends that are declared and paid during the period beginning on the grant date and ending on the settlement date with respect to the Common Share represented by the related DSU. The vesting and settlement schedule associated with DSUs is discussed in the section captioned “NON-EMPLOYEE DIRECTOR COMPENSATION — Equity-Based Compensation — Vesting and Settlement.” With respect to Mr. Hanft and Mr. Johnson, amounts represent fully vested DSUs granted in connection with their elections to defer a portion of the cash retainer received for services as a director.

(4)	Amounts represent Common Shares that can be acquired upon exercise of options and SARs that are currently exercisable or will first become exercisable within 60 days of November 28, 2011.

(5)	Individual named in the Summary Compensation Table.

(6)	Represents ownership of less than 1% of the outstanding Common Shares.

(7)	Nominee for election as a director of the Company.

(8)	Represents Common Shares held in a custodial account under the Discounted Stock Purchase Plan.

(9)	Represents Common Shares credited to the benchmark Company stock fund within Mr. Brockman’s bookkeeping account under the ERP.

(10)	Represents Common Shares credited to the benchmark Company stock fund within Mr. Evans’ bookkeeping account under the ERP.

(11)	Represents Common Shares that are the subject of DSUs granted to Mr. Flannery. Based on the terms of his award agreements, the DSUs granted to Mr. Flannery are not subject to risk of forfeiture because he has completed at least two terms of continuous service on the Board and has reached age 50, making him retirement eligible under his award agreements.

(12)	Mr. Hagedorn is a general partner of Hagedorn Partnership, L.P. (the “Hagedorn Partnership”), and has shared voting and dispositive power with respect to the Common Shares held by the Hagedorn Partnership. See note (29) below for additional disclosures regarding the Hagedorn Partnership. Includes, in addition to those Common Shares described in note (29) below, (a) 74,805 Common Shares held by Mr. Hagedorn directly; (b) 32,038 Common Shares that are allocated to his account and held by the trustee under the RSP; and (c) 4,534 Common Shares held in a custodial account under the Discounted Stock Purchase Plan.

(13)	Represents the aggregate of: (a) 29,197 Common Shares credited to the benchmark Company stock fund within Mr. Hagedorn’s bookkeeping account under the ERP; (b) 37,500 Common Shares that are the subject of RSUs granted to Mr. Hagedorn; and (c) 22,600 Common Shares that are the subject of PUs granted to Mr. Hagedorn. Because Mr. Hagedorn is retirement eligible, all RSUs and PUs are subject to accelerated vesting should he retire prior to the normal vesting dates. With respect to PUs, all performance goals associated with outstanding awards will be deemed to have been met on the date of his retirement.

(14)	Because Mr. Hagedorn is retirement eligible, all NSOs and SARs are subject to accelerated vesting should he retire prior to the normal vesting dates.

(15)	Represents Common Shares that are the subject of fully vested DSUs granted to Mr. Hanft in connection with his election to defer 50% of his cash retainer for services as a director.

(16)	Represents Common Shares that are the subject of fully vested DSUs granted to Mr. Johnson in connection with his election to defer 25% of his cash retainer for services as a director.

(17)	Represents Common Shares that are the subject of DSUs granted to Mr. Kelly.

(18)	Represents Common Shares that are the subject of DSUs granted to Dr. Kohrt.

(19)	Ms. Littlefield is a general partner and Chair of the Hagedorn Partnership and has shared voting and dispositive power with respect to the Common Shares held by the Hagedorn Partnership. See note (29) below for additional disclosures regarding the Hagedorn Partnership.

(20)	Represents Common Shares that are the subject of DSUs granted to Ms. Littlefield. Based on the terms of her award agreements, the DSUs granted to Ms. Littlefield are not subject to risk of forfeiture because she has completed at least two terms of continuous service on the Board and has reached age 50, making her retirement eligible under her award agreements.

(21)	Represents Common Shares that are the subject of DSUs granted to Ms. Mistretta.

(22)	Represents Common Shares held in a custodial account under the Discounted Stock Purchase Plan.

(23)	Represents Common Shares credited to the benchmark Company stock fund within Mr. Sanders’ bookkeeping account under the ERP.

(24)	Represents Common Shares that are the subject of DSUs granted to Mrs. Shern. Based on the terms of her award agreements, the DSUs granted to Mrs. Shern are not subject to risk of forfeiture because she has completed at least two terms of continuous service on the Board and has reached age 50, making her retirement eligible under her award agreements.

(25)	Represents Common Shares that are the subject of DSUs granted to Mr. Shiely.

(26)	Represents Common Shares held in a custodial account under the Discounted Stock Purchase Plan.

(27)	Represents the aggregate of: (a) 28,987 Common Shares credited to the benchmark Company stock fund within Ms. Stump’s bookkeeping account under the ERP; (b) 5,000 Common Shares that are the subject of RSUs granted to Ms. Stump; and (c) 2,500 Common Shares that are the subject of PUs granted to Ms. Stump. Because Ms. Stump is retirement eligible, all RSUs and PUs are subject to accelerated vesting should she retire prior to the normal vesting dates. With respect to PUs, all performance goals associated with outstanding awards will be deemed to have been met on the date of her retirement.

(28)	Because Ms. Stump is retirement eligible, all NSOs are subject to accelerated vesting should she retire prior to the normal vesting dates.

(29)	The Hagedorn Partnership is the record owner of 18,876,525 Common Shares. Of those Common Shares, 3,500,000 are pledged as security for a line of credit with a bank. James Hagedorn, Katherine Hagedorn Littlefield, Paul Hagedorn, Peter Hagedorn, Robert Hagedorn and Susan Hagedorn are siblings, general partners of the Hagedorn Partnership and former shareholders of Stern’s Miracle-Gro Products, Inc. (“Miracle-Gro Products”). The general partners share voting and dispositive power with respect to the securities held by the Hagedorn Partnership. James Hagedorn and Katherine Hagedorn Littlefield are directors of the Company. Community Funds, Inc., a New York not-for-profit corporation (“Community Funds”), is a limited partner of the Hagedorn Partnership.

The Amended and Restated Agreement and Plan of Merger, dated as of May 19, 1995 (the “Miracle-Gro Merger Agreement”), among The Scotts Company, ZYX Corporation, Miracle-Gro Products, Stern’s Nurseries, Inc., Miracle-Gro Lawn Products Inc., Miracle-Gro Products Limited, the Hagedorn Partnership, the general partners of the Hagedorn Partnership, Horace Hagedorn, Community Funds and John Kenlon, as amended by the First Amendment to Amended and Restated Agreement and Plan of Merger, made and entered into as of October 1, 1999 (the “First Amendment”), limits the ability of the Hagedorn Partnership, Community Funds, Horace Hagedorn and John Kenlon (the “Miracle-Gro Shareholders”) to acquire additional voting securities of the Company. Under the terms of the Merger Agreement, as amended by the First Amendment, the Miracle-Gro Shareholders may not collectively acquire, directly or indirectly, beneficial ownership of Voting Stock (defined in the Miracle-Gro Merger Agreement, as amended by the First Amendment, to mean the Common Shares and any other securities issued by the Company that are entitled to vote generally for the election of directors of the Company) representing more than 49% of the total voting power of the outstanding Voting Stock, except pursuant to a tender offer for 100% of that total voting power, which tender offer is made at a price per share that is not less than the market price per share on the last trading day before the announcement of the tender offer and is conditioned upon the receipt of at least 50% of the Voting Stock beneficially owned by shareholders of the Company other than the Miracle-Gro Shareholders and their affiliates and associates.

(30)	All information presented regarding Prudential plc (“Prudential”) and M&G Investment Management Limited (“M&G”), other than the Percent of Class figures, was derived from the Form 13F Holdings Report for the quarter ended September 30, 2011 (the “Prudential Form 13F”) filed by Prudential with the SEC on November 3, 2011.

(31)	In the Prudential Form 13F, Prudential reported that M&G had shared investment discretion and sole voting authority with respect to 4,990,380 Common Shares.

(32)	All information presented regarding Independent Franchise Partners, LLP (“IFP”), other than the Percent of Class figures, was derived from the Form 13F Holdings Report for the quarter ended September 30, 2011 (the “IFP Form 13F”) filed by IFP with the SEC on October 26, 2011.

(33)	In the IFP Form 13F, IFP reported that it had shared investment discretion and sole voting authority with respect to 3,338,791 Common Shares, shared voting authority with respect to 41,297 Common Shares and no voting authority with respect to 1,463,282 Common Shares.

(34)	All information presented regarding Morgan Stanley and its affiliated institutional investment managers, other than the Percent of Class figures, was derived from the Form 13F Holdings Report for the quarter ended September 30, 2011 (the “Morgan Stanley Form 13F”) filed by Morgan Stanley with the SEC on November 15, 2011.

(35)	In the Morgan Stanley Form 13F, Morgan Stanley reported the following: (a) Morgan Stanley & Co. LLC had shared investment discretion and sole voting authority with respect to 45,467 Common Shares; (b) Morgan Stanley Equity Services Inc. had shared investment discretion and sole voting authority with respect to 3,377 Common Shares; (c) Morgan Stanley Investment Management Limited had shared investment discretion and sole voting authority with respect to 2,940,367 Common Shares, shared investment discretion and shared voting authority with respect to 170,681 Common Shares and shared investment discretion and no voting authority with respect to 233,722 Common Shares; (d) Morgan Stanley Smith Barney LLC had shared investment discretion and sole voting authority with respect to 264,053 Common Shares and shared investment discretion and no voting authority with respect to 20,130 Common Shares; and (e) Morgan Stanley Private Wealth Management LTD had shared investment discretion and no voting authority with respect to 2,871 Common Shares.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers and any persons beneficially holding more than 10% of the Company’s outstanding Common Shares to file statements reporting their initial beneficial ownership of Common Shares, and any subsequent changes in beneficial ownership, with the SEC by specified due dates that have been established by the SEC. Based solely upon the Company’s review of: (a) Section 16(a) statements filed on behalf of these persons for their respective transactions during the Company’s 2011 fiscal year and (b) representations received from these persons that no other Section 16(a) statements were required to be filed by them for their respective transactions during the Company’s 2011 fiscal year, the Company believes that all Section 16(a) filing requirements applicable to its directors and executive officers and persons beneficially holding more than 10% of the Company’s outstanding Common Shares were complied with during the Company’s 2011 fiscal year, except that James Hagedorn filed a Form 4 with respect to an ERP transaction one day late.

SHAREHOLDER PROPOSALS FOR 2013 ANNUAL MEETING OF SHAREHOLDERS

Shareholder proposals must be received by the Corporate Secretary of the Company no later than August 13, 2012 to be eligible for inclusion in the Company’s form of proxy, notice of meeting and proxy statement relating to the 2013 Annual Meeting of Shareholders. The Company will not be required to include in its proxy materials a shareholder proposal that is received after that date or that otherwise fails to meet the requirements for shareholder proposals established by applicable SEC Rules.

The SEC has promulgated rules relating to the exercise of discretionary voting authority pursuant to proxies solicited by the Board. If a shareholder intends to present a proposal at the 2013 Annual Meeting of Shareholders without including that proposal in the Company’s proxy materials and written notice of the proposal is not received by the Corporate Secretary of the Company by October 26, 2012, or if the Company meets other requirements of the applicable SEC Rules, then the proxies solicited by the Board for use at the 2013 Annual Meeting of Shareholders will confer discretionary authority to the individuals acting under the proxies to vote on the proposal at the 2013 Annual Meeting of Shareholders.

In each case, written notice must be given to the Company’s Corporate Secretary at the following address: The Scotts Miracle-Gro Company, 14111 Scottslawn Road, Marysville, Ohio 43041, Attn: Corporate Secretary.

The Company’s 2013 Annual Meeting of Shareholders is currently scheduled to be held on January 17, 2013.

OTHER BUSINESS

As of the date of this Proxy Statement, the Board knows of no matter that will be presented for action at the Annual Meeting other than those matters discussed in this Proxy Statement. However, if any other matter requiring a vote of the shareholders properly comes before the Annual Meeting, the individuals acting under the proxies solicited by the Board will vote and act according to their best judgments in light of the conditions then prevailing, to the extent permitted under applicable law.

ANNUAL REPORT ON FORM 10-K

Audited consolidated financial statements for the Company and its subsidiaries for the 2011 fiscal year are included in the Company’s 2011 Annual Report. Copies of the Company’s 2011 Annual Report and the Company’s Annual Report on Form 10-K for the 2011 fiscal year (excluding exhibits, unless such exhibits have been specifically incorporated by reference therein) may be obtained, without charge, from the Company’s Investor Relations Department at 14111 Scottslawn Road, Marysville, Ohio 43041. The Company’s Annual Report on Form 10-K for the 2011 fiscal year is also available on the Company’s Internet website located at http://investor.scotts.com and is on file with the SEC, Washington, D.C. 20549.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS

Registered shareholders can further save the Company expense by consenting to receive all future proxy statements, forms of proxy and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please access the Internet website www.proxyvote.com when transmitting your voting instructions and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years. Your choice will remain in effect unless and until you revoke it.

To revoke your decision to receive or access shareholder communications electronically, access the Internet website www.proxyvote.com, enter your current PIN, select “Cancel my Enrollment” and click on the Submit button. After submitting your entry, the Cancel Enrollment Confirmation screen will be displayed. This screen will show your current Enrollment Number. To confirm your enrollment cancellation, click on the Submit button. Otherwise, click on the Back button to return to the Enrollment Maintenance screen. After submitting your entry, the Cancel Enrollment Complete screen will be displayed. This screen will indicate that your enrollment has been cancelled. You may be asked to complete a brief survey to help us understand why you opted out of electronic delivery. You will be sent an e-mail message confirming the cancellation of your enrollment. No further electronic communications will be conducted for your account and your Enrollment Number will be marked as “Inactive.” You may at any time reactivate your enrollment. You will be responsible for any fees or charges that you would typically pay for access to the Internet.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

The SEC has implemented rules regarding the delivery of proxy materials (i.e., annual reports to shareholders, proxy statements and Notices of Internet Availability of Proxy Materials) to households. This method of delivery, often referred to as “householding,” permits the Company to send: (a) a single annual report and/or a single proxy statement or (b) a single Notice of Internet Availability of Proxy Materials to multiple registered shareholders who share an address. In each case, each registered shareholder at the shared address must consent to the householding process in accordance with applicable SEC Rules. Each registered shareholder would continue to receive a separate proxy card with proxy materials delivered by mail or e-mail.

Only one copy of this Proxy Statement and the Company’s 2011 Annual Report or one copy of the Notice of Internet Availability of Proxy Materials is being delivered to multiple registered shareholders at a shared address who have affirmatively consented, in writing, to the householding process, unless the Company has subsequently received contrary instructions from one or more of such registered shareholders. A separate proxy card is being included for each account at the shared address to which paper copies of this Proxy Statement and the Company’s 2011 Annual Report have been delivered. The Company will promptly deliver, upon written or oral request, a separate copy of this Proxy Statement and the Company’s 2011 Annual Report or a separate copy of the Notice of Internet Availability of Proxy Materials to a registered shareholder at a shared address to which a single copy of these documents was delivered. A registered shareholder at a shared address may contact the Company by mail addressed to The Scotts Miracle-Gro Company, Investor Relations Department, 14111 Scottslawn Road, Marysville, Ohio 43041, or by phone at (937) 644-0011, to: (a) request additional copies of this Proxy Statement and the Company’s 2011 Annual Report or the Notice of Internet Availability of Proxy Materials or (b) notify the Company that such registered shareholder wishes to receive a separate annual report to shareholders, proxy statement or Notice of Internet Availability of Proxy Materials, as applicable, in the future.

Registered shareholders who share an address may request delivery of a single copy of annual reports to shareholders, proxy statements or Notices of Internet Availability of Proxy Materials, as applicable, in the future, if they are currently receiving multiple copies, by contacting the Company as described in the preceding paragraph.

Many brokerage firms and other holders of record have also instituted householding. If your family or others with a shared address have one or more “street name” accounts under which you beneficially own Common Shares, you may have received householding information from your broker/dealer, financial institution or other nominee in the past. Please contact the holder of record directly if you have questions, require additional copies of this Proxy Statement and the Company’s 2011 Annual Report or the Notice of Internet Availability of Proxy Materials or wish to revoke your decision to household and thereby receive multiple copies. You should also contact the holder of record if you wish to institute householding.

By Order of the Board of Directors,

JAMES HAGEDORN

Chief Executive Officer and

Chairman of the Board

The Scotts Miracle-Gro Company

2012 Annual Meeting of Shareholders

The Berger Learning Center

14111 Scottslawn Road

Marysville, Ohio 43041

Telephone: 937-644-0011

Fax: 937-644-7568

January 19, 2012 at 9:00 A.M. Eastern Time

Directions

From Port Columbus to The Scotts Miracle-Gro Company World Headquarters, The Berger Learning Center:

Leaving Port Columbus, follow signs to I-270 North. Take I-270 around the city to Dublin. Exit Route 33 to Marysville (northwest) and continue approximately 15 miles.

Take the Scottslawn Road exit. Make a left and cross over the highway. The Scotts Miracle-Gro Company World Headquarters — Horace Hagedorn Building is the first left. Follow signs for entry into The Berger Learning Center.

Scotts Miracle-Gro 14111 SCOTTSLAWN ROAD MARYSVILLE, OH 43041 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information until 11:59 p.m. Eastern Time on January 18, 2012. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by The Scotts Miracle-Gro Company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions until 11:59 p.m. Eastern Time on January 18, 2012. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to The Scotts Miracle-Gro Company, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: M39462-Z56734-P18164 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY THE SCOTTS MIRACLE-GRO COMPANY Your Board of Directors recommends that you vote FOR the following proposal: 1. Election of four directors, each to serve for a term of three years to expire at the 2015 Annual Meeting of Shareholders: Nominees: 01) Alan H. Barry 02) Thomas N. Kelly Jr. 03) Carl F. Kohrt, Ph.D. 04) John S. Shiely For Withhold For All To withhold authority to vote for any individual All All Except nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. Your Board of Directors recommends that you vote FOR the following proposal: 2. Approval, on an advisory basis, of the compensation of the Company’s named executive officers. For Against Abstain Your Board of Directors recommends that you vote FOR For Against Abstain the following proposal: 0 0 0 4. Ratification of the selection of Deloitte & Touche LLP as 0 0 0 the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2012. Your Board of Directors recommends that you vote 1 YEAR on the following proposal: 3. Recommendation, on an advisory basis, regarding the frequency with which future advisory votes on executive compensation will occur. 1 Year 2 Years 3 Years Abstain The undersigned shareholder(s) authorize the individuals designated to vote this proxy to vote, in their discretion, to the extent permitted by applicable law, upon such other matters (none known by the Company at the time of solicitation of this proxy) as may properly come before the Annual Meeting or any adjournment or postponement. Yes No Please indicate if you plan to attend the Annual Meeting. 0 0 Please sign exactly as your name appears hereon. The signer hereby revokes all prior proxies heretofor given by the signer to vote at said meeting or any adjournments thereof. Note: Please fill in, sign, date and return this proxy card in the enclosed envelope. When signing as Attorney, Executor, Administrator, Trustee or Guardian, please give full title as such. If shareholder is a corporation, please sign the full corporate name by an authorized officer. If shareholder is a partnership or other entity, an authorized person should sign in the entity’s name. Joint Owners must each sign individually. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders To Be Held on January 19, 2012: The Notice of Annual Meeting of Shareholders, Proxy Statement and 2011 Annual Report are available at www.proxyvote.com. Should you wish to obtain directions to our corporate offices in order to attend the Annual Meeting and vote in person, please call us at (937) 644-0011. Directions to our corporate offices can also be found on the outside back cover page of the Company’s Proxy Statement. M39463-Z56734-P18164 THE SCOTTS MIRACLE-GRO COMPANY PROXY FOR ANNUAL MEETING OF SHAREHOLDERS TO BE HELD JANUARY 19, 2012 The holder(s) of common shares of The Scotts Miracle-Gro Company (the “Company”) identified on this proxy card hereby appoint(s) James Hagedorn and Vincent C. Brockman, and each of them, the proxies of the shareholder(s), with full power of substitution in each, to attend the Annual Meeting of Shareholders of the Company (the “Annual Meeting”) to be held at The Berger Learning Center, 14111 Scottslawn Road, Marysville, Ohio 43041, on Thursday, January 19, 2012, at 9:00 a.m. Eastern Time, and any adjournment or postponement, and to vote all of the common shares which the shareholder(s) is/are entitled to vote at such Annual Meeting or any adjournment or postponement. Where a choice is indicated, the common shares represented by this proxy card, when properly executed and returned, will be voted or not voted as specified. If no choice is indicated, the common shares represented by this proxy card when properly executed and returned will be voted “FOR” the election of the nominees listed in Proposal Number 1 as directors of the Company, to the extent permitted by applicable law, “FOR” approval, on an advisory basis, of the compensation of the Company’s named executive officers as set forth in Proposal Number 2, for “1 YEAR” as the preferred frequency with which future advisory votes on executive compensation will occur as proposed in Proposal Number 3 and “FOR” the ratification of the selection of the independent registered public accounting firm listed in Proposal Number 4. If any other matters are properly brought before the Annual Meeting or any adjournment or postponement, or if a nominee for election as a director named in the Proxy Statement who would have otherwise received the required number of votes is unable to serve or for good cause will not serve, the common shares represented by this proxy card will be voted in the discretion of the individuals designated to vote this proxy card, to the extent permitted by applicable law, on such matters or for such substitute nominee(s) as the directors of the Company may recommend. If common shares are allocated to the account of a shareholder under The Scotts Company LLC Retirement Savings Plan (the “RSP”), then the shareholder hereby directs the Trustee of the RSP to vote all common shares of the Company allocated to such account under the RSP in accordance with the instructions given herein, at the Company’s Annual Meeting and at any adjournment or postponement, on the matters set forth on the reverse side. If no instructions are given, the proxy will not be voted by the Trustee of the RSP. The shareholder(s) hereby acknowledge(s) receipt of the Notice of Annual Meeting of Shareholders and the related Proxy Statement for the January 19, 2012 Annual Meeting, as well as the Company’s 2011 Annual Report. Any proxy heretofore given to vote the common shares which the shareholder(s) is/are entitled to vote at the Annual Meeting is hereby revoked. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE SCOTTS MIRACLE-GRO COMPANY. (This proxy card continues and must be signed and dated on the reverse side.)

*** Exercise Your Right to Vote *** Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting To Be Held on January 19, 2012. THE SCOTTS MIRACLE-GRO COMPANY Meeting Information Meeting Type: Annual For holders as of: November 28, 2011 Date: January 19, 2012 Time: 9:00 AM Eastern Time Location: The Berger Learning Center 14111 Scottslawn Road Marysville, Ohio 43041 For meeting directions, please call 937-644-0011. 14111 SCOTTSLAWN ROAD MARYSVILLE, OH 43041 You are receiving this communication because you hold common shares of The Scotts Miracle-Gro Company. This is not a ballot. You cannot use this notice to vote these common shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side). We encourage you to access and review all of the important information contained in the proxy materials before voting. See proxy the materials reverse side and of voting this notice instructions. to obtain M39470-Z56734-P18164

Before You Vote How to Access the Proxy Materials Proxy Materials Available to VIEW or RECEIVE: NOTICE OF THE 2012 ANNUAL MEETING AND PROXY STATEMENT 2011 ANNUAL REPORT How to View Online: Have the information that is printed in the box marked by the arrow XXXX XXXX XXXX (located on the following page) and visit: www.proxyvote.com. How to Request and Receive a PAPER or E-MAIL Copy: If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request: 1) BY INTERNET: www.proxyvote.com 2) BY TELEPHONE: 1-800-579-1639 3) BY E-MAIL*: sendmaterial@proxyvote.com * If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow XXXX XXXX XXXX (located on the following page) in the subject line. Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before January 5, 2012 to facilitate timely delivery. You will not otherwise receive a paper or e-mail copy of these documents. How To Vote Please Choose One of the Following Voting Methods Vote In Person: Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares. Vote By Internet: To vote now by Internet, go to www.proxyvote.com. Have the information that is printed in the box marked by the arrow XXXX XXXX XXXX available and follow the instructions. Vote By Mail: You can vote by mail by requesting a paper copy of the materials (as indicated above); these materials will include a proxy card. M39471-Z56734-P18164

Voting Items Your Board of Directors recommends that you vote FOR the following proposal: 1. Election of four directors, each to serve for a term of three years to expire at the 2015 Annual Meeting of Shareholders: Nominees: 01) Alan H. Barry 02) Thomas N. Kelly Jr. 03) Carl F. Kohrt, Ph.D. 04) John S. Shiely Your Board of Directors recommends that you vote FOR the following proposal: 2. Approval, on an advisory basis, of the compensation of the Company’s named executive officers. Your Board of Directors recommends that you vote 1 YEAR on the following proposal: 3. Recommendation, on an advisory basis, regarding the frequency with which future advisory votes on executive compensation will occur. Your Board of Directors recommends that you vote FOR the following proposal: 4. Ratification of the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2012. M39472-Z56734-P18164

M39473-Z56734-P18164